Table of Contents

As filed with the Securities and Exchange Commission on February 3, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MOSAIC IMMUNOENGINEERING, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	84-1070278
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1537 South Novato Blvd, #5

Novato, California 94947

(657) 208-0890

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Lytle

Corporate Secretary

9114 Adams Avenue, #202

Huntington Beach, California 92646

Telephone: (657) 208-0890

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Dean M. Colucci Michelle Geller Alex Pherson Duane Morris LLP 1540 Broadway New York, New York 10036-4086 Telephone: (973) 424-2020

Approximate date of proposed sale to the public:

As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PLELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2022.

Units

Each unit consisting of One Share of Common Stock and One Warrant to Purchase One Share of Common Stock

This is a firm commitment underwritten public offering of         units, each unit consisting of one share of common stock of Mosaic ImmunoEngineering, Inc. (the “Company,” “Mosaic,” “us,” “we,”, “our,” or “Registrant”) and one warrant to purchase one share of our common stock for a total of         shares of our common stock and         warrants to purchase up to an aggregate of         shares of our common stock. The units have no stand-alone rights and will not be certified or issued as stand-alone securities. Each share of our common stock is being sold together with a warrant to purchase one share of our common stock. Each warrant is exercisable to purchase one share of common stock at an exercise price of $         per share (120% of the public offering price of the unit). The warrants will be exercisable at any time from the date of issuance through the fifth anniversary of the date of this prospectus, unless earlier redeemed. Beginning 90 days after the date of this prospectus, the warrants will be redeemable at our option, in whole or in part, at a redemption price equal to $         per warrant upon 30 days’ prior written notice, at any time after the date on which the closing price of our common stock has equaled or exceeded $         per share (175% of the public offering price of the units) for at least five consecutive trading days. The shares of our common stock and the warrants are immediately separable and will be issued and tradeable separately, but will be purchased together as a unit in this offering.

Our common stock currently trades on the OTCQB, where it is listed under the symbol “CPMV.” As of                       , 2022, the last sale price of our common stock as reported on OTCQB was $         per share. We currently estimate that the per unit public offering price will be between $         and $         . We have assumed a per-unit public offering price of $         , which is the midpoint of the estimated public offering price range. There is a limited public trading market for our common stock. The final public offering price will be determined through negotiation between us and the underwriters in the offering and will take into account the recent market price of our common stock, the general condition of the securities market at the time of the offering, the history of, and the prospects for, the industry in which we compete, and our past and present operations and our prospects for future revenues. The assumed public offering price used throughout this prospectus may not be indicative of the actual offering price. Prior to this offering, there has been no public market for our warrants on the OTC Markets or any other trading market. Prices of our common stock as reported on the OTCQB may not be indicative of the prices of our common stock if our common stock were traded on Nasdaq. We plan to apply to list our common stock and warrants on the Nasdaq Capital Market, under the symbols “CPMV” and “CPMVW”, respectively.

The share and per share information in this prospectus do not give effect to a contemplated reverse split of our outstanding common stock at a ratio of not less than 1-for-2 and not more than 1-for-4. Our Board of Directors has discretionary authority, which has been authorized by our stockholders, to implement a reverse split in order to potentially achieve compliance with the initial listing requirements of Nasdaq, if necessary.

We believe that upon completion of the offering contemplated by this prospectus, we will meet the standards for listing our common stock and warrants on the Nasdaq Capital Market. We cannot guarantee that we will be successful in listing our common stock and warrants on the Nasdaq Capital Market. If the Nasdaq Capital Market does not approve the listing of our common stock and warrants, we will not be able to consummate the offering and will terminate this offering.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements for this prospectus and future filings.

Our business and an investment in our common stock involve significant risks. Please see “Risk factors” beginning on page 11 of this prospectus.

	Per Unit	Total
Public offering price per Unit	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	Does not include a non-accountable expense allowance equal to [●]% of gross proceeds of this offering payable to the representative of the underwriters. The underwriters will also receive compensation in addition to the underwriting discount, including warrants to purchase our common stock to be issued to the underwriters, which we refer to herein as the “underwriter warrants.” We have also agreed to reimburse the representative of the underwriters for certain expenses. See “Underwriting” on page of this prospectus for a description of the compensation arrangements.

The Company has granted the underwriters an option for a period of 45 days to purchase up to an additional [●] shares of common stock and/or warrants to purchase up to [●] additional shares of common stock, in any combination thereof, on the same terms as set forth above, less the underwriting discount.

The underwriters expect to deliver the units to investors on or about                             , 2022.

Sole Book-Running Manager

The date of this prospectus is                    , 2022

Neither we, nor the underwriters have authorized anyone to provide you with information other than that contained in this prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This is an offer to sell only in jurisdictions where it is lawful to do so. The information contained in this prospectus or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or warrants or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “continue,” “possible,” “intend,” “may,” “might,” “will,” “could,” would” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our product candidates, research and development, commercialization objectives, prospects, strategies, the industry in which we operate and potential collaborations. Some forward-looking statements are derived from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the Securities Exchange Commission, or SEC, as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. All forward-looking statements are based upon information available to us on the date of this prospectus. The factors set forth below under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition, business and prospects may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition, business and prospects are consistent with the forward-looking statements contained in this prospectus, those results may not be indicative of results in subsequent periods. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

MARKET AND INDUSTRY DATA

This prospectus contains statistical data, estimates and forecasts that are based on independent industry publications or other publicly available information, as well as other information based on our internal sources. While we believe the industry and market data included in this prospectus are reliable and are based on reasonable assumptions, these data involve many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and other publicly available information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections titled and “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” included in this prospectus.

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RISK FACTOR SUMMARY

Below is a summary of material factors that make an investment in our securities speculative or risky. Importantly, this summary does not address all of the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized in this risk factor summary, as well as other risks and uncertainties that we face, can be found under “Risk Factors” in this Registration Statement. The below summary is qualified in its entirety by that more complete discussion of such risks and uncertainties. You should consider carefully the risks and uncertainties described under “Risk Factors” of this Registration Statement as part of your evaluation of the risks associated with an investment in our securities.

Risks Related to Our Operations

•	The Company’s financial statements have been prepared on a going concern basis, and do not include adjustments that might be necessary if the Company is unable to continue as a going concern.
•	We expect that we will incur significant losses over the next several years and may never achieve or maintain profitability.
•	We are early in our development efforts and our product candidates are in preclinical development.
•	Our short operating history may make it difficult to evaluate the success of our business to date and to assess our future viability.
•	Business interruptions resulting from the coronavirus disease (COVID-19) outbreak or similar public health crises could cause a disruption of the development of our product candidates and adversely impact our business.
•	The Company and its subsidiaries have limited insurance for their operations and are subject to various risks of loss.
•	Drug development involves a lengthy and expensive process with an uncertain outcome, including failure to demonstrate safety and efficacy to the satisfaction of the FDA or similar regulatory authorities outside the United States. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the product manufacturing of our product candidates.
•	If serious adverse events or unacceptable side effects are identified during the development of our product candidates, we may need to abandon or limit our development of some of our product candidates.
•	Our business and operations would suffer in the event of computer system failures, cyber-attacks or deficiencies in our or third parties’ cyber security.
•	If we fail to establish and maintain proper and effective internal control over financial reporting, our operating results and our ability to operate our business could be harmed.

Risks Related to Our Financial Position and Need for Additional Capital

•	We will need substantial additional funding. If we are unable to raise capital when needed, we would be compelled to delay, reduce or eliminate our product development programs or commercialization efforts.
•	Raising capital will cause dilution to our stockholders, restrict our operations, or require us to relinquish rights to our technologies or product candidates.
•	Because the Reverse Merger resulted in an ownership change under Section 382 of the Internal Revenue Code for PTSC, PTSC’s pre-merger net operating loss carryforwards and certain other tax attributes may be subject to limitations.

Risks Related to the Commercialization of Our Product Candidates

•	We face substantial competition, which may result in others discovering, developing or commercializing competing products before or more successfully than we do.
•	Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop.

Risks Related to Our Dependence on Third Parties

•	Future development collaborations may be important to us. If we are unable to enter into or maintain these collaborations, or if these collaborations are not successful, our business could be adversely affected.
•	We may contract with third parties for the manufacture of our product candidates for preclinical and clinical studies and may expect to continue to do so for commercialization. This potential reliance on third parties increases the risk that we will not have sufficient quantities of our product candidates or products at an acceptable cost and quality, which could delay, prevent or impair our development or commercialization efforts.
•	Data provided by collaborators and other parties upon which we rely have not been independently verified and could turn out to be inaccurate, misleading, or incomplete.

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Risks Related to Our Intellectual Property

•	If we or Case Western Reserve University (“CWRU”) are unable to obtain and maintain intellectual property protection for technology and products under the License Option Agreement or if the scope of the intellectual property protection obtained by CWRU is not sufficiently broad, our competitors could develop and commercialize technology and products similar or identical to ours, and our ability to successfully commercialize our technology and products may be impaired.
•	If we fail to comply with our obligations in the License Option Agreement with CWRU or other agreements under which we may license intellectual property and other rights from third parties or otherwise experience disruptions to our business relationships with our future licensors, we could lose the option to license those rights or other rights that are important to our business.
•	We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time consuming and unsuccessful.
•	We may need to license certain intellectual property from third parties, and such licenses may not be available or may not be available on commercially reasonable terms.
•	Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.
•	If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

Risks Related to Our Employee Matters, Managing Growth and Macroeconomic Conditions

•	Our future success depends on our ability to attract, hire, retain and motivate executives, key employees, and our general workforce.
•	We expect to expand our research and development function, as well as our corporate operations, and as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.
•	We may face risks related to securities litigation that could result in significant legal expenses and settlement or damage awards.

Risks Related to Our Common Stock, Warrants and this Offering

•	Once our common stock and warrants are listed on the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the Nasdaq Capital Market’s continued listing standards.
•	Our ability to list on Nasdaq will require raising significant capital and is a condition to consummating this offering.
•	Once our common stock and warrants are listed on the Nasdaq Capital Market, our failure to meet the continued listing requirements of The Nasdaq Capital Market or other national exchange could result in a de-listing of our common stock.
•	If we fail to list our common stock with Nasdaq and further fail to meet the eligibility requirements of OTCQB, we could be removed from the OTCQB which would limit the ability of broker-dealers to sell our securities in the secondary market.
•	Our Board has discretionary authority to implement a Discretionary Reverse Stock Split at a ratio ranging from 1-for-2 to 1-for-4 at any time on or before June 25, 2022.
•	The market for our common stock is subject to rules relating to low-priced stock (“Penny Stock”) which may limit our ability to raise capital.
•	Future sales of shares by existing stockholders could cause the Company’s stock price to decline.
•	We expect our stock price to be volatile, and the market price of our common stock may drop unexpectedly.
•	We may issue preferred stock, and the terms of such preferred stock may reduce the value of our common stock.
•	Our executive officers, directors and principal stockholders, if they choose to act together, will have the ability to control all matters submitted to stockholders for approval.
•	Investors in this offering will suffer immediate and substantial dilution of their investment.
•	We have broad discretion in the use of the net proceeds from this offering, and our use of those proceeds may not yield a favorable return on your investment.
•	Our amended and restated certificate of incorporation and amended and restated bylaws provides that state or federal court located within the state of Delaware will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.
•	Anti-takeover provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt.
•	The warrants offered by this prospectus may not have any value.
•	A warrant does not entitle the holder to any rights as a holder of our shares of common stock until the holder exercises the warrant for a share of common stock.
•	We may amend the terms of the warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

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PROSPECTUS SUMMARY

Unless the context otherwise requires, references to the “Company,” the “combined company,” “Mosaic,” “we,” “our,” or “us” in this prospectus refer to Mosaic ImmunoEngineering Inc. and its subsidiaries (formerly known as Patriot Scientific Corporation). References to “PTSC” refer to Patriot Scientific Corporation prior to the completion of the Reverse Merger (as discussed below) and references to “Private Mosaic” refer to privately held Mosaic ImmunoEngineering Inc. prior to the completion of the Reverse Merger.

The share and per share information in this prospectus do not give effect to a contemplated reverse split of our outstanding common stock at a ratio of not less than 1-for-2 and not more than 1-for-4. Our Board of Directors has discretionary authority, which has been authorized by our stockholders, to implement a reverse split in order to potentially achieve compliance with the initial listing requirements of Nasdaq, if necessary.

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and the related notes thereto included elsewhere in this prospectus, before investing. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Concerning Forward-Looking Statements.”

About Us

We are a development-stage biotechnology company focused on advancing and eventually commercializing our proprietary immunomodulator platform technology. Our lead immunomodulator product candidate, MIE-101, is based on a naturally occurring plant virus known as Cowpea mosaic virus (or CPMV) which is believed to be non-infectious in animals including mice, dogs and humans. However, because of its virus structure and genetic composition, CPMV elicits a strong immune response when delivered directly into tumors as shown in our preclinical studies. Data from numerous mouse cancer models and in companion dogs with naturally occurring tumors show the ability of intratumoral (“IT”) administration of CPMV to result in anti-tumor effects in treated tumors and systemically at other sites of disease through immune activation.

Our lead immuno-oncology candidate, MIE-101, resulted from years of research by our scientific co-founders that was supported by numerous grants from federal and private funding agencies. Published preclinical data from our co-founders’ studies and ongoing research support the potential anti-cancer activity of MIE-101 as a monotherapy. In addition, preclinical data generated further support the potential of MIE-101 to improve anti-tumor effects of standard cancer treatments including chemotherapy, radiation therapy and checkpoint inhibitors. These studies include data from multiple preclinical tumor models, veterinary studies in companion animals with naturally occurring cancer, as well as showing the potential to activate human immune effector cells in vitro. MIE-101 is currently in late-stage preclinical development and our goal is to advance MIE-101 into veterinary studies in 2022 and into Phase I clinical trials in 2023, provided we are able to raise sufficient funding.

The Company’s immunomodulator platform technology has also been used to produce modular vaccines under our Modular Vaccine Platform (“MVP”) that may help prevent or treat diseases in studies that were supported by funding agencies. This vaccine system uses the immunomodulator technology platform as an adjuvant by linking non-infectious virus particles directly to epitopes that correspond to disease targets of interest. In preclinical studies, vaccination with MVP candidates have been able to protect animals from both cancer and infectious diseases including published results demonstrating significant promise against SARS-CoV-2. We believe our MVP platform represents a way to efficiently develop vaccine candidates in response to emerging infectious diseases. The adjuvant and linker chemistry can be stockpiled and ready for the rapid identification of targets of interest which can be evaluated via preclinical testing in a relatively short period of time. These vaccines may also have a superior cold-chain profile that would potentially allow distribution to vaccination centers without refrigeration or freezing. The MVP platform combined with our proprietary trans-dermal delivery system could potentially allow for self-administration and shipment of materials at room temperature, which makes the platform ideal for rapid response situations.

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Our Strategy

Our strategy is to leverage our considerable industry experience, understanding of immunotherapies, and development expertise to identify, develop and commercialize product candidates with significant market potential that can fulfill unmet medical needs in the treatment of cancer. We have assembled a management team along with both scientific and business advisors, including recognized experts in the field of immunotherapy, with significant industry and regulatory experience to lead and execute the development and commercialization of MIE-101 as our lead program.

Our initial plans are to file an investigational new drug (“IND”) application in 2023 to evaluate the safety, tolerability, and early activity of MIE-101 as an IT injection in patients with accessible tumors, such as breast cancer, melanoma carcinoma, Merkel cell carcinoma, head and neck squamous cell carcinoma (“HNSCC”), sarcoma and squamous cell carcinoma with inadequate response to PD-1/PD-L1 inhibitors. The IND enabling studies, including the preclinical efficacy data already generated, as well as the GLP toxicology studies to be conducted, and a summary of the Phase I clinical trial plan, will be among the components of this key regulatory submission.

The regulatory pathway required to support an NDA submission will consist of conducting a full clinical development program which will take several years. We will continue to prioritize our product development activities after taking into account the financial resources we have available, market dynamics and the potential for adding value.

Our Corporate History and Background

Private Mosaic, a Delaware corporation, was formed on March 30, 2020. On July 1, 2020, we signed a Material Transfer, Evaluation, and Exclusive Option Agreement (“License Option Agreement”) with Case Western Reserve University (“CWRU”), granting us the exclusive right to license technology for a novel platform technology using an immunomodulator platform technology to treat and prevent cancer and infectious diseases in humans and for veterinary use. On August 21, 2020, we closed a Reverse Merger transaction (as discussed below) by and between Patriot Scientific Corporation (now known as Mosaic ImmunoEngineering, Inc.) and Private Mosaic. On November 30, 2020, we filed amended and restated articles of incorporation with the Secretary of State of the State of Delaware (“Amended and Restated Certificate”) to change the name of the Company to Mosaic ImmunoEngineering, Inc. (“Name Change”), to implement a 1-for-500 reverse stock split (“Reverse Stock Split”), and to reduce the number of authorized shares of common stock from 600 million to 100 million. The Reverse Stock Split was effective on December 2, 2020. All share numbers and preferred stock conversion numbers included herein have been retroactively adjusted to reflect the 1-for-500 Reverse Stock Split. On December 30, 2020, we changed our fiscal year end from May 31 to December 31. On May 7, 2021, we issued unsecured convertible promissory notes in the aggregate principal amount of $575,000.

In addition, we plan to file an application with The Nasdaq Stock Market requesting that our common stock and warrants be listed on the Nasdaq Capital Market upon consummation of this offering. On June 10, 2021 and June 14, 2021, our Board of Directors and majority shareholders, respectively, approved a Discretionary Reverse Stock Split whereby our Board has been given discretionary authority through June 25, 2022 to implement a reverse stock split at a ratio ranging from 1-for-2 to 1-for-4 or any number in between in order to potentially achieve compliance with the initial listing requirements of the Nasdaq Stock Market, if necessary. The share and per share information in this prospectus do not give effect to the Discretionary Reverse Stock Split.

The following discussion represents additional information pertaining to these key corporate events:

Reverse Merger

On August 19, 2020, Patriot Scientific Corporation (now known as Mosaic ImmunoEngineering Inc.) and Private Mosaic entered into a stock purchase agreement (“Stock Purchase Agreement”), whereby one of the wholly owned subsidiaries of Patriot Scientific Corporation merged with and into Private Mosaic, with Private Mosaic surviving as wholly owned subsidiary of Patriot Scientific Corporation (the “Reverse Merger”). The transaction closed on August 21, 2020 (“Closing Date”) in accordance with the terms of the Stock Purchase Agreement.

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On the Closing Date, Patriot Scientific Corporation acquired 100% of the issued and outstanding common stock of Private Mosaic, representing 630,000 shares of its Class A common stock (“Class A Stock”) and 70,000 shares of its Class B common stock (“Class B Stock”) (collectively referred to as “Target Common Stock”). In exchange for the Target Common Stock, the holders of the Class A Stock received 630,000 shares of the Company’s Series A Convertible Voting Preferred Stock (“Series A Preferred”) and holders of the Class B Stock received 70,000 shares of the Company’s Series B Convertible Voting Preferred Stock (“Series B Preferred”). Each share of Series A Preferred converted into 10.194106 shares of common stock as defined in the Series A Certificate of Designation. Each share of Series B Preferred converts into 11.46837 shares of common stock of the Company, possesses full voting rights, on an as-converted basis, as the common stock of the Company and contains certain anti-dilution rights, as defined in the Series B Certificate of Designation. On a fully diluted, as converted basis, the holders of Series A Preferred and Series B Preferred, in aggregate, owned 90% of the issued and outstanding common stock of the Company as of the Closing Date.

The Reverse Merger was treated by the Company as a reverse merger in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). For accounting purposes, Private Mosaic was considered to have acquired PTSC as the accounting acquirer because: (i) Private Mosaic stockholders owned 90% of the combined company, on an as-converted basis, immediately following the Closing Date, (ii) Private Mosaic directors held a majority of board seats in the combined company and (iii) Private Mosaic management held all key positions in the management of the combined company. Accordingly, Private Mosaic’s historical results of operations replaced PTSC’s historical results of operations for all periods prior to the Closing Date of the Reverse Merger and, for all periods following the Closing Date of the Reverse Merger, the results of operations of the combined company are included in the Company’s financial statements.

Name Change

On November 30, 2020, Patriot Scientific Corporation changed its name to Mosaic ImmunoEngineering Inc. to align the Company’s corporate name with its new strategic direction, upon filing its Amended and Restated Certificate.

Reverse Stock Split

On October 21, 2020 and October 22, 2020, our Board of Directors and majority shareholders, respectively, approved the Reverse Stock Split of one (1) share of our common stock for every 500 shares of our common stock (“1-for-500”). On November 30, 2020, we filed the Amended and Restated Certificate to effect a Reverse Stock Split on December 2, 2020, whereby every 500 shares of the Company’s issued and outstanding common stock were combined into one share of its common stock, except to the extent that the Reverse Stock Split resulted in any of the Company’s stockholders owning a fractional share, which was rounded up to the next highest whole share. In connection with the Reverse Stock Split, there was no change in the par value per share of $0.00001.

Change in Fiscal Year

On December 30, 2020, the Board approved a change to our fiscal year end from May 31 to December 31. The change in fiscal year was effective for the Company’s 2020 fiscal year.

License Option Agreement

On July 1, 2020, we signed a License Option Agreement with CWRU, granting us the exclusive right to license technology for a novel platform technology using an immunomodulator platform technology to treat and prevent cancer and infectious diseases in humans and for veterinary use. Under the License Option Agreement, CWRU granted us an exclusive option for a period of two (2) years to negotiate and enter into a license agreement with CWRU, provided that we meet certain diligence milestones, including but not limited to, (i) delivering a development plan within 18 months, (ii) raising $3 million in either equity, debt, or grant funding, or a combination thereof within 18 months, (iii), generating sufficient preclinical data to support the identification of the initial field of use to support the initial planned clinical indication for the technology, (iv) determining manufacturing processes and cGMP requirements to manufacture the initial product for use in toxicology studies, and (v) identifying required toxicology studies required to support Phase I clinical trials in the initial field of use. We are currently in negotiations on the final license agreement with CWRU. Since July 2020, we have incurred in excess of $4 million towards advancing the Company and the underlying technology and we currently believe we have met the aforementioned development milestones.

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Under the License Option Agreement, we issued CWRU 70,000 shares of Series B Preferred under the Reverse Merger, which included certain anti-dilution rights. Pursuant to the Certificate of Designation, the Series B Preferred holder will continue to maintain ownership equal to 10% of the fully diluted shares of common stock outstanding of the Company, including for such purposes all other convertible securities outstanding and reserved for issuance except stock options issued and outstanding and reserved for issuance under a Board approved employee stock option plans reserving for issuance no more than ten percent (10%) of the outstanding common stock of the Company then outstanding, until we initially raise at least $1 million from the sale of either preferred or common stock, or a combination thereof (“Capital Threshold”). In addition, pursuant to the License Option Agreement, net working capital acquired under the Reverse Merger of approximately $374,000 was applied against the Capital Threshold. As of December 31, 2021, the remaining Capital Threshold was approximately $626,000.

Convertible Notes

On May 7, 2021 (“Effective Date”), we issued unsecured convertible promissory notes (“Convertible Notes”) in the aggregate principal amount of $575,000 to five (5) accredited investors, including three (3) members of our Board of Directors that participated on the same terms as other accredited investors (collectively, the “Investors”) in exchange for $525,003 in gross proceeds in addition to $49,997 in accrued payable to founder that was converted into Convertible Notes. The Convertible Notes have no stated maturity date; bear interest at a simple rate equal to eight percent (8.0%) per annum until converted; and automatically convert into the same equity securities issued for cash in the Qualified Financing (as described below), or at the option of the Investors, into the same equity securities issued for cash in a Smaller Financing (as described below). Interest on the Convertible Notes will be accreted and added to the unpaid principal balance prior to conversion.

The Convertible Notes will convert into the same equity securities offered in the Qualified Financing or Smaller Financing (“Conversion Shares”), as described below, at a conversion price equal to the lower of (i) the product equal to 80% times the lowest per unit purchase price of the equity securities issued for cash in the Qualified Financing or Smaller Financing, or (ii) $2.377 (“Conversion Price”). The Conversion Price may be reduced or increased proportionately as a result of stock splits, stock dividends, recapitalizations, reorganizations, and similar transactions. Upon any conversion of the Convertible Notes in connection with a Qualified Financing or a Smaller Financing, as applicable, the Convertible Notes shall convert immediately prior to the closing thereof, such that the investors paying cash in such Qualified Financing or Smaller Financing, as applicable, are not diluted by the conversion of the Convertible Notes.

Pursuant to the Note Agreement, a Qualified Financing represents a single transaction or series or transactions whereby the Company receives aggregate gross proceeds of at least $5 million from the sale of equity securities following the Effective Date (excluding proceeds from the issuance of any future Convertible Notes). A Smaller Financing represents any sale of equity securities whereby the aggregate gross proceeds are less than $5 million (excluding proceeds from the issuance of any future Convertible Notes).

In addition, in the event of a corporate transaction covering the sale of all or substantially all of the Company’s assets, or merger or consolidation with or into another entity, or change in ownership of at least 50% in voting securities of the Company, the holder of the Convertible Note may elect that either: (a) the Company pay the holder of such Convertible Note an amount equal to the sum of (i) all accrued and unpaid interest due on such Convertible Note and (ii) one and one-half (1.5) times the outstanding principal balance of such Convertible Note; or (b) such Convertible Note will convert into that number of conversion shares equal to the quotient obtained by dividing (i) the outstanding principal balance and unpaid accrued interest of such Convertible Note on the date of conversion by (ii) $2.377.

Nasdaq Listing Application

Our common stock is currently quoted on the OTCQB under the symbol “CPVM.” We plan to file an application with The Nasdaq Stock Market requesting that our common stock and warrants be listed on Nasdaq. If our listing application is approved, we expect to list our common stock and warrants on Nasdaq upon consummation of this offering, at which point our common stock will cease to be traded on the OTCQB of the OTC Market. No assurance can be given that our listing application will be approved. This offering will only be consummated if Nasdaq approves the listing of our common stock. Nasdaq listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we intend to take the necessary steps to meet Nasdaq listing requirements, including but not limited to a consummating a reverse split of our outstanding common stock and treasury stock as further discussed below. If Nasdaq does not approve the listing of our common stock, we will not proceed with this offering. There can be no assurance that our common stock and warrants will be listed on Nasdaq.

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Discretionary Authority to Implement a Reverse Stock Split at a Ratio of 1:2 to 1:4 (“Discretionary Reverse Stock Split”)

On June 10, 2021 and June 14, 2021, our Board of Directors and majority shareholders, respectively, approved a Discretionary Reverse Stock Split whereby our Board of Directors have broad authority to implement a future reverse stock split through June 25, 2022 at a ratio ranging from 1-for-2 to 1-for-4 in order to meet Nasdaq Stock Market initial listing requirements prior to the offering. The Board maintains the right to elect not to proceed with the Discretionary Reverse Stock Split if it determines, in its sole discretion, that the Company will be able to satisfy the initial listing requirements of the Nasdaq Stock Market without implementing the Discretionary Reverse Stock Split or if it is otherwise no longer in the best interests of the Company. However, the effect of a Discretionary Reverse Stock Split on the market price of the common stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the common stock after the Discretionary Reverse Stock Split will not rise in proportion to the reduction in the number of shares of the common stock outstanding resulting from the Discretionary Reverse Stock Split, effectively reducing our market capitalization, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the prescribed initial listing minimum bid price for a sustained period of time. The market price of our common stock may vary based on other factors that are unrelated to the number of shares outstanding, including the Company’s future performance.

PLEASE NOTE THAT UNLESS SPECIFICALLY INDICATED TO THE CONTRARY, THE DATA CONTAINED IN THIS REGISTRATION STATEMENT ON FORM S-1, INCLUDING BUT NOT LIMITED TO SHARE NUMBERS AND CONVERSION PRICES, DOES NOT REFLECT THE IMPACT OF THE DISCRETIONARY REVERSE STOCK SPLIT THAT MAY BE EFFECTUATED.

Uncertainties of COVID-19

On March 11, 2020, the World Health Organization (“WHO”) declared the COVID-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most U.S. states and many countries have issued policies intended to stop or slow the further spread of the disease. COVID-19 and the U.S. response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the COVID-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations.

Corporate Information

Mosaic ImmunoEngineering, Inc., formerly known as Patriot Scientific Corporation, is a corporation organized under Delaware law on March 24, 1992. The Company has two wholly owned subsidiaries: Mosaic ImmunoEngineering Development Company (formerly referred to as Private Mosaic in connection with the Reverse Merger), a corporation organized under Delaware law on March 30, 2020 (date of inception) and Patriot Data Solutions Group, Inc., an inactive subsidiary of PTSC.

Our business address is 1537 South Novato Blvd., #5, Novato, California 94947 and our telephone number is (657) 208-0890. Our website address is www.mosaicie.com. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated in this prospectus, and should not be relied upon.

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The Offering

Securities offered by the Company	units, each unit consisting of one share of our common stock and one warrant to purchase one share of common stock, for a total of shares and warrants to purchase up to an aggregate of shares of common stock. The shares of our common stock and the warrants are immediately separable and will be issued and tradeable separately, but will be purchased together as a unit in this offering.

Warrants	The warrants will be exercisable at any time from the date of issuance through the fifth anniversary of the commencement of the sales of securities in the offering, unless earlier redeemed. Each warrant is exercisable to purchase one share of common stock at an exercise price of $ per share (120% of the public offering price of the unit). Beginning 90 days after the date of this prospectus, the warrants will be redeemable at our option, in whole or in part, at a redemption price equal to $0.025 per warrant upon 30 days’ prior written notice, at any time after the date on which the closing price of our common stock has equaled or exceeded $ (175% of the public offering price of the units) for at least five consecutive trading days.

Common Stock to be outstanding after this offering	shares

Option to purchase additional shares	The underwriters have a 45-day option to purchase up to an additional [____] shares of common stock and/or warrants to purchase up to [____] shares of common stock, in any combination thereof, from us, on the same terms and conditions as the shares of common stock and the warrants being offered in this offering, less underwriting discounts and commissions.

Use of Proceeds	We estimate that our net proceeds from the sale of units in this offering will be approximately $ , after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use our net proceeds to conduct IND-enabling studies, manufacture our product candidate, initiate and conduct our planned Phase 1 clinical trial, to make key personnel hires, to pay for additional research and development-related expenses. We intend to use the remaining net proceeds from the sale of the shares in the offering, along with available cash, for general corporate purposes, which may include advancing our other pipeline programs, acquiring or licensing additional compounds for our drug development pipeline, maintaining existing and prosecuting new intellectual property protection, supporting the requirements of being a public company, including legal, audit, investor relations and board fees and providing competitive salaries and benefits to attract and retain highly qualified employees.

Proposed Nasdaq Symbols	Our common stock currently trades on the OTCQB under the symbol “CPMV.” In conjunction with this offering, we plan to list our common stock and warrants on the Nasdaq Stock Market under the symbols “CPMV” and “CPMVW”, respectively. We anticipate being able to list on Nasdaq upon the completion of this offering; however, we can provide no assurances that we will be approved for such a listing. If Nasdaq does not approve the listing of our common stock, we will not proceed with this offering.

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Discretionary Reverse Stock Split	We may effect a reverse stock split for our issued and outstanding common stock by a ratio of not less than 1-for-2 and not more than 1-for-4, as determined by our Board of Directors, in order to obtain Nasdaq approval for listing of our common stock. There is no assurance that we will effect a reverse split or that effecting such a reverse split will enable us to list on Nasdaq.

Risk Factors	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Lock-Up	We and each of our officers, directors, have agreed, subject to certain exceptions, including, without limitation, not to sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock, for a period of one-hundred eighty (180) days after the date of this prospectus, without the prior written consent of representative of the underwriters. See “Shares Eligible For Future Sale” and “Underwriting” for additional information.

The number of shares of our common stock to be outstanding immediately after the consummation of this offering is based on shares of common stock outstanding as of                    , 2022, which does not reflect            shares of our common stock issuable upon the vesting of restricted stock units (“RSUs) under our 2020 Omnibus Incentive Plan (the “2020 Plan”);         shares of our common stock reserved for future issuance under our 2020 Plan;            shares of our common stock to be issued upon the conversion of our outstanding unsecured convertible promissory notes (“Convertible Notes”) and our Series B Convertible Preferred Stock; and a contemplated reverse split of our common stock at a ratio of not less than 1-for-2 and not more than 1-for-4 which has been authorized by our stockholders in order to potentially achieve compliance with the initial listing requirements of Nasdaq, if necessary.

Unless otherwise indicated, this prospectus reflects and assumes the following:

•	a per-unit public offering price of $ , which is the midpoint of the estimated public offering price range.
•	no exercise by the underwriters of their option to purchase additional shares and warrants from us and excluding the shares of common stock issuable upon the exercise of the warrant to be issued to the Representative of the underwriters.
•	no exercise of the warrants purchased in this offering; and
•	no exercise of the underwriter warrants purchased in this offering.

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RISK FACTORS

An investment in our securities is speculative and illiquid and involves a high degree of risk including the risk of a loss of your entire investment. You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus before purchasing shares of our common stock. The risks set forth below are not the only ones facing us. Additional risks and uncertainties may exist that could also adversely affect our business, operations and prospects. If any of the following risks actually materialize, our business, financial condition, prospects and/or operations could suffer. In such event, the value of our common stock could decline, and you could lose all or a substantial portion of the money that you pay for our common stock.

Unless the context otherwise requires, references to the “Company,” the “combined company,” “Mosaic,” “we,” “our,” or “us” in this prospectus refer to Mosaic ImmunoEngineering, Inc. and its subsidiaries (formerly known as Patriot Scientific Corporation). References to “PTSC” refer to Patriot Scientific Corporation prior to the completion of the Reverse Merger and references to “Private Mosaic” refer to privately held Mosaic ImmunoEngineering Inc. prior to the completion of the Reverse Merger.

Risks Related to Our Operations

The Company’s financial statements have been prepared on a going concern basis, and do not include adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of December 31, 2021, the Company had incurred operating losses since inception, and continues to generate losses from operations, and had an accumulated deficit of $4,527,232. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements included in this prospectus do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

We expect that we will incur significant losses over the next several years and may never achieve or maintain profitability.

Private Mosaic was formed on March 30, 2020; therefore, we have limited operating history. We have not raised any capital other than $575,000 from the issuance of our Convertible Notes in May 2021. Our historical results do not reflect the significant costs required to develop our product candidates. In addition, our products are in preclinical development and therefore, we anticipate that our expenses will increase substantially over the next several years, if and as we:

•	develop product manufacturing processes under the Food and Drug Administration's (“FDA’s”) current Good Manufacturing Practice regulations (“cGMP”) for each of our product candidates and enter into manufacturing supply agreements to support toxicology studies and our planned Phase I clinical trials;
•	contract preclinical toxicology studies to support the safety of our product candidates prior to starting any human trial;
•	continue preclinical research and translational studies to enhance our understanding of the mechanism of action of the product candidates;
•	enter into collaboration arrangements with regards to product discovery and product development;
•	in-license our products and technologies from Case Western Reserve University and acquire rights to other technologies;
•	prepare regulatory filings, such as filing IND applications with the FDA that are required prior to starting any human clinical trial;
•	plan, initiate, enroll, and complete clinical trials;
•	maintain, expand and protect our intellectual property portfolio;
•	hire additional personnel to support our research, development, and administrative efforts; and
•	operate as a public company.

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We expect that it will be several years, if ever, before we have a product candidate ready for commercialization. If we are unable to advance our product candidates and begin to generate clinical data, we may have greater difficulty raising capital on favorable terms, or at all. In addition, there are many risks associated with our financial position and need for additional capital, as further described below under the section titled “Risks Related to Our Financial Position and Need for Additional Capital”.

If we are able to raise sufficient capital, we expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. The net losses that we incur may fluctuate significantly from quarter to quarter and year to year.

To become and remain profitable, we or a potential partner must develop and eventually commercialize a product or products with significant market potential. This will require us to be successful in a range of challenging activities, including completing all phases of clinical trials of our product candidates, obtaining marketing approval for these product candidates and manufacturing, marketing and selling those products for which we obtain marketing approval. We or a potential partner may never succeed in these activities and, even if we do, may never generate revenues that are significant or large enough to achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our development efforts will take several years and will require significant capital, that will dilute the ownership interest of common stockholders. A decline in the value of the Company could also cause stockholders to lose all or part of their investment.

We are early in our development efforts and our product candidates are in preclinical development.

We currently do not have any products that have gained regulatory approval. Our ability to generate product revenues, which we do not expect will occur for several years, if ever, will depend heavily on the successful development and eventual commercialization of our product candidates. As a result, our business is substantially dependent on our ability to successfully complete the development of and obtain regulatory approval for our product candidates.

We have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the nanotechnology area. If we are unsuccessful in accomplishing the numerous and complex objectives in developing our product candidates, we may not be able to successfully develop and commercialize our two product candidates, and our business will suffer.

Our short operating history may make it difficult to evaluate the success of our business to date and to assess our future viability.

We are an early development stage biotechnology company formed on March 30, 2020. Our ongoing operations to date have been limited to organizing the Company, business planning, acquiring rights to license the technology, identifying potential product candidates, and undertaking preclinical studies in collaboration with our external researchers under university approved grants. In addition, we have limited human resources to help us achieve our goals. Consequently, any predictions made about our future success or viability based on our short operating history to date may not be as accurate as they could be if we had a longer and more established operating history. In addition, as an early-stage business, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors.

Business interruptions resulting from the coronavirus disease (COVID-19) outbreak or similar public health crises could cause a disruption of the development of our product candidates and adversely impact our business.

In March 2020, the World Health Organization declared the novel coronavirus disease (COVID-19) outbreak a global pandemic. To limit the spread of COVID-19, governments have taken various actions including the issuance of stay-at-home orders and physical distancing guidelines. Accordingly, businesses have adjusted, reduced or suspended operating activities. We may experience disruptions as a result of COVID-19 that could severely impact our business and planned clinical trials, including:

•	delays or difficulties in planned clinical site initiation, including difficulties in recruiting clinical site investigators and clinical site staff;
•	delays or difficulties in enrolling patients in our planned clinical trials and further incurrence of additional costs as a result of preclinical study and clinical trial delays and adjustments;
•	challenges related to ongoing and increased operational expenses related to the COVID-19 pandemic;
•	delays, difficulties or increased costs to comply with COVID-19 protocols;
•	diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of clinical trials;
•	interruption of key clinical trial activities, such as clinical trial site monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others;

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•	limitations in resources that would otherwise be focused on the conduct of our business or our clinical trials, including because of sickness or the desire to avoid contact with large groups of people or as a result of government-imposed “Stay-at-Home” orders or similar working restrictions;
•	delays in receiving approval from local regulatory authorities to initiate our planned clinical trials;
•	delays in preclinical and clinical sites receiving the supplies and materials needed to conduct our planned clinical trials;
•	interruption in global shipping that may affect the transport of clinical trial materials, such as investigational drug product used in our planned clinical trials;
•	changes in regulations as part of a response to the COVID-19 pandemic which may require us to change the ways in which our planned clinical trials may be conducted, or which may result in unexpected costs;
•	delays in necessary interactions with regulators, ethics committees and other important agencies and contractors due to limitations in employee resources or forced furlough of government or contractor personnel; and
•	increased competition for contract research organizations (“CROs”), suppliers and vendors.

We will continue to assess the impact that COVID-19 may have on our ability to effectively conduct our business operations as planned and there can be no assurance that we will be able to avoid a material impact on our business from the spread of COVID-19 or its consequences, including disruption to our business and downturns in business sentiment generally or in our industry. Should COVID-19 cases in USA increase, the country or states may institute stricter social distancing protocols.

Additionally, third parties that we may engage, including our collaborators, contract organizations, third-party manufacturers, suppliers, clinical trial sites, regulators and other third parties with whom we conduct business are similarly adjusting their operations and assessing their capacity in light of the COVID-19 pandemic. If these third parties experience shutdowns or continued business disruptions, our ability to conduct our business in the manner and on the timelines presently planned could be materially and negatively impacted. It is likely that the disproportionate impact of COVID-19 on hospitals and clinical sites will have an impact on recruitment and retention for our planned clinical trials. In addition, our future clinical trial sites could experience delays in collecting, receiving and analyzing data from patients enrolled in our planned clinical trial due to limited staff at such sites, limitation or suspension of on-site visits by patients, or patients’ reluctance to visit the clinical trial sites during the pandemic. As a result, research and development expenses and general and administrative expenses may vary significantly if there is an increased impact from COVID-19 on the costs and timing associated with the conduct of our panned clinical trial and other related business activities.

As we continue to actively advance our clinical programs and discovery and research programs, we are assessing the impact of the COVID-19 pandemic on each of our programs, expected timelines and costs on an ongoing basis. In light of ongoing developments relating to the COVID-19 pandemic, the focus of healthcare providers and hospitals on fighting the virus, and consistent with the FDA’s industry guidance for conducting clinical trials issued in March 2020, as updated subsequently. We and our CROs have also made certain adjustments to the operation of such trials in an effort to ensure the monitoring and safety of patients and minimize risks to trial integrity during the pandemic in accordance with the guidance issued by the FDA on June 19, 2020 on good manufacturing practice considerations for responding to COVID-19 infection in employees in biopharmaceutical products manufacturing and generally and may need to make further adjustments in the future. Other COVID-related guidance recently released by FDA that apply to us and our third-party manufacturers include guidance addressing cGMP considerations for responding to COVID-19 infections in employees and statistical considerations for clinical trials during the COVID-19 public health emergency. Many of these adjustments are new and untested, may not be effective, and may have unforeseen effects on the enrollment, progress and completion of these trials and the findings from these trials. While we are currently continuing our clinical trial and seeking to add new clinical trial sites, we may not be successful in adding trial sites, may experience delays in patient enrollment or in the progression of our clinical trial, may need to suspend our clinical trial, and may encounter other negative impacts to our trials, due to the effects of the COVID-19 pandemic.

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The global outbreak of COVID-19 continues to rapidly evolve. The extent to which the COVID-19 pandemic impacts our business will depend on future developments such as the rate of the spread of the disease, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease and to address its impact, including on financial markets or otherwise. Further, a lack of coordinated response on risk mitigation and vaccination deployment with respect to the COVID-19 pandemic on a local or federal level could result in significant increases to the duration and severity of the pandemic in the United States as compared to the rest of the world and could have a corresponding negative impact on our business. While the extent of the impact of the current COVID-19 pandemic on our business and financial results is uncertain, a continued and prolonged public health crisis such as the COVID-19 pandemic could have a material negative impact on our business, financial condition and operating results.

To the extent the COVID-19 pandemic adversely affects our business, financial condition and operating results, it may also have the effect of heightening many of the risks described in this “Risk Factors” section.

The Company and its subsidiaries have limited insurance for their operations and are subject to various risks of loss.

The Company and its subsidiaries carry limited directors’ and officers’ insurance with a high deductible. In addition, we do not carry general business liability insurance or other insurance applicable to our business. Successful claims against the Company would likely render us insolvent. The Company has not reserved any amounts in connection with self-insuring against any potential claims against the Company or its subsidiaries. Once we are able to raise sufficient funding to advance our business, we plan to secure additional insurance coverage to better protect our business. There can no assurance that we will obtain sufficient insurance coverage to cover all possible risks and potential related losses.

Drug development involves a lengthy and expensive process with an uncertain outcome, including failure to demonstrate safety and efficacy to the satisfaction of the FDA or similar regulatory authorities outside the United States. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the product manufacturing of our product candidates.

Given the early stage of development for both product candidates, the risk of failure for our product candidates is high. Before obtaining marketing approval from regulatory authorities for the sale of any product candidate, we must complete formulation development for our products, conduct nonclinical trials, and then conduct extensive clinical trials to demonstrate the safety and efficacy of our product candidates in humans. In addition, product manufacturing and process development along with preclinical and clinical testing are all expensive activities, difficult to design and implement, and can take several years to complete. The outcome of preclinical and clinical trials is inherently uncertain. Failure can occur at any time during the development program, including during the clinical trial process. Further, the results of preclinical studies and early clinical trials of our product candidates, may not be predictive of the results of later-stage clinical trials. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical and clinical trials have nonetheless failed to obtain marketing approval of their products. It is impossible to predict when or if any of our product candidates will prove effective and safe in humans or will receive regulatory approval.

We may experience delays in our planned clinical trials, and we do not know whether planned clinical trials will begin or enroll subjects on time, need to be redesigned or be completed on schedule, if at all. There can be no assurance that the FDA or any other foreign regulatory body will not put any of our product candidates on clinical hold in the future. We may experience numerous unforeseen events during, or as a result of, clinical trials that could delay or prevent our ability to receive marketing approval or commercialize our product candidates. Planned clinical trials may be delayed, suspended or prematurely terminated for a variety of reasons, such as:

•	delay or failure in reaching agreement with the FDA, European Medicines Agency (“EMA”), or a comparable foreign regulatory authority on a trial design that we want to execute;
•	delay or failure in obtaining authorization to commence a trial or inability to comply with conditions imposed by a regulatory authority regarding the scope or design of a clinical study;
•	delays in reaching, or failure to reach, agreement on acceptable clinical trial contracts or clinical trial protocols with prospective trial sites;
•	inability, delay, or failure in identifying and maintaining a sufficient number of trial sites, many of which may already be engaged in other clinical programs;
•	delay or failure in recruiting and enrolling suitable subjects to participate in a trial;
•	delay or failure in having subjects complete a trial or return for post-treatment follow-up;
•	clinical sites and investigators deviating from trial protocol, failing to conduct the trial in accordance with regulatory requirements, or dropping out of a trial;
•	lack of adequate funding to continue the clinical trial, including the incurrence of unforeseen costs due to enrollment delays, requirements to conduct additional clinical studies and increased expenses associated with the services of our contract research organizations (“CROs”) and other third parties;

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•	clinical trials of our product candidates may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical trials or abandon product development programs;
•	the number of patients required for clinical trials of our product candidates may be larger than we anticipate, enrollment in these clinical trials may be slower than we anticipate, or participants may drop out of these clinical trials at a higher rate than we anticipate;
•	we may experience delays or difficulties in the enrollment of patients that our product candidates are designed to target based on the inclusion and exclusion criteria;
•	our third-party contractors may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all;
•	we may have difficulty partnering with experienced Clinical Research Organization and study sites that can identify patients that our product candidates are designed to target and run our clinical trials effectively;
•	regulators or institutional review boards (“IRBs”) may require that we or our investigators suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks;
•	the supply or quality of our product candidates or other materials necessary to conduct clinical trials of our product candidates may be insufficient or inadequate; or
•	there may be changes in governmental regulations or administrative actions.

If we are required to conduct additional clinical trials or other testing of our product candidates beyond those that we currently contemplate, if we are unable to successfully complete clinical trials of our product candidates or other testing, if the results of these trials or tests are not positive or are only modestly positive, or if there are safety concerns, we may:

•	be delayed in obtaining marketing approval for our product candidates, if ever;
•	obtain approval for indications or patient populations that are not as broad as intended or desired;
•	obtain approval with labeling that includes significant use or distribution restrictions or safety warnings that would reduce the potential market for our products or inhibit our ability to successfully commercialize our product candidates;
•	be subject to additional post-marketing restrictions and/or testing requirements; or
•	have the product removed from the market after obtaining marketing approval.

Product development costs will also increase if we experience delays in testing or marketing approvals. We do not know whether any of our preclinical studies or clinical trials will need to be restructured or will be completed on schedule, or at all. Significant preclinical or clinical trial delays also could shorten any periods during which we may have the exclusive right to commercialize our product candidates or may allow our competitors to bring products to market before we do and impair our ability to successfully commercialize our product candidates and may harm our business and results of operations. In addition, enrollment delays in our clinical trials may result in increased development costs for our product candidates, which would cause the value of the Company to decline and limit our ability to obtain additional financing.

If serious adverse events or unacceptable side effects are identified during the development of our product candidates, we may need to abandon or limit our development of some of our product candidates.

If our product candidates are associated with undesirable effects in preclinical or clinical trials or have characteristics that are unexpected, we may need to interrupt, delay or abandon their development or limit development to more narrow uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. Currently unknown, drug-related side effects may be identified in our planned clinical studies and, as such, these possible drug-related side effects could affect patient recruitment, the ability of enrolled subjects to complete the trial, or result in potential product liability claims. Reported serious adverse events may arise and the occurrence, whatever the cause, may impact the conduct of any ongoing or future clinical trial. To date, our product candidates have not been evaluated in any human clinical studies. Any occurrence of clinically significant adverse events may harm our business, financial condition and prospects significantly.

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Our business and operations would suffer in the event of computer system failures, cyber-attacks or deficiencies in our or third parties’ cyber security.

Given our limited operating history, we are still in the process of implementing our internal security measures. Our internal computer systems and those of current and future third parties on which we rely may fail and are vulnerable to damage from computer viruses and unauthorized access. Our information technology and other planned internal infrastructure systems, including corporate firewalls, servers, connection to the Internet, face the risk of systemic failure that could disrupt our operations. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our development programs and our business operations. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability, our competitive position could be harmed and the further development and commercialization of our product candidates or any future product candidates could be hindered or delayed. In addition, due to limited corporate infrastructure, our entire workforce is currently working remotely. This could increase our cyber security risk, create data accessibility concerns, and make us more susceptible to communication disruptions.

We do not presently maintain insurance coverage to protect against cybersecurity risks. If we procure such coverage in the future, we cannot ensure that it will be sufficient to cover any loss we may experience as a result of such cyberattacks. Any cyber incident could have a material adverse effect on our business, financial condition, and results of operations.

If we fail to establish and maintain proper and effective internal control over financial reporting, our operating results and our ability to operate our business could be harmed.

Ensuring that we will have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with Generally Accepted Accounting Principles or GAAP.

In addition, we are required to be compliant with public company internal control requirements mandated under Section 302 and 906 of the Sarbanes-Oxley Act. If we are unable to successfully implement internal controls over financial reporting, the accuracy and timing of our financial reporting, and our stock price, may be adversely affected.

Risks Related to Our Financial Position and Need for Additional Capital

We will need substantial additional funding. If we are unable to raise capital when needed, we would be compelled to delay, reduce or eliminate our product development programs or commercialization efforts.

We expect our expenses to significantly increase in parallel with our ongoing activities, particularly as we initiate product manufacturing to support preclinical and clinical testing, preclinical studies, including toxicology studies, clinical development, and eventually, if successful, seek marketing approval for, our product candidates. If we are unable to raise capital when needed or on attractive terms, we would be forced to further delay our preclinical and clinical development programs or any future commercialization efforts.

Based upon current operating plans, our current working capital is insufficient to fund our operations for the next twelve months. We will require additional capital to support our development plans and eventually the commercialization of our product candidates, if approved, and may also need to raise additional funds to pursue other development activities related to additional product candidates. Our funding needs may fluctuate significantly based on several factors, including, but not limited to:

•	the scope, progress, results and costs of product development and manufacture of drug product to support preclinical and clinical development of our product candidates;
•	the extent to which we enter into additional collaboration arrangements regarding product discovery or development;
•	the costs, timing and outcome of regulatory review of our product candidates;
•	our ability to establish additional collaborations with favorable terms, if at all;
•	the costs of future commercialization activities, including product sales, marketing, manufacturing and distribution, for any of our product candidates for which we receive marketing approval;
•	the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims;
•	The costs to in-license our product candidates from Case Western Reserve University, and others if we acquire or in-license other products or technologies; and
•	revenue, if any, received from commercial sales of our product candidates, should any of our product candidates receive marketing approval.

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Identifying potential product candidates and conducting manufacturing and process development, preclinical testing and clinical trials is a time-consuming, expensive and uncertain process that takes years to complete, and we may never generate the necessary data or results required to obtain marketing approval and achieve product sales. In addition, our product candidates, if approved, may not achieve commercial success. Our commercial revenues, if any, will be derived from sales of products that we do not expect to be commercially available for several years, if at all. Accordingly, we will need to continue to rely on additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all.

Raising capital will cause dilution to our stockholders, restrict our operations, or require us to relinquish rights to our technologies or product candidates.

Until such time, if ever, as we can generate substantial product revenues, we expect to finance our cash needs through a combination of equity offerings and/or debt financings. We do not have any committed external source of funds. To the extent that we raise additional capital through the sale of equity and/or debt securities, the ownership interest of common stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or restricting the use of proceeds for only certain operational activities.

We cannot be certain that additional funding will be available on acceptable terms, or at all. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts.

Because the Reverse Merger resulted in an ownership change under Section 382 of the Internal Revenue Code for PTSC, PTSC’s pre-merger net operating loss carryforwards and certain other tax attributes may be subject to limitations.

If a corporation undergoes an “ownership change” within the meaning of Section 382 of the Code, the corporation’s net operating loss carryforwards and certain other tax attributes arising from before the ownership change are subject to limitations on use after the ownership change. In general, an ownership change occurs if there is a cumulative change in the corporation’s equity ownership by certain stockholders that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. The Reverse Merger resulted in an ownership change for PTSC and, accordingly, PTSC’s net operating loss carryforwards and certain other tax attributes may be subject to limitations (or disallowance) on their use after the Reverse Merger. Additional ownership changes in the future could result in additional limitations on the Company’s post-merger net operating loss carryforwards. Consequently, even if the Company achieves profitability, it may not be able to utilize a material portion of PTSC’s, or the post-merger Company’s net operating loss carryforwards and other tax attributes, which could have a material adverse effect on cash flow and results of operations.

Risks Related to the Commercialization of Our Product Candidates

We face substantial competition, which may result in others discovering, developing or commercializing competing products before or more successfully than we do.

The development and commercialization of new drug products is highly competitive. We face competition with respect to our current product candidates, and will face competition with respect to any product candidates that we may seek to develop or commercialize in the future, from major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide. There are a number of large pharmaceutical and biotechnology companies that currently market and sell products or are pursuing the development of products for the treatment of the disease indications for which we are developing our product candidates. Some of these competitive products and therapies are based on scientific approaches in immuno-oncology that are similar to our approach, and others are based on entirely different approaches. Potential competitors also include academic institutions, government agencies and other public and private research organizations that conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and commercialization.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. In addition, our ability to compete may be affected in many cases by insurers or other third-party payers seeking to encourage the use of biosimilar or generic products.

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Many of the companies against which we are competing or against which we may compete in the future have significantly greater financial resources and expertise in research and development, manufacturing, conducting preclinical studies, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller and other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop.

We will face an inherent risk of product liability exposure related to the testing of our product candidates in human clinical trials and will face an even greater risk if we commercially sell any products that we may develop. If we cannot successfully defend against claims that our product candidates or products caused injuries, we will incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

•	decreased demand for any product candidates or products that we may develop, if approved;
•	injury to our reputation and significant negative media attention;
•	withdrawal of clinical trial participants;

•	significant costs to defend the related litigation;
•	substantial monetary awards to trial participants or patients;
•	loss of revenue, if approved;
•	reduced resources of our management to pursue our business strategy; and

•	the inability to commercialize any products that we may develop.

We currently have no product liability insurance coverage as our product candidates are not ready for clinical testing in patients. When we secure product liability insurance, it may not be adequate to cover all liabilities that we may incur. We may need to increase our insurance coverage as we expand our clinical trials or if we commence commercialization of our product candidates. Insurance coverage is increasingly expensive. We may not be able to maintain insurance coverage at a reasonable cost or in an amount adequate to satisfy any liability that may arise.

Risks Related to Our Dependence on Third Parties

Future development collaborations may be important to us. If we are unable to enter into or maintain these collaborations, or if these collaborations are not successful, our business could be adversely affected.

For any of our product candidates, we may in the future determine to seek to collaborate with pharmaceutical and biotechnology companies for development of our product candidates. We face significant competition in seeking appropriate collaborators. Our ability to reach a definitive agreement for any collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. If we are unable to reach agreements with suitable collaborators on a timely basis, on acceptable terms, or at all, we may have to curtail the development of a product candidate, reduce or delay its development program or one or more of our other potential development programs, delay its potential development schedule or reduce the scope of research activities, or increase our expenditures and all development activities at our own expense. If we fail to enter into collaborations and do not have sufficient funds or expertise to undertake the necessary development activities, we may not be able to further develop our product candidates or continue to develop our product candidates, and our business may be materially and adversely affected.

If any future collaboration does not result in the successful development of products or product candidates, product candidates could be delayed, and we may need additional resources to develop product candidates. All of the risks relating to product development, regulatory approval and commercialization described in this periodic report also apply to the activities of our collaborators.

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We may contract with third parties for the manufacture of our product candidates for preclinical and clinical studies and may expect to continue to do so for commercialization. This potential reliance on third parties increases the risk that we will not have sufficient quantities of our product candidates or products at an acceptable cost and quality, which could delay, prevent or impair our development or commercialization efforts.

Due to our limited operations and no existing manufacturing infrastructure or capabilities, we may utilize third parties to formulate, manufacture, package, and distribute preclinical and clinical supplies of our product candidates. In addition, these materials are custom-made and available from only a limited number of sources. Despite drug substance and product risk management, this reliance on third parties presents a risk that we will not have sufficient quantities of our product candidates or products or such quantities at an acceptable cost or quality, which could delay, prevent or impair our development or commercialization efforts. Any performance failure on the part of our future manufacturers of drug substance or drug products could delay clinical development or potential marketing approval.

We also expect to rely on other third parties to label, store, and distribute drug supplies for our clinical trials. Any performance failure on the part of our distributors could delay clinical development or marketing approval of our product candidates or commercialization of our products, producing additional losses and depriving us of potential product revenue.

We may be unable to establish any agreements with third-party manufacturers or to do so on acceptable terms. Even if we can establish agreements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:

•	reliance on the third party for regulatory compliance and quality assurance;
•	the possible breach of the manufacturing agreement by the third party;
•	the possible misappropriation of our proprietary information, including our trade secrets and know-how; and
•	the possible termination or nonrenewal of the agreement by the third party at a time that is costly or inconvenient for us.

The third parties we may rely on for manufacturing and packaging are also subject to regulatory review, and any regulatory compliance problems with these third parties could significantly delay or disrupt our clinical or commercialization activities. Third-party manufacturers may not be able to comply with cGMP regulations or similar regulatory requirements outside the United States. Our failure, or the failure of our third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on us, including clinical holds, fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or products, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of our products. Additionally, macro-economic conditions may adversely affect these third parties, causing them to suffer liquidity or operational problems. If a key third-party vendor becomes insolvent or is forced to lay off workers assisting with our projects, our results and development timing could suffer.

In addition, our product candidate, and any products that we may develop may compete with other product candidates and products for access to manufacturing facilities. There are a limited number of manufacturers that operate under cGMP regulations and that might be capable of manufacturing for us. Our anticipated future dependence upon others for the manufacture of our product candidates or products may adversely affect our future profit margins and our ability to commercialize any products that receive marketing approval on a timely and competitive basis.

Data provided by collaborators and other parties upon which we rely have not been independently verified and could turn out to be inaccurate, misleading, or incomplete.

We rely and intend to rely on third-party vendors, scientists, and collaborators to provide us with significant data and other information related to our projects, clinical trials, and business. We do not independently verify or audit all of such data (including possibly material portions thereof). As a result, such data may be inaccurate, misleading, or incomplete.

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Risks Related to Our Intellectual Property

If we or CWRU are unable to obtain and maintain intellectual property protection for technology and products under the License Option Agreement or if the scope of the intellectual property protection obtained by CWRU is not sufficiently broad, our competitors could develop and commercialize technology and products similar or identical to ours, and our ability to successfully commercialize our technology and products may be impaired.

Our success depends in large part on our ability and CWRU’s ability to obtain and maintain patent protection in the United States, the European Union, and other countries with respect to our proprietary technology and products. We or CWRU have and will seek to protect our proprietary position by filing patent applications in the United States and internationally that are related to our novel technologies and product candidates. We currently heavily rely on CWRU to assist with protecting the underlying patents and patent applications under the License Option Agreement.

The patent prosecution process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. We or CWRU may choose not to seek patent protection for certain innovations and may choose not to pursue patent protection in certain jurisdictions, and under the laws of certain jurisdictions, patents or other intellectual property rights may be unavailable or limited in scope. It is also possible that we or CWRU will fail to identify patentable aspects of our discovery and preclinical development output before it is too late to obtain patent protection. Moreover, in some circumstances, we may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology that we license from third parties. Therefore, these patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of our business.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. In addition, the laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in limited cases not at all. Therefore, we cannot know with certainty whether we were the first to make the inventions claimed in our owned or licensed patents or pending patent applications, or that we were the first to file for patent protection of such inventions. Also, examination is often lengthy and can involve numerous challenges to the claims sought. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Pending and future patent applications may not result in patents being issued which protect our technology or products, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States, the European Union, and other countries may diminish the value of the underlying patents under our License Option Agreement or narrow the scope of our patent protection.

Any inability by us or CWRU to protect adequately the underlying intellectual property covered by the License Option Agreement may have a material adverse effect on our business, operating results, and financial position.

If we fail to comply with our obligations in the License Option Agreement with CWRU or other agreements under which we may license intellectual property and other rights from third parties or otherwise experience disruptions to our business relationships with our future licensors, we could lose the option to license those rights or other rights that are important to our business.

On July 1, 2020, we signed a License Option Agreement with CWRU, granting us the exclusive right to license technology and patent portfolios concerning certain immunostimulatory nanotechnology-based therapeutics and formulations to treat cancer and diseases in humans and for veterinary use. Under the License Option Agreement, CWRU granted us the exclusive option for a period of two (2) years to negotiate and enter into a license agreement with CWRU, provided that we meet certain diligence milestones, including but not limited to, (i) delivering a development plan within 18 months, (ii) raising $3 million in either equity, debt, or grant funding, or a combination thereof within 18 months, (iii), generating sufficient preclinical data to support the identification of the initial field of use to support the initial planned clinical indication for the technology, (iv) determining manufacturing processes and cGMP requirements to manufacture the initial product for use in toxicology studies, and (v) identifying required toxicology studies required to support Phase I clinical trials in the initial field of use. In addition, if we enter into a license agreement with CWRU, we would be responsible for the reimbursement of all past patent costs incurred by CWRU though the date of the License Option Agreement, which amount has been estimated to be approximately $267,000. We are currently in negotiations on the final license agreement with CWRU. Since July 2020, we have incurred in excess of $4 million towards advancing the Company and the underlying technology and we currently believe we have met the initial development milestones.

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If we fail to comply with our obligations under the License Option Agreement, or any other future agreement, we may lose the exclusivity of our License Option Agreement, and CWRU may have the right to terminate the License Option Agreement or restrict our rights, in which event we would not be able to develop or market products covered by the License Option Agreement, which are the products upon which our business depends. Additionally, any milestones and other payments associated with these future licenses will make it less profitable for us to develop our drug candidates than if we had developed the licensed technology internally.

Also, patent prosecution under the License Option Agreement is controlled by CWRU. If CWRU fails to obtain and maintain patent or other protection for the proprietary intellectual property we plan to license from them, we could lose our rights to the intellectual property or our exclusivity with respect to those rights, and our competitors could market competing products using the intellectual property. If disputes over intellectual property and other rights that we have licensed or plan to license prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates. In addition, even if we meet all conditions under the License Option Agreement, we may not be able to successfully negotiate a license agreement with CWRU with mutually acceptable terms and conditions that would allow us to pursue a commercial product, which will preclude us from further developing our lead product candidate, MIE-101.

We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time consuming and unsuccessful.

Because competition in our industry is intense, competitors may infringe or otherwise violate our rights to patents of our licensors or other intellectual property. To counter infringement or unauthorized use, we or CWRU may be required to file infringement claims, which can be expensive and time-consuming. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their patents. In addition, in a patent infringement proceeding, a court may decide that a patent of ours or CWRU is invalid or unenforceable, in whole or in part, construe the patent’s claims narrowly, or refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly. We may also elect to enter into license agreements in order to settle patent infringement claims or to resolve disputes prior to litigation, and any such license agreements may require us to pay royalties and other fees that could be significant. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure.

We may need to license certain intellectual property from third parties, and such licenses may not be available or may not be available on commercially reasonable terms.

A third party may hold intellectual property, including patent rights, that are important or necessary to the development of our products. It may be necessary for us to use the patented or proprietary technology of third parties to commercialize our products, in which case, we would be required to obtain a license from these third parties on commercially reasonable terms, or our business could be harmed, possibly materially. If we were not able to obtain a license, or we are not able to obtain a license on commercially reasonable terms, our business could be harmed, possibly materially.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.

Our commercial success depends upon our ability, and the ability of our licensors and collaborators, to develop, manufacture, market and sell our product candidates and use our proprietary technologies without infringing the proprietary rights of third parties. There is considerable intellectual property litigation in the biotechnology and pharmaceutical industries. We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products and technology, including proceedings challenging validity before the United States Patent and Trademark Office (“USPTO”) and/or European Patent Office (“EPO”). Third parties may assert infringement claims against us or CWRU based on existing patents or patents that may be granted in the future.

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If we are found to infringe a third party’s intellectual property rights, we could be required to obtain a license from such third party to continue developing and marketing our products and technology. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. We could be forced, including by court order, to cease commercializing any infringing technology or product. In addition, we could be found liable for monetary damages, including treble damages and attorneys’ fees if we are found to have willfully infringed a patent. A finding of infringement could prevent us from commercializing our product candidates or force us to cease some of our business operations, which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to seeking patents for some of our technology and product candidates, we also plan to rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. Any NDAs or similar agreements entered into by the Company may not be with all relevant parties, or adequately protect the confidentiality of our trade secrets. Moreover, to the extent we enter into such agreements, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate them, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

Risks Related to Our Employee Matters, Managing Growth and Macroeconomic Conditions

Our future success depends on our ability to attract, hire, retain and motivate executives, key employees, and our general workforce.

We are highly dependent on the product development, clinical and business development expertise of the principal members of our management, scientific and clinical teams. Although we have entered into offer letters with our executives and employees, each of them may terminate their employment with us at any time. We do not maintain “key person” insurance for any of our executives or other employees.

In addition, our business plan relies significantly on the continued services of our President and Chief Executive Officer, Steven King. If we were to lose his services, including through death or disability, our ability to continue to execute our business plan would be materially impaired. The Company has not entered into an employment agreement with Mr. King, or any other officer of the Company.

Recruiting and retaining qualified scientific, clinical, regulatory, and manufacturing personnel is critical to our success. Due to the small size of the Company and the limited number of employees, each of our executives and key employees serves in a critical role. The loss of the services of our executive officers or other key employees could impede the achievement of our development objectives and seriously harm our ability to successfully implement our business strategy. Furthermore, replacing executive officers and key employees may be difficult and may take an extended period of time because of the limited number of individuals in our industry with the breadth of skills and experience required to successfully develop, gain regulatory approval of, and commercialize products. Competition to hire from this limited pool is intense, and we may be unable to hire, train, retain or motivate these key personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also may experience competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in product manufacturing, preclinical development, clinical development, regulatory strategy, and commercial strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to provide services to us. If we are unable to continue to attract and retain high quality personnel, our ability to pursue our development strategy will be limited.

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We expect to expand our research and development function, as well as our corporate operations, and as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

We expect to experience significant growth in the number of our employees and the scope of our operations, particularly in the areas of product manufacturing, preclinical research, clinical development, and regulatory affairs, as capital resources become available. To manage our anticipated future growth, we must also implement and improve our managerial, operational and financial systems, identify new facilities and continue to recruit and train additional qualified personnel. Due to our limited financial resources, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. The expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business plans or disrupt our operations.

We may face risks related to securities litigation that could result in significant legal expenses and settlement or damage awards.

We may in the future become subject to claims and litigation alleging violations of the securities laws or other related claims, which could harm our business and require us to incur significant costs. We are generally obliged, to the extent permitted by law, to indemnify our current and former directors and officers who are named as defendants in these types of lawsuits. Regardless of the outcome, litigation may require significant attention from management and could result in significant legal expenses, settlement costs or damage awards that could have a material impact on our financial position, results of operations and cash flows.

Risks Related to Our Common Stock, Warrants and this Offering

Once our common stock and warrants are listed on the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the Nasdaq Capital Market’s continued listing standards.

Prior to this offering, our common stock is quoted on OTCQB tier of the OTC Markets. As a condition to consummating this offering, our common stock and warrants offered in this prospectus must be listed on the Nasdaq Capital Market (“Nasdaq”) or another national securities exchange. Accordingly, in connection with the filing of the registration statement of which this prospectus forms a part, we intend to apply to list our common stock and warrants on the Nasdaq under the symbols “CPMV” and “CPMVW.” Assuming that our common stock and warrants are listed and after the consummation of this offering, there can be no assurance any broker will be interested in trading our stock and warrants. Therefore, it may be difficult to sell your shares of common stock or warrants if you desire or need to sell them. Our underwriters are not obligated to make a market in our common stock or warrants, and even if it makes a market, it can discontinue market making at any time without notice. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our common stock will develop or, if developed, that such market will continue.

Once our common stock and warrants are approved for listing on Nasdaq, there is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying Nasdaq’s continued listing requirements. Our failure to continue to meet these requirements may result in our common stock being delisted from Nasdaq.

Our ability to list on Nasdaq will require raising significant capital and is a condition to consummating this offering.

We plan to apply to list our common stock and warrants on Nasdaq or another national securities exchange, as a condition to consummating this offering. Based on Nasdaq’s listing requirements and the market value of our public float, we believe we will need to raise close to $15 million from this public offering. Nasdaq’s listing requirements for inclusion of securities for trading on Nasdaq includes, stockholders equity of $4 million (market value standard) or $5 million (equity standard), market value of publicly held shares of $15 million, an operating history of two years under the equity standard or a market value of listed securities of $50 million under the market value standard, one million publicly held shares, 300 shareholders, three market makers and a $4 bid price or a closing price of $3 (equity standard) or $2 (market value standard). If we are unable list our common stock on Nasdaq, this public offering will be terminated and it could make it more difficult for us to raise capital in both the immediate time frame and in the long-term. If we are unable to raise capital when needed in the future, we may have to cease or reduce operations. There can be no assurance that we will be successful in including our common stock for trading on Nasdaq, maintain the listing or that a market will develop for our common stock.

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Once our common stock and warrants are listed on Nasdaq, our failure to meet the continued listing requirements of Nasdaq or other national exchange could result in a de-listing of our common stock.

If after qualifying for initial listing on Nasdaq, we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to de-list our common stock. Such a de-listing or the announcement of such de-listing will have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a de-listing, we would take actions to restore our compliance with the Nasdaq listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with the Nasdaq listing requirements.

If we fail to list our common stock with Nasdaq and further fail to meet the eligibility requirements of OTCQB, we could be removed from the OTCQB which would limit the ability of broker-dealers to sell our securities in the secondary market.

Our common stock is currently quoted on OTCQB tier of the OTC Markets. The quotation of our shares on such marketplace may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

The companies whose securities are quoted on the OTCQB Venture Market must maintain certain eligibility criteria, including having a minimum bid price for of $0.01, having at least 50 beneficial shareholders owning at least 100 shares of common stock, a public float of at least 10% of total issued and outstanding shares of common stock, as defined by OTC Markets, current in the payment of annual fees and certifications, among other requirements as defined by the OTC Markets, to continue to be quoted on the OTCQB.  There is no guarantee that we will continue to meet OTCQB criteria to continue to have our common stock be quoted thereon. As a result, failure to be quoted on the OTCQB would cause the Company’s common stock to be quoted on the OTC Pink Open Market, which may severely adversely affect the market liquidity for our shares by limiting the ability of broker-dealers to sell such shares, and the ability of stockholders to sell their shares in the secondary market. In addition, if we are no longer quoted on the OTCQB, there can be no assurance that will meet the eligibility criteria and requalify for quotation on the OTCQB.

In addition, there can be no assurance that there will be an active market for our shares of common stock either now or in the future or that stockholders will be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, our stockholders may not find purchasers for our securities should they to desire to sell them.

Our Board has discretionary authority to implement a Discretionary Reverse Stock Split at a ratio ranging from 1-for-2 to 1-for-4 at any time on or before June 25, 2022.

There are several risks associated with the Discretionary Reverse Stock Split, including that the Discretionary Reverse Stock Split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:

•	the market price per share of the common stock after the Discretionary Reverse Stock Split will rise in proportion to the reduction in the number of shares of the common stock outstanding before the Discretionary Reverse Stock Split;
•	the Discretionary Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;
•	the Discretionary Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and
•	The Discretionary Reverse Stock Split will result in a sustained per share price that meets the initial listing requirements of Nasdaq.

Stockholders should note that the effect of the Discretionary Reverse Stock Split, if any, upon the market price for the common stock cannot be accurately predicted. In particular, we cannot assure you that prices for shares of the common stock after the Discretionary Reverse Stock Split will be two (2) to four (4) times, as applicable, the prices for shares of the common stock immediately prior to the Discretionary Reverse Stock Split. Furthermore, even if the market price of the common stock does rise following the Discretionary Reverse Stock Split, we cannot assure you that the market price of the common stock immediately after the proposed Discretionary Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Discretionary Reverse Stock Split may not achieve the desired results of listing our common stock on The Nasdaq Stock Market. Moreover, because some investors may view the reverse stock split negatively, we cannot assure you that the reverse stock split will not adversely impact the market price of the common stock.

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The market price of the common stock will also be based on our performance and other factors, some of which are unrelated to the Discretionary Reverse Stock Split or the number of shares outstanding. If the reverse stock split is effected and the market price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. The total market capitalization of the common stock after implementation of the Discretionary Reverse Stock Split when and if implemented may also be lower than the total market capitalization before the Discretionary Reverse Stock Split. Furthermore, the liquidity of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the Discretionary Reverse Stock Split.

While we aim that the reverse stock split will be sufficient to obtain our listing on the Nasdaq Stock Market, it is possible that, even if the Discretionary Reverse Stock Split results in a bid price for the common stock that exceeds the required price per share, another reverse split may be necessary in the future and we may not be able to continue to satisfy the other criteria for continued listing of the common stock on the Nasdaq Stock Market.

In addition, the Discretionary Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Even if the Discretionary Reverse Stock Split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of Nasdaq.

Even if the Discretionary Reverse Stock Split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price requirement of Nasdaq, there can be no assurance that the market price of our common stock following the Discretionary Reverse Stock Split will remain at the $1.00 per share level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the Discretionary Reverse Stock Split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain Nasdaq’s minimum bid price requirement.

Even if the Discretionary Reverse Stock Split increases the market price of our common stock, there can be no assurance that we will be able to comply with other continued listing standards of Nasdaq.

Even if the market price of our common stock increases sufficiently so that we comply with the minimum bid price requirement, we cannot assure you that we will be able to comply with the other standards, including the corporate governance requirements that we must satisfy in order to maintain a listing of our common stock and/or warrants on Nasdaq. Our failure to meet these requirements may result in our common stock and/or warrants sold in this offering being delisted from Nasdaq, irrespective of our compliance with the minimum bid price requirement.

The market for our common stock is subject to rules relating to low-priced stock (“Penny Stock”) which may limit our ability to raise capital.

Our common stock is currently subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Exchange Act. In general, the penny stock rules apply to non-Nasdaq or non-national stock exchange companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade “penny stock” on behalf of persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document, quote information, broker’s commission information and rights and remedies available to investors in penny stocks. Many brokers have decided not to trade “penny stock” because of the requirements of the penny stock rules, and as a result, the number of broker-dealers willing to act as market makers in such securities is limited. The “penny stock rules,” therefore, may have an adverse impact on the market for our common stock and may affect our ability to raise additional capital.

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FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our common stock.

Future sales of shares by existing stockholders could cause the Company’s stock price to decline.

If existing stockholders of the Company sell, or indicate an intention to sell, substantial amounts of the Company’s common stock in the public market after the Reverse Merger, the trading price of the common stock of the combined company could decline. Pursuant to the Reverse Merger, shareholders of Private Mosaic owned 90% of the fully diluted shares of common stock outstanding as of the closing date, on an as-converted basis. In addition, our shareholders are not restricted in the price at which they can sell their shares. Shares sold at a price below the current market price at which our common stock is trading may cause the market price of our common stock to decline.

We expect our stock price to be volatile, and the market price of our common stock may drop unexpectedly.

The market price of our common stock could be subject to significant fluctuations. For instance, during the year ended December 31, 2021, the low and high trading prices of our common stock has ranged from $0.10 to $5.00 per share. Market prices for securities of early-stage pharmaceutical, biopharmaceutical, and other life sciences companies have historically been particularly volatile.

Some of the factors that may cause the market price of our common stock to fluctuate include:

•	results from preclinical testing and clinical trial results, and our ability to obtain regulatory approvals for our product candidates, and delays or failures to obtain such approvals;
•	issues in manufacturing our product candidates;
•	the entry into, or termination of, key agreements, including our License Option Agreement with CWRU and any future license agreement;
•	the initiation of, material developments in, or conclusion of litigation to enforce or defend any of the underlying intellectual property rights under the License Option Agreement or defend against the intellectual property rights of others;
•	announcements by competitors of new commercial products, clinical progress or the lack thereof, significant contracts, or commercial relationships;
•	the introduction of technological innovations or new therapies that compete with our potential products;
•	the loss of key employees;
•	general and industry-specific economic conditions that may affect our research and development expenditures;
•	changes in the structure of healthcare payment systems; and
•	issuance of new shares of common stock from raising additional capital, which may not be available on acceptable terms, or at all; and
•	period-to-period fluctuations in our financial results.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of our common stock.

In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our financial position.

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Our share price could decline as a result of short sales.

When an investor sells stock that he does not own, it is known as a short sale. The seller, anticipating that the price of the stock will go down, intends to buy stock to cover his/her sale at a later date. If the price of the stock goes down, the seller will profit to the extent of the difference between the price at which he originally sold it less his later purchase price. Short sales enable the seller to profit in a down market. Short sales could place significant downward pressure on the price of our common stock. Penny stocks which do not trade on an exchange, such as our common stock, are particularly susceptible to short sales.

We may issue preferred stock, and the terms of such preferred stock may reduce the value of our common stock.

We are authorized to issue up to a total of 5,000,000 shares of preferred stock in one or more series, of which, 4,300,000 have been undesignated as of the date of this prospectus. Our Board of Directors may determine whether to issue shares of preferred stock without further action by holders of our common stock. If we issue shares of preferred stock, it could affect the rights or reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with or sell our assets to a third party. These terms may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights, and sinking fund provisions. As we seek capital for our business, such capital may be raised through the issuance of preferred stock.

Our executive officers, directors and principal stockholders, if they choose to act together, will have the ability to control all matters submitted to stockholders for approval.

Shareholders of Private Mosaic beneficially own shares representing approximately 88% of our capital stock, on an as-converted basis, including the Series B Preferred Stock. As a result, if these stockholders were to choose to act together, they would be able to control all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they choose to act together, would control the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of ownership control may:

•	delay, defer or prevent a change in control;
•	entrench our management and the board of directors; or
•	impede a merger, consolidation, takeover or other business combination involving the Company that other stockholders may desire.

Investors in this offering will suffer immediate and substantial dilution of their investment.

If you purchase our common stock in this Offering, you will pay more for your shares than our pro forma as adjusted net tangible book value per share. Based upon an assumed public offering price of $[●] per share, which was the closing price of our common stock as reported on OTCQB on                 , 2022, you will incur immediate and substantial dilution of $[●] per share, representing the difference between our assumed public offering price and our as adjusted net tangible book value per share.

We have broad discretion in the use of the net proceeds from this offering, and our use of those proceeds may not yield a favorable return on your investment.

We plan to use the net proceeds of this offering to conduct IND-enabling studies, manufacture our product candidate, initiate and conduct our planned Phase 1 clinical trial, to make key personnel hires, to pay for additional research and development-related expenses. We intend to use the remaining net proceeds from the sale of the shares in the offering, along with available cash, for general corporate purposes, which may include advancing our other pipeline programs, acquiring or licensing additional compounds for our drug development pipeline, maintaining existing and prosecuting new intellectual property protection, supporting the requirements of being a public company, including legal, audit, investor relations and board fees and providing competitive salaries and benefits to attract and retain highly qualified employees. We have not specifically allocated the amount of net proceeds that will be used for these purposes, and our management will have broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. In addition, we may not use the proceeds of this offering effectively or in a manner that increases our market value or enhances our profitability. We have not established a timetable for the effective deployment of the proceeds, and we cannot predict how long it will take to deploy the proceeds.

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Our amended and restated certificate of incorporation and amended and restated bylaws provides that state or federal court located within the state of Delaware will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Section XIV of our amended and restated certificate of incorporation provides that “Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action asserting a claim against the Corporation, its directors, officers or employees or agents arising pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation or the Corporation’s bylaws, or (D) any action asserting a claim against the Corporation, its directors, officers or employees or agents governed by the internal affairs doctrine, except as to each of (A) through (D) above, for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or over which the Court of Chancery does not have subject matter jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIV.”

The exclusive forum provision in our amended and restated certificate of incorporation and amended and restated bylaws will not relieve us of our duty to comply with the federal securities laws and the rules and regulations thereunder, and shareholders will not be deemed to have waived our compliance with these laws, rules and regulations. This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us or our directors, officers or other employees. In addition, shareholders who do bring a claim in the state or federal court in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The state or federal court of the State of Delaware may also reach different judgments or results than would other courts, including courts where a shareholder would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our shareholders. However, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation have been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

Anti-takeover provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

The Company’s amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors.

These provisions include:

•	providing that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the voting power of our then outstanding shares of common stock entitled to vote generally for the election of directors;
•	providing that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series, if any;
•	providing that special meetings of our stockholders may only be called by the board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the board of directors;
•	providing that our board of directors can be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the board of directors;
•	providing that all board vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders;
•	providing that our amended and restated bylaws may only be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock;
•	providing the ability of our board of directors to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer; and
•	limiting the liability of, and providing indemnification to, our directors and officers.

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These provisions, alone or together, could delay hostile takeovers and changes in control of the Company or changes in our board of directors and management.

Any provision of our amended and restated certificate of incorporation or amended and restated bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our security holders to receive a premium for their securities and could also affect the price that some investors are willing to pay for our securities.

We do not expect to pay any cash dividends in the foreseeable future.

We expect to retain our future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be the sole source of gain, if any, for any stockholders for the foreseeable future.

The warrants offered by this prospectus may not have any value.

The warrants offered by this prospectus will be exercisable for five years from the date of initial issuance at an initial exercise price of $ per share. There can be no assurance that the market for shares of our common stock will ever equal or exceed the price of the warrants. In the event that the price per share of our common stock does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

A warrant does not entitle the holder to any rights as a holder of our shares of common stock until the holder exercises the warrant for a share of common stock.

Until you acquire a share of common stock upon exercise of your warrants, your warrants will not provide you any rights as a holder of common stock. Upon exercise of your warrants, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date.

Since the warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their warrants or may receive an amount less than they would be entitled to if they had exercised their warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

We may amend the terms of the warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in physical certificated form under a warrant agreement. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. All other modifications or amendments, including any amendment to increase the exercise price of the warrants or shorten the exercise period of the warrants, shall require the written consent of the registered holders of a majority of the then outstanding warrants.

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USE OF PROCEEDS

We expect to receive net proceeds from the sale of our Units of approximately $             or approximately $             if the underwriters exercise their option to purchase additional shares in full (We currently estimate that the per unit public offering price will be between $         and $        . We have assumed a per-unit public offering price of $          , which is the midpoint of the estimated public offering price range.), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. This estimate excludes the proceeds, if any, from the exercise of warrants in this offering. If all of the warrants sold in this offering were to be exercised in cash at an assumed exercise price of $         per share, we would receive additional proceeds of approximately $         million. We cannot predict when or if these warrants will be exercised. It is possible that these warrants may expire and may never be exercised. Each $1.00 increase (decrease) in the assumed public offering price of $         per unit, would increase (decrease) our net proceeds, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and offering expenses, by approximately $        million.

We intend to use our net proceeds to conduct IND-enabling studies, manufacture our product candidate, initiate and conduct our planned Phase 1 clinical trial, to make key personnel hires, to pay for additional research and development-related expenses, and for working capital and general corporate purposes.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our product development and manufacturing teams, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. We anticipate that we will retain funds and future earnings, if any, to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends on our common stock in the foreseeable future following this offering, if at all. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors deems relevant. In addition, the terms of any future debt or credit financings may preclude us from paying dividends.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently traded on the OTCQB tier of the OTC Markets under the trading symbol “CPMV”. There has been a very limited market for our common stock and trading volume has been negligible. There is no guarantee that an active trading market will develop in our common stock. These quotations as reported by the OTCQB reflect inter-dealer prices without retail mark-up, markdown or commissions and may not necessarily represent actual transactions. The following table sets forth the range of high and low bid quotations for the years ended December 31, 2021 and 2020:

	Bid Quotations
	High	Low
Year Ended December 31, 2021
Quarter Ended March 31, 2021	$5.00	$2.80
Quarter Ended June 30, 2021	$4.00	$1.12
Quarter Ended September 30, 2021	$2.54	$0.50
Quarter Ended December 31, 2021	$1.70	$0.10

Year Ended December 31, 2020
Quarter Ended March 31, 2020	$1.40	$0.50
Quarter Ended June 30, 2020	$1.40	$0.60
Quarter Ended September 30, 2020	$6.00	$0.65
Quarter Ended December 31, 2020	$9.23	$1.65

Holders

As of                    , 2022, there are approximately [●] stockholders of record of our common stock and one (1) holder of our Series B Preferred Stock. This number does not include beneficial owners whose shares are held by nominees in street name.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2021, on:

•	an actual basis;
•	a pro forma basis giving effect to: (i) the automatic conversion of the Convertible Notes into [●] shares of our common stock based on the conversion price equal to the lower of $2.377 or 80% of the offering price in this offering (based on the assumed public offering price of $[●] per share), which we expect to occur immediately prior to the completion of this offering and (ii) the conversion of our Series B Preferred Stock into an aggregate of [●] shares of common stock, calculated on an as-converted basis, (which includes [●] shares of common stock to be issued in conjunction with anti-dilution rights, which we expect to occur immediately prior to the completion of this offering); and
•	a pro forma as adjusted basis to reflect: (i) the pro forma adjustments described above, (ii) the sale and issuance of [●] shares of common stock in this offering at an assumed initial public offering price of $[●] per share.

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The pro forma and pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with the sections of this prospectus titled “Description of Securities” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with our financial statements and the related notes thereto included elsewhere in this prospectus.

	As of December 31, 2021
	Actual	Pro forma		Pro forma as Adjusted
		(unaudited)		(unaudited)
Cash and cash equivalents	$226,142	$		$

Convertible notes	735,148		–		–

Stockholders’ deficit
Preferred stock, $0.00001 par value; 5,000,000 shares authorized:
Series A Convertible Voting Preferred Stock; 630,000 shares designated; no shares issued and outstanding, actual, pro forma, and pro forma as adjusted	–		–		–
Series B Convertible Voting Preferred Stock; 70,000 designated; 70,000 shares issued and outstanding, actual; no shares issued and outstanding, pro forma; no shares issued and outstanding, pro forma as adjusted	1		–		–
Common stock, $0.00001 par value: 100,000,000 shares authorized: 7,241,137 shares issued and outstanding, actual; [●] shares issued and outstanding, pro forma; [●] shares issued and outstanding, pro forma as adjusted	72
Additional paid-in capital	1,728,148
Accumulated deficit	(4,527,232)
Total stockholders’ deficit	(2,799,011)
Total capitalization	$(2,063,863)	$		$

The number of shares of our common stock to be outstanding immediately after the consummation of this offering is based on shares of common stock outstanding as of December 31, 2021, which does not reflect 505,192 shares of our common stock issuable upon the vesting of RSUs under our 2020 Plan and 1,143,730 shares of our common stock reserved for future issuance under our 2020 Plan.

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DILUTION

The sale of our common stock pursuant to this prospectus will have a dilutive impact on our stockholders.

Our historical net tangible book deficit as of December 31, 2021 was approximately $            million, or $(0.__) per share. Net tangible book deficit value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2021.

Our pro forma net tangible book deficit as of December 31, 2021 was $[●] million, or $[●] per share, as adjusted for (i) the automatic conversion of convertible notes into [●] shares of our common stock based on the conversion price equal to the lower of $2.377 or 80% of the offering price in this offering (based on the assumed public offering price of $[●] per share), which we expect to occur immediately prior to the completion of this offering and (ii) the conversion of our Series B Preferred Stock into an aggregate of [●] shares of common stock, calculated on an as-converted basis, (which includes [●]  shares of common stock to be issued in conjunction with anti-dilution rights, which we expect to occur immediately prior to the completion of this offering).

Our pro forma as adjusted net tangible book deficit as of December 31, 2021 was $[●] million, or $[●] per share, as adjusted for (i) the pro forma adjustments described above, (ii) the sale and issuance of [●] shares of common stock in this offering at an assumed public offering price of $[●] per share. Dilution in pro forma net tangible book value per share to new investors is determined by subtracting pro forma as adjusted net tangible book deficit per share after this offering from the assumed public offering price per share paid by new investors.

The following table illustrates this calculation on a per share basis.

Assumed public offering price per share			$ [●]
Historical net tangible book deficit per share as of December 31, 2021	$([●]	)
Increase per share attributable to the pro forma adjustments	[●]
Pro forma net tangible book deficit per share as of December 31, 2021	[●]
Increase in proforma net tangible book value per share attributable to new investors participating in this offering	[●]
Pro forma as adjusted net tangible book value per share after giving effect to this offering and the pro forma adjustments			[●]

Dilution per share to new investors participating in the offering			[●]

If the underwriters exercises their option to purchase additional shares in full, our pro forma net tangible book value as of December 31, 2021 would be $[●] million, or $[●] per share, representing an increase in the net tangible book value to existing stockholders of $[●] per share and immediate dilution of $[●] per share to new investors purchasing shares of our common stock in this offering.

The number of shares of our common stock to be outstanding immediately after the consummation of this offering is based on shares of common stock outstanding as of December 31, 2021, which does not reflect         shares of our common stock issuable upon the vesting of RSUs under our 2020 Plan and           shares of our common stock reserved for future issuance under our 2020 Plan.

To the extent that RSUs outstanding as of December 31, 2021 have been or may be vested or other shares are issued, investors purchasing our securities in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. As a result of many factors, including those factors set forth in the “Risk Factors” section of this prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Unless the context otherwise requires, references to the “Company,” the “combined company,” “Mosaic,” “we,” “our,” or “us” in this prospectus refer to Mosaic ImmunoEngineering Inc. and its subsidiaries (formerly known as Patriot Scientific Corporation). References to “PTSC” refer to Patriot Scientific Corporation prior to the completion of the Reverse Merger (as discussed below) and references to “Private Mosaic” refer to privately held Mosaic ImmunoEngineering Inc. prior to the completion of the Reverse Merger.

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and related notes thereto appearing elsewhere in this prospectus.

Overview

We are a development-stage biotechnology company focused on advancing and eventually commercializing our proprietary immunomodulator platform technology. Our lead immunomodulator product candidate, MIE-101, is based on a naturally occurring plant virus known as Cowpea mosaic virus (or CPMV) which is believed to be non-infectious in animals including mice, dogs and humans. However, because of its virus structure and genetic composition, CPMV elicits a strong immune response when delivered directly into tumors as shown in our preclinical studies. Data from numerous mouse cancer models and in companion dogs with naturally occurring tumors show the ability of intratumoral (“IT”) administration of CPMV to result in anti-tumor effects in treated tumors and systemically at other sites of disease through immune activation.

Our lead immuno-oncology candidate, MIE-101, resulted from years of research by our scientific co-founders that was supported by numerous grants from federal and private funding agencies. Published preclinical data from our co-founders’ studies and ongoing research support the potential anti-cancer activity of MIE-101 as a monotherapy. In addition, preclinical data generated further support the potential of MIE-101 to improve anti-tumor effects of standard cancer treatments including chemotherapy, radiation therapy and checkpoint inhibitors. These studies include data from multiple preclinical tumor models, veterinary studies in companion animals with naturally occurring cancer, as well as showing the potential to activate human immune effector cells in vitro. MIE-101 is currently in late-stage preclinical development and our goal is to advance MIE-101 into veterinary studies in 2022 and into Phase I clinical trials in 2023, provided we are able to raise sufficient funding.

The Company’s immunomodulator platform technology has also been used to produce modular vaccines under our Modular Vaccine Platform (“MVP”) that may help prevent or treat diseases in studies that were supported by funding agencies. This vaccine system uses the immunomodulator technology platform as an adjuvant by linking non-infectious virus particles directly to epitopes that correspond to disease targets of interest.  In preclinical studies, vaccination with MVP candidates have been able to protect animals from both cancer and infectious diseases including published results demonstrating significant promise against SARS-CoV-2. We believe our MVP platform represents a way to efficiently develop vaccine candidates in response to emerging infectious diseases. The adjuvant and linker chemistry can be stockpiled and ready for the rapid identification of targets of interest which can be evaluated via preclinical testing in a relatively short period of time. These vaccines may also have a superior cold-chain profile that would potentially allow distribution to vaccination centers without refrigeration or freezing. The MVP platform combined with our proprietary trans-dermal delivery system could potentially allow for self-administration and shipment of materials at room temperature, which makes the platform ideal for rapid response situations.

Summary of Significant Events

Private Mosaic, a Delaware corporation, was formed on March 30, 2020. On July 1, 2020, we signed a License Option Agreement with CWRU, granting us the exclusive right to license technology for a novel platform technology using an immunomodulator platform technology to treat and prevent cancer and infectious diseases in humans and for veterinary use. On August 21, 2020, we closed a Reverse Merger transaction (as discussed below) by and between Patriot Scientific Corporation (now known as Mosaic ImmunoEngineering Inc.) and Private Mosaic. On November 30, 2020, we filed amended and restated articles of incorporation with the Secretary of State of the State of Delaware (“Amended and Restated Certificate”) to change the name of the Company to Mosaic ImmunoEngineering Inc. (“Name Change”), to implement a 1-for-500 reverse stock split (“Reverse Stock Split”), and to reduce the number of authorized shares of common stock from 600 million to 100 million. The Reverse Stock Split was effective on December 2, 2020. All share numbers and preferred stock conversion numbers included herein have been retroactively adjusted to reflect the 1-for-500 Reverse Stock Split. On December 30, 2020, we changed our fiscal year end from May 31 to December 31. On May 7, 2021, we issued unsecured convertible promissory notes in the aggregate principal amount of $575,000.

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In addition, we plan to file an application with The Nasdaq Stock Market requesting that our common stock and warrants be listed on the Nasdaq Capital Market upon consummation of this offering. On June 10, 2021 and June 14, 2021, our Board of Directors and majority shareholders, respectively, approved a Discretionary Reverse Stock Split whereby our Board has been given discretionary authority through June 25, 2022 to implement a reverse stock split at a ratio ranging from 1-for-2 to 1-for-4 or any number in between in order to potentially achieve compliance with the initial listing requirements of the Nasdaq Stock Market, if necessary.

The following discussion represents additional information pertaining to these corporate events:

Reverse Merger

On August 19, 2020, Patriot Scientific Corporation (now known as Mosaic ImmunoEngineering Inc.) and Private Mosaic entered into a stock purchase agreement (“Stock Purchase Agreement”), whereby one of the wholly owned subsidiaries of Patriot Scientific Corporation merged with and into Private Mosaic, with Private Mosaic surviving as wholly owned subsidiary of Patriot Scientific Corporation (the “Reverse Merger”). The transaction closed on August 21, 2020 (“Closing Date”) in accordance with the terms of the Stock Purchase Agreement.

On the Closing Date, Patriot Scientific Corporation acquired 100% of the issued and outstanding common stock of Private Mosaic, representing 630,000 shares of its Class A common stock (“Class A Stock”) and 70,000 shares of its Class B common stock (“Class B Stock”) (collectively referred to as “Target Common Stock”). In exchange for the Target Common Stock, the holders of the Class A Stock received 630,000 shares of the Company’s Series A Convertible Voting Preferred Stock (“Series A Preferred”) and holders of the Class B Stock received 70,000 shares of the Company’s Series B Convertible Voting Preferred Stock (“Series B Preferred”). Each share of Series A Preferred converted into 10.194106 shares of common stock as defined in the Series A Certificate of Designation. Each share of Series B Preferred converts into 11.46837 shares of common stock of the Company, possesses full voting rights, on an as-converted basis, as the common stock of the Company and contains certain anti-dilution rights, as defined in the Series B Certificate of Designation. On a fully diluted, as converted basis, the holders of Series A Preferred and Series B Preferred, in aggregate, owned 90% of the issued and outstanding common stock of the Company as of the Closing Date.

The Reverse Merger was treated by the Company as a reverse merger in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). For accounting purposes, Private Mosaic is considered to have acquired PTSC as the accounting acquirer because: (i) Private Mosaic stockholders owned 90% of the combined company, on an as-converted basis, immediately following the Closing Date, (ii) Private Mosaic directors held a majority of board seats in the combined company and (iii) Private Mosaic management held all key positions in the management of the combined company. Accordingly, Private Mosaic’s historical results of operations replaced PTSC’s historical results of operations for all periods prior to the Closing Date of the Reverse Merger and, for all periods following the Closing Date of the Reverse Merger, the results of operations of the combined company are included in the Company’s financial statements.

Name Change

On November 30, 2020, Patriot Scientific Corporation changed its name to Mosaic ImmunoEngineering Inc. to align the Company’s corporate name with its new strategic direction, upon filing its Amended and Restated Certificate.

Reverse Stock Split

On October 21, 2020 and October 22, 2020, our Board of Directors and majority shareholders, respectively, approved the Reverse Stock Split of one (1) share of our common stock for every 500 shares of our common stock (“1-for-500”). On November 30, 2020, we filed the Amended and Restated Certificate to effect a Reverse Stock Split on December 2, 2020, whereby every 500 shares of the Company’s issued and outstanding common stock were combined into one share of its common stock, except to the extent that the Reverse Stock Split resulted in any of the Company’s stockholders owning a fractional share, which was rounded up to the next highest whole share. In connection with the Reverse Stock Split, there was no change in the par value per share of $0.00001.

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Change in Fiscal Year

On December 30, 2020, the Board approved a change to our fiscal year end from May 31 to December 31. The change in fiscal year was effective for the Company’s 2020 fiscal year.

License Option Agreement

On July 1, 2020, we signed a License Option Agreement with CWRU, granting us the exclusive right to license technology for a novel platform technology using an immunomodulator platform technology to treat and prevent cancer and infectious diseases in humans and for veterinary use. Under the License Option Agreement, CWRU granted us an exclusive option for a period of two (2) years to negotiate and enter into a license agreement with CWRU, provided that we meet certain diligence milestones, including but not limited to, (i) delivering a development plan within 18 months, (ii) raising $3 million in either equity, debt, or grant funding, or a combination thereof within 18 months, (iii), generating sufficient preclinical data to support the identification of the initial field of use to support the initial planned clinical indication for the technology, (iv) determining manufacturing processes and cGMP requirements to manufacture the initial product for use in toxicology studies, and (v) identifying required toxicology studies required to support Phase I clinical trials in the initial field of use. We are currently in negotiations on the final license agreement with CWRU. Since July 2020, we have incurred in excess of $4 million towards advancing the Company and the underlying technology and we currently believe we have met the aforementioned development milestones.

Under the License Option Agreement, we issued CWRU 70,000 shares of Series B Preferred under the Reverse Merger, which included certain anti-dilution rights. Pursuant to the Certificate of Designation, the Series B Preferred holder will continue to maintain ownership equal to 10% of the fully diluted shares of common stock outstanding of the Company, including for such purposes all other convertible securities outstanding and reserved for issuance except stock options issued and outstanding and reserved for issuance under a Board approved employee stock option plans reserving for issuance no more than ten percent (10%) of the outstanding common stock of the Company then outstanding, until we initially raise at least $1 million from the sale of either preferred or common stock, or a combination thereof (“Capital Threshold”). In addition, pursuant to the License Option Agreement, net working capital acquired under the Reverse Merger of approximately $374,000 was applied against the Capital Threshold. As of September 30, 2021, the remaining Capital Threshold was approximately $626,000.

Convertible Notes

On May 7, 2021 (“Effective Date”), we issued unsecured convertible promissory notes (“Convertible Notes”) in the aggregate principal amount of $575,000 to five (5) accredited investors, including three (3) members of our Board of Directors that participated on the same terms as other accredited investors (collectively, the “Investors”) in exchange for $525,003 in gross proceeds in addition to $49,997 in accrued payable to founder that was converted into Convertible Notes. The Convertible Notes have no stated maturity date; bear interest at a simple rate equal to eight percent (8.0%) per annum until converted; and automatically convert into the same equity securities issued for cash in the Qualified Financing (as described below), or at the option of the Investors, into the same equity securities issued for cash in a Smaller Financing (as described below). Interest on the Convertible Notes will be accreted and added to the unpaid principal balance prior to conversion.

The Convertible Notes will convert into the same equity securities offered in the Qualified Financing or Smaller Financing (“Conversion Shares”), as described below, at a conversion price equal to the lower of (i) the product equal to 80% times the lowest per unit purchase price of the equity securities issued for cash in the Qualified Financing or Smaller Financing, or (ii) $2.377 (“Conversion Price”). The Conversion Price may be reduced or increased proportionately as a result of stock splits, stock dividends, recapitalizations, reorganizations, and similar transactions. Upon any conversion of the Convertible Notes in connection with a Qualified Financing or a Smaller Financing, as applicable, the Convertible Notes shall convert immediately prior to the closing thereof, such that the investors paying cash in such Qualified Financing or Smaller Financing, as applicable, are not diluted by the conversion of the Convertible Notes.

Pursuant to the Note Agreement, a Qualified Financing represents a single transaction or series or transactions whereby the Company receives aggregate gross proceeds of at least $5 million from the sale of equity securities following the Effective Date (excluding proceeds from the issuance of any future Convertible Notes). A Smaller Financing represents any sale of equity securities whereby the aggregate gross proceeds are less than $5 million (excluding proceeds from the issuance of any future Convertible Notes).

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In addition, in the event of a corporate transaction covering the sale of all or substantially all of the Company’s assets, or merger or consolidation with or into another entity, or change in ownership of at least 50% in voting securities of the Company, the holder of the Convertible Note may elect that either: (a) the Company pay the holder of such Convertible Note an amount equal to the sum of (i) all accrued and unpaid interest due on such Convertible Note and (ii) one and one-half (1.5) times the outstanding principal balance of such Convertible Note; or (b) such Convertible Note will convert into that number of conversion shares equal to the quotient obtained by dividing (i) the outstanding principal balance and unpaid accrued interest of such Convertible Note on the date of conversion by (ii) $2.377.

Nasdaq Listing Application

Our common stock is currently quoted on the OTCQB under the symbol “CPVM”. We plan to file an application with The Nasdaq Stock Market requesting that our common stock and warrants be listed on Nasdaq. If our listing application is approved, we expect to list our common stock and warrants on Nasdaq upon consummation of the offering, at which point our common stock will cease to be traded on the OTCQB Market. No assurance can be given that our listing application will be approved. This offering will only be consummated if Nasdaq approves the listing of our common stock. Nasdaq listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we intend to take the necessary steps to meet Nasdaq listing requirements, including but not limited to a consummating a reverse split of our outstanding common stock and treasury stock as further discussed below. If Nasdaq does not approve the listing of our common stock, we will not proceed with this offering. There can be no assurance that our common stock will be listed on Nasdaq.

Discretionary Authority to Implement a Reverse Stock Split at a Ratio of 1:2 to 1:4 (“Discretionary Reverse Stock Split”)

On June 10, 2021 and June 14, 2021, our Board of Directors and majority shareholders, respectively, approved a Discretionary Reverse Stock Split whereby our Board of Directors have broad authority to implement a future reverse stock split through June 25, 2022 at a ratio ranging from 1-for-2 to 1-for-4 in order to meet the Nasdaq Stock Market initial listing requirements prior to the offering. The Board maintains the right to elect not to proceed with the Discretionary Reverse Stock Split if it determines, in its sole discretion, that the Company will be able to satisfy the initial listing requirements of the Nasdaq Stock Market without implementing the Discretionary Reverse Stock Split or if it is otherwise no longer in the best interests of the Company. However, the effect of a Discretionary Reverse Stock Split on the market price of the common stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the common stock after the Discretionary Reverse Stock Split will not rise in proportion to the reduction in the number of shares of the common stock outstanding resulting from the Discretionary Reverse Stock Split, effectively reducing our market capitalization, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the prescribed initial listing minimum bid price for a sustained period of time. The market price of our common stock may vary based on other factors that are unrelated to the number of shares outstanding, including the Company’s future performance.

PLEASE NOTE THAT UNLESS SPECIFICALLY INDICATED TO THE CONTRARY, THE DATA CONTAINED IN THIS REGISTRATION STATEMENT ON FORM S-1, INCLUDING BUT NOT LIMITED TO SHARE NUMBERS AND CONVERSION PRICES, DOES NOT REFLECT THE IMPACT OF THE DISCRETIONARY REVERSE STOCK SPLIT THAT MAY BE EFFECTUATED.

Critical Accounting Policies and Estimates

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which require us to make estimates and judgments that significantly affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Actual results could differ from those estimates, and such differences could affect the results of operations reported in future periods. We believe the following critical accounting policies affect our most significant estimates and judgments used in the preparation of our consolidated financial statements.

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Investment in Affiliated Company

We currently own 2,100,000 shares of preferred stock, representing approximately a 46% ownership interest, on an as-converted basis, in Holocom, Inc. (“Holocom”), a California corporation that manufactures products that protect information transmitted over secure networks. The shares are convertible at our option into shares of Holocom’s common stock on a one-to-one basis. The preferred stock entitles us to receive non-cumulative dividends at the per annum rate of $0.04 per share, when and if declared by the Board of Directors of Holocom, as well as a liquidation preference of $0.40 per share, plus an amount equal to all declared but unpaid dividends. As of December 31, 2021 and 2020, our investment in Holocom was valued at $0 based on various indicators of impairment, including Holocom’s inability to meet its business plan and raise sufficient capital, in addition to the general economic environment.

Fair Value of Financial Instruments

Anti-Dilution Issuance Rights Derivative Liability

Pursuant to the Series B Preferred Certificate of Designation, the Series B Preferred includes certain anti-dilution issuance rights, whereby the holder will continue to maintain equity ownership equal to 10% of the fully diluted shares of common stock outstanding, calculated on an as converted basis, including all other convertible securities outstanding and reserved for issuance (and excluding stock options issued and outstanding and reserved for issuance under a Board approved employee stock option plan reserving for issuance no more than ten percent (10%) of the outstanding common stock of the Company) until we raise approximately $626,000 from the sale of common or preferred stock, or a combination thereof.

To determine the estimated fair value of the anti-dilution issuance rights liability, the Company used a Monte Carlo simulation methodology, which models the future movement of stock prices based on several key variables. At December 31, 2021, December 31, 2020, and August 21, 2020 (at inception), the estimated fair value of the anti-dilution issuance rights was $104,300, $83,500, and $83,500, respectively. We initially recorded the fair value as a derivative liability with a corresponding charge to research and development expense and we will mark-to-market at each reporting period, with changes in fair value recognized in other income (expense) in the consolidated statement of operations at each period-end while this derivative instrument is outstanding.

The primary inputs used in valuing the anti-dilution issuance rights liability at December 31, 2021, December 31, 2020, and at August 21, 2020 (at inception), were as follows:

	December 31, 2021	December 31, 2020	At inception
Fair value of common stock (per share)	$1.02	$3.25	$3.30
Estimated additional shares of common stock	134,229	31,353	57,462
Expected volatility	105%	90%	135%
Expected term (years)	0.25	0.25	0.45
Risk-free interest rate	0.06%	0.09%	0.11%

The fair value of the common stock was determined by management with the assistance of an independent third-party specialist. The computation of expected volatility was estimated using available information about the historical volatility of stocks of similar publicly traded companies for a period matching the expected term assumption. In addition, the Company incorporated the estimated number of shares, timing, and probability of future equity financings in the calculation of the anti-dilution issuance rights liability.

Convertible Notes - Share-Settled Debt

The Company follows ASC 480-10, “Distinguishing Liabilities from Equity” in its evaluation of the accounting for share-settled debt (Convertible Notes). ASC 480-10-25-14 requires liability accounting for certain financial instruments, including shares that embody an unconditional obligation to transfer a variable number of shares, provided that the monetary value of the obligation is based solely or predominantly on one of the following three characteristics:

a)	A fixed monetary amount known at inception;
b)	Variations in something other than the fair value of the issuer’s equity shares; or
c)	Variations in the fair value of the issuer’s equity shares, but the monetary value to the counterparty moves in the opposite direction as the value of the issuer’s shares.

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Moreover, equity classification was not an appropriate classification for the convertible notes because the underlying terms of the convertible notes do not expose the investors to risks and rewards similar to those of an owner and, therefore, do not create a shareholder relationship. Pursuant to ASC 835-30, the convertible notes were initially recorded at their amortized cost and are being accreted to their redemption value over the estimated conversion period using the effective interest method.

Income Taxes

We follow authoritative guidance in accounting for uncertainties in income taxes. This authoritative guidance prescribes a recognition threshold and measurement requirement for the financial statement recognition of a tax position that has been taken or is expected to be taken on a tax return and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Under this guidance, we may only recognize tax positions that meet a “more likely than not” threshold.

We follow authoritative guidance to evaluate whether a valuation allowance should be established against our deferred tax assets based on the consideration of all available evidence using a “more likely than not” standard. In making such judgments, significant weight is given to evidence that can be objectively verified. We assess our deferred tax assets annually under more likely than not scenarios in which they may be realized through future income.

In addition, utilization of our net operating loss carryforwards may be subject to an annual limitation due to ownership change limitations that may have occurred as a result of the Reverse Merger, or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). These ownership changes may limit the amount of the net operating loss carry forwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a Company by certain stockholders. Moreover, since we will need to raise substantial additional funding to finance our operations, we may undergo further ownership changes in the future, which could further limit our ability to use net operating loss carryforwards. As a result, if we generate taxable income, our ability to use some of our net operating loss carryforwards to offset U.S. federal taxable income may be subject to limitations, which could result in increased future tax liability to us.

With the exception of refundable income taxes, we have determined that it was more likely than not that all of our deferred tax assets will not be realized in the future due to our continuing pre-tax and taxable losses in addition to the potential loss of deferred tax assets as a result of the change in control (see Note 1 to the accompanying consolidated financial statements). As a result of this determination, and with the exception for the aforementioned refundable income taxes, we have recorded a full valuation allowance against our deferred tax assets.

Results of Operations

Private Mosaic, the accounting acquirer in the Reverse Merger, was incorporated on March 30, 2020 (date of inception). Therefore, Private Mosaic’s historical results of operations replaced PTSC’s historical results of operations for all periods prior to the Closing Date of the Reverse Merger and, for all periods following the Closing Date of the Reverse Merger, the results of operations of the combined company are included in the Company’s financial statements.

In addition, on December 30, 2020, we changed our fiscal year end from May 31st to December 31st effective for the period ended December 31, 2020. Therefore, the prior year financial information covers the periods from June 1, 2020 to December 31, 2020 and from March 30, 2020 (date of inception) to May 31, 2020.

Year Ended December 31, 2021 and Prior Year Periods from June 1, 2020 to December 31, 2020 and from March 30, 2020 (date of inception) to May 31, 2020:

Research and Development Expenses

Research and development expenses of approximately $1,456,000 for the year ended December 31, 2021 are primarily related to salaries and related costs for personnel in research and development functions and related consulting fees associated with advancing the platform technologies, including approximately $499,000 in share-based compensation expense. We believe our research and development expenses will increase significantly over time as we raise sufficient capital to advance our programs.

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Research and development expenses of approximately $343,000 for the seven months ended December 31, 2020 are related to (i) salaries and related costs for personnel in research and development functions and related consulting fees associated with advancing the platform technologies of approximately $259,000 and (ii) the recognition of the fair market value of the Class B common stock issued under the License Option Agreement and the fair market value of the anti-dilution issuance rights issued to the holder of the Series B Preferred in the amount of approximately $84,000. The estimated fair value of the anti-dilution issuance rights liability was based on a Monte Carlo simulation methodology, which models the future movement of stock prices based on several key variables. Pursuant to the License Option Agreement, we receive rights to materials and research information to evaluate the technology for a period of two years with an option to license the technology, provided we achieve certain research and development milestones and financial milestones, as defined in the agreement (see Note 6 to the accompanying consolidated financial statements).

There were no research and development expenses for the period from March 30, 2020 (date of inception) to May 31, 2020.

General and Administrative Expenses

General and administrative expenses of approximately $2,045,000 for the year ended December 31, 2021 consist principally of salaries and related costs for personnel and consultants in executive and administrative functions of approximately $1,740,000, including approximately $809,000 in share-based compensation expense, fees for outside legal counsel of approximately $23,000, fees related to intellectual property rights of approximately $70,000, audit, tax, accounting and filing fees of approximately $88,000, director and officer insurance of approximately $52,000, investor and public relation fees of approximately $54,000, and other fees and expenses of approximately $18,000. We believe our general and administrative expenses will increase over time as we hire new employees to support key administrative functions and the planned expansion of research and development personnel.

General and administrative expenses of approximately $493,000 for the seven months ended December 31, 2020 consist principally of salaries and related costs for personnel and consultants in executive and administrative functions of approximately $347,000, fees for outside legal counsel of approximately $52,000, fees related to intellectual property rights of approximately $17,000, audit and accounting related fees of approximately $42,000, director and officer insurance of approximately $21,000, and other fees and expenses of approximately $14,000.

General and administrative expenses of $511 for the period from March 30, 2020 (date of inception) to May 31, 2020 are primarily related to corporate formation costs.

Other Income (Expense)

Change in Valuation of Derivative Liability

The change in valuation of the derivative liability of approximately $21,000 for the year ended December 31, 2021 pertains to an increase in the estimated fair value of the anti-dilution issuance rights provided under the Series B Preferred (see Notes 3 and 6 to the accompanying consolidated financial statements).

Interest Expense and Accretion to Redemption Value on Convertible Notes

Non-cash interest expense of approximately $30,000 for the year ended December 31, 2021 represents interest expense on convertible notes (see Note 7 to the accompanying consolidated financial statements).

Accretion to redemption value on convertible notes of approximately $130,000 for the year ended December 31, 2021 pertains to the accretion of the convertible notes to their redemption value of $718,750 based on the underlying terms of the convertible notes (see Note 7 to the accompanying consolidated financial statements).

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Equity in Loss of Affiliated Company

Equity in loss of affiliated company of approximately $5,000 for the seven months ended December 31, 2020 primarily represents expenses associated with winding up and dissolving Phoenix Digital Solutions LLC. The Company has determined that the underlying patents were no longer enforceable and therefore, deemed it to be in the best interest of shareholders to dissolve Phoenix Digital Solutions LLC and distribute the remaining assets. On September 29, 2020, the managing members of PDS agreed to wind up and dissolve PDS (see Note 4 to the accompanying consolidated financial statements).

Liquidity and Capital Resources

On August 21, 2020, we completed our Reverse Merger with PTSC, which provided us $605,215 in cash, cash equivalents, and restricted cash. During May 2021, we raised $575,000 from the issuance of convertible notes, which included $49,997 of accrued payable to founder that was invested in convertible notes. As of December 31, 2021, we had cash and cash equivalents of $226,142. Our ability to continue our operations is highly dependent on our ability to raise capital to fund future operations. We anticipate, based on currently proposed plans and assumptions that our cash on hand will not satisfy our operational and capital requirements through twelve months from the filing date (January 26, 2022) of our Annual Report on Form 10-K for the year ended December 31, 2021.

Our primary uses of capital to date are primarily related to payroll, consulting and related costs, corporate formation and ongoing public company expenses, fees associated with license agreements, including patent related expenses, and costs of the Reverse Merger. On a go forward basis, we will need significant additional capital to support our research and development efforts, compensation and related expenses, and hiring additional staff (including clinical, scientific, operational, financial, and management personnel). We expect to incur substantial expenditures in the foreseeable future for the development and potential commercialization of our product candidates, provided we are able to raise sufficient capital to advance our technologies.

We plan to continue to fund losses from operations and future funding needs through our cash on hand and future equity and/or debt offerings, as well as potential collaborations or strategic partnerships with other companies.

There are a number of uncertainties associated with our ability to raise additional capital and we have no current arrangements with respect to any additional financing. In addition, the continuation of disruptions caused by COVID-19 may cause investors to slow down or delay their decision to deploy capital based on volatile market conditions which will adversely impact our ability to fund future operations. Consequently, there can be no assurance that any additional financing on commercially reasonable terms, or at all, will be available when needed. The inability to obtain additional capital will delay our ability to conduct our business operations. Any additional equity financing may involve substantial dilution to our then existing stockholders. The above matters raise substantial doubt regarding our ability to continue as a going concern.

Cash Flow Summary

The following table provides a summary of our net cash flow activity for the year ended December 31, 2021 and the prior year periods from June 1, 2020 to December 31, 2020 and from March 30, 2020 (date of inception) to May 31, 2020:

	Year Ended December 31, 2021	Seven Months Ended December 31, 2020	For the Period March 30, 2020 (date of inception) to May 31, 2020
Net cash (used in) provided by operating activities	$(679,236)	$(253,040)	$500
Net cash provided by investing activities	27,637	605,215	–
Net cash provided by financing activities	525,003	63	–
Net (decrease) increase in cash and cash equivalents	$(126,596)	$352,238	$500

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Cash Flows From Operating Activities

Net cash used in operating activities for the year ended December 31, 2021 consisted of our net loss of $3,684,478 offset by (i) share-based compensation expense of $1,308,008, (ii) non-cash interest on convertible notes of $30,121, (iii) accretion to redemption value on convertible notes of $130,027, (iv) an increase in the fair value of the derivative liability of $20,800, (v) and a net change in operating assets and liabilities of $1,516,286 primarily due to an increase in accrued compensation of $997,866 and an increase in accrued expenses and other of $456,846.

Net cash used in operating activities for the seven months ended December 31, 2020 consisted of our net loss of $842,243, offset by non-cash items consisting of (i) share-based compensation expense of $45,708, (ii) equity in loss of affiliated company of $5,102, (iii) the fair value of common stock issued under the License Option Agreement of $7, and (iv) the fair value of derivative liability associated with anti-dilution issuance rights of $83,500. Additionally, cash used in operating activities for the seven months ended December 31, 2020 was supplemented with a net change in operating assets and liabilities of $454,886 primarily due to an increase in accrued compensation of $393,431 and an increase in accrued expenses and other of $88,128.

Net cash provided by operating activities for the period March 30, 2020 (date of inception) to May 31, 2020 consisted of our net loss of $511 offset by an increase in amounts payable to founders of $1,011.

Cash Flows From Investing Activities

Net cash provided by investing activities for the year ended December 31, 2021 consisted of net proceeds received of $27,637 from the dissolution of Phoenix Digital Solutions LLC (“PDS”), representing our 50% interest in PDS.

Net cash provided by investing activities for the seven months ended December 31, 2020 consisted of cash, cash equivalents, and restricted cash acquired in the Reverse Merger of $605,215.

Cash Flows From Financing Activities

Net cash provided by financing activities for the year ended December 31, 2021 consisted of net proceeds received from the issuance of convertible notes of $525,003, which amount excludes $49,997 that was payable to one of our co-founders as of December 31, 2020 and invested in the convertible notes in May 2021.

Net cash provided by financing activities for the seven months ended December 31, 2020 represents the proceeds received from the founders of Private Mosaic from the issuance of Class A Common Stock.

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BUSINESS

Business Overview

We are a development-stage biotechnology company focused on advancing and eventually commercializing our proprietary immunomodulator platform technology. Our lead immunomodulator product candidate, MIE-101, is based on a naturally occurring plant virus known as Cowpea mosaic virus (or CPMV) which is believed to be non-infectious in animals including mice, dogs and humans. However, because of its virus structure and genetic composition, CPMV elicits a strong immune response when delivered directly into tumors as shown in our preclinical studies. Data from numerous mouse cancer models and in companion dogs with naturally occurring tumors show the ability of intratumoral (“IT”) administration of CPMV to result in anti-tumor effects in treated tumors and systemically at other sites of disease through immune activation.

A growing body of published peer-reviewed data further support that the CPMV anti-tumor effects are mediated through several innate immune system pattern recognition receptors (“PRRs”) that are conserved across species and have evolved to recognize foreign pathogens such as viruses and other infectious agents. PRRs that recognize viruses include a series of Toll-Like Receptors (“TLRs”) including TLRs 2/4/7, Retinoic acid-inducible genes (“RIG-1”), Nucleotide oligomerization domain (NOD)-like receptors (“NLRs”), and C-type lectin receptors (“CLRs”). Once the innate immune system is activated by MIE-101, immune cells capable of killing the tumor are recruited and directed to the tumor resulting in an anti-cancer immune response which is enhanced because CPMV can activate through multiple PRR pathways resulting in an amplification of immune activation. The Company believes that the data generated to date support advancing the development of MIE-101 into additional studies in companion animals as well as human clinical trials.

Development Programs

Our lead immuno-oncology candidate, MIE-101, resulted from years of research by our scientific co-founders that was supported by numerous grants from federal and private funding agencies. Published preclinical data from our co-founders’ studies and ongoing research support the potential anti-cancer activity of MIE-101 as a monotherapy. In addition, preclinical data generated further support the potential of MIE-101 to improve anti-tumor effects of standard cancer treatments including chemotherapy, radiation therapy and checkpoint inhibitors. These studies include data from multiple preclinical tumor models, veterinary studies in companion animals with naturally occurring cancer, as well as showing the potential to activate human immune effector cells in vitro. MIE-101 is currently in late-stage preclinical development and our goal is to advance MIE-101 into veterinary studies in 2022 and into Phase I clinical trials in 2023, provided we are able to raise sufficient funding.

The Company’s immunomodulator platform technology has also been used to produce modular vaccines under our Modular Vaccine Platform (“MVP”) that may help prevent or treat diseases in studies that were supported by funding agencies. This vaccine system uses the immunomodulator technology platform as an adjuvant by linking non-infectious virus particles directly to epitopes that correspond to disease targets of interest. In preclinical studies, vaccination with MVP candidates have been able to protect animals from both cancer and infectious diseases including published results demonstrating significant promise against SARS-CoV-2. We believe our MVP platform represents a way to efficiently develop vaccine candidates in response to emerging infectious diseases. The adjuvant and linker chemistry can be stockpiled and ready for the rapid identification of targets of interest which can be evaluated via preclinical testing in a relatively short period of time. These vaccines may also have a superior cold-chain profile that would potentially allow distribution to vaccination centers without refrigeration or freezing. The MVP platform combined with our proprietary trans-dermal delivery system could potentially allow for self-administration and shipment of materials at room temperature, which makes the platform ideal for rapid response situations.

Technology Overview

MIE-101 is a nanoparticle-based treatment candidate derived from CPMV. The product is injected directly into a tumor and can act as an in situ vaccine using markers of the injected tumor as the target which results in the activation of a robust immune response against the primary tumor and to prime systemic anti-tumor immunity, while reversing immunosuppressive signals in the tumor microenvironment (“TME”). Although plant viruses and their nanoparticle formulations, such as MIE-101, are believed to be non-infectious toward mammals, their repetitive proteinaceous nature renders them highly visible to the immune system. The structure of MIE-101 includes repetitive, multivalent coat protein assemblies known as pathogen-associated molecular patterns (“PAMP”) that have been shown to activate the innate immune system through PRR binding on innate immune cells. MIE-101 is recognized by multiple PRR pathways, thus priming the innate immune system with high potency. Activation of innate immune cells within the TME leads to secretion of key cytokines involved in immunity mediated by T helper cells termed Th1 cells. Activated M1-type macrophages and N1-type neutrophils, as well as natural killer cells lead to tumor cell killing and subsequent antigen processing leading to adaptive anti-tumor immunity. Preclinical data show that MIE-101 treatment can lead to long-lasting immune memory, thus protecting from recurrence of the disease. Efficacy of MIE-101 has been demonstrated in mouse models of ovarian cancer, breast cancer, colon cancer, and melanoma. Published data from studies in companion dogs with melanoma, sarcoma, and breast cancer indicate that the potent anti-tumor efficacy of MIE-101 can be replicated in naturally occurring cancer in canines.

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Business Strategy

Our strategy is to leverage our considerable industry experience, understanding of immunotherapies, and development expertise to identify, develop and commercialize product candidates with significant market potential that can fulfill unmet medical needs in the treatment of cancer. We have assembled a management team along with both scientific and business advisors, including recognized experts in the field of immunotherapy, with significant industry and regulatory experience to lead and execute the development and commercialization of MIE-101 as our lead program.

Our initial plans are to file an investigational new drug (“IND”) application in 2023 to evaluate the safety, tolerability, and early activity of MIE-101 as an IT injection in patients with accessible tumors, such as breast cancer, melanoma carcinoma, Merkel cell carcinoma, head and neck squamous cell carcinoma (“HNSCC”), sarcoma and squamous cell carcinoma with inadequate response to PD-1/PD-L1 inhibitors. The IND enabling studies, including the preclinical efficacy data already generated, as well as the GLP toxicology studies to be conducted, and a summary of the Phase I clinical trial plan, will be among the components of this key regulatory submission.

The regulatory pathway required to support an NDA submission will consist of conducting a full clinical development program which will take several years. We will continue to prioritize our product development activities after taking into account the financial resources we have available, market dynamics and the potential for adding value.

Patents and Proprietary Rights

Our License Option Agreement

Under the License Option Agreement, we have the rights to evaluate the development of products under three patent families for an initial period of two years ending July 1, 2022. Within the two-year period, provided we achieve certain diligence milestones, we have the right to negotiate and execute a license agreement with CWRU. We are currently in negotiations on the final license agreement with CWRU. Since July 2020, we have incurred in excess of $4 million towards advancing the Company and the underlying technology and we currently believe we have met the development milestones. In the event we are not able to negotiate a final license agreement, our core technology may no longer be available to us to further develop. If we are able to secure a definitive license under the License Option Agreement, the following represents a summary of the three main patent families that may be available to us:

1.	Immuno-Oncology: “Cancer Immunotherapy using Virus Particles", with PCT Patent Application, Publication No. WO 2016/073972 and associated U.S. applications, including U.S. application Serial No. 16/851,778, and foreign patents or applications in Europe, Japan, China, Canada and Australia.
2.	Vaccine and Transdermal Delivery: “Melt Processed Viral Nanoparticle Constructs”, with U.S. Patent Application, Publication No. US 2019/0350871 and European Patent Application, Publication No. EP 3 535 283 (PCT, WO 2018/085658).
3.	Drug Delivery: “Non-Covalent Loading of Plant Picornavirus Particles”, with US Patent No. 10,590,394 and European Patent No. 2 958 993.

As of December 31, 2021, the aforementioned patent families included two (2) issued U.S. patents, five (5) issued or granted foreign patents and fourteen (14) additional pending U.S. and foreign patent applications claiming methods of treating cancer using certain plant viruses, both alone and in combination therapies, and certain methods of manufacture thereof. The Immuno-Oncology patent family covers the intratumoral administration of CPMV, including MIE-101, to treat cancer in humans and animals, both as a single-agent therapy and in combination regimens, including with radiotherapy, chemotherapy and immunotherapy.

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Our patent strategy is to in-license and/or file patent applications on innovations and improvements to cover a significant majority of the major pharmaceutical markets in the world. Generally, assuming all maintenance fees are paid, patents have a term of twenty years from the earliest priority date (other than a priority date for a provisional application). In some instances, patent terms can be increased or decreased, depending on the laws and regulations of the country or jurisdiction that issued the patent. Notwithstanding the foregoing, the patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. In addition, the laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in limited cases not at all. Therefore, we cannot know with certainty whether we were the first to make the inventions claimed in our owned or licensed patents or pending patent applications, or that we were the first to file for patent protection of such inventions. Also, examination is often lengthy and can involve numerous challenges to the claims sought. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Pending and future patent applications may not result in patents being issued which protect our technology or products, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States, the European Union, and other countries may diminish the value of the underlying patents under our License Option Agreement or narrow the scope of our patent protection.

Our success depends in large part on our ability and CWRU’s ability to obtain and maintain patent protection in the United States, the European Union, and other major pharmaceutical markets with respect to our proprietary technology and products under the License Option Agreement. We or CWRU will seek to protect our proprietary position by filing patent applications in the United States and internationally that are related to our novel technologies and product candidates. We currently heavily rely on CWRU to assist with protecting the underlying patents and patent applications under the License Option Agreement.

In addition, the patent prosecution process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. We or CWRU may choose not to seek patent protection for certain innovations and may choose not to pursue patent protection in certain jurisdictions, and under the laws of certain jurisdictions, patents or other intellectual property rights may be unavailable or limited in scope. It is also possible that we or CWRU will fail to identify patentable aspects of our discovery and preclinical development output before it is too late to obtain patent protection. Moreover, in some circumstances, we may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology under the License Option Agreement. Therefore, these patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of our business. Any inability by us or CWRU to protect adequately the underlying intellectual property covered by the License Option Agreement may have a material adverse effect on our business, operating results, and financial position.

Our Trade Secrets

We also rely upon unpatented trade secrets, and there is no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose such technology, or that such rights can be meaningfully protected. We require our employees, consultants, outside scientific collaborators, and other advisers to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements provide that all confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances. In the case of our employees, the agreement provides that all inventions conceived by such employees shall be our exclusive property. There can be no assurance, however, that these agreements will provide meaningful protection or adequate remedies for our trade secrets in the event of unauthorized use or disclosure of such information.

Third-Party Rights

Our success also depends in part on our ability to gain access to third-party patent and proprietary rights and to operate our business without infringing on third-party patent rights. We may be required to obtain licenses to patents or other proprietary rights from third parties to develop, manufacture and commercialize our product candidates. Licenses required under third-party patents or proprietary rights may not be available on terms acceptable to us, if at all. If we do not obtain the required licenses, we could encounter delays in product development while we attempt to redesign products or methods or we could be unable to develop, manufacture or sell products, if approved, requiring these licenses at all. The failure to obtain licenses, if needed, may have a material adverse effect on our business, operating results, and financial position.

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Government Regulation

Regulatory Compliance

Our planned research and development activities, including testing in laboratory animals and in humans, our manufacture of MIE-101, and oversight of suppliers and contract manufacturers involved in the production of our product candidates, as well as the design, manufacturing, safety, efficacy, handling, labeling, storage, record-keeping, advertising, promotion and marketing of the product candidates that we are developing, are all subject to stringent regulation, primarily by the FDA in the United States under the Federal Food, Drug, and Cosmetic Act (the "FDCA") and its implementing regulations, and the Public Health Service Act ("PHS Act") and its implementing regulations, and by comparable authorities under similar laws and regulations in other countries. If for any reason we do not comply with applicable requirements, such noncompliance can result in various adverse consequences, including one or more delays in approval of, or even the refusal to approve, product licenses or other applications, the suspension or termination of clinical investigations, the revocation of approvals if granted, as well as fines, criminal prosecution, recall or seizure of products, injunctions against shipping products and total or partial suspension of production and/or refusal to allow us to enter into governmental supply contracts.

Product Development and Approval Process

In the United States, our product candidates are regulated as biologic pharmaceuticals, or biologics. The FDA's regulatory authority for the approval of biologics resides in the PHS Act. However, biologics are also subject to regulation under the FDCA because most biological products also meet the FDCA's definition of "drugs." Most pharmaceuticals or "conventional drugs" consist of pure chemical substances and their structures are known. Most biologics, however, are complex mixtures that are not easily identified or characterized. Biological products differ from conventional drugs in that they tend to be heat-sensitive and susceptible to microbial contamination, thus requiring sterile manufacturing processes. The process required by the FDA before biologic product candidates may be marketed in the United States generally involves the following:

•	completion of preclinical laboratory tests and animal studies performed in accordance with the FDA’s current Good Laboratory Practices regulations;
•	submission to the FDA of an IND which must become effective before human clinical trials may begin and must be updated annually;
•	approval by an independent Institutional Review Board (“IRB”) ethics committee at each clinical site before the trial is initiated;
•	performance of adequate and well-controlled clinical trials to establish the safety, purity and potency of the proposed biologic, and its safety and efficacy for each indication;
•	preparation of and submission to the FDA of a Biologics License Application (“BLA”) for a new biologic, after completion of all pivotal clinical trials;
•	satisfactory completion of an FDA Advisory Committee review, if applicable;
•	a determination by the FDA within 60 days of its receipt of a BLA to file the application for review;
•	satisfactory completion of an FDA pre-approval inspection of the manufacturing facilities to assess compliance with current Good Manufacturing Practice (“cGMP”) regulations; and
•	FDA review and approval of a BLA for a new biologic, prior to any commercial marketing or sale of the product in the United States.

Preclinical tests assess the potential safety and efficacy of a product candidate in animal models. Clinical trials involve the administration of the investigational product to human subjects under the supervision of qualified investigators in accordance with current Good Clinical Practices (“cGCPs”), which include the requirement that all research subjects provide their informed consent for their participation in any clinical trial. A protocol for each clinical trial and any subsequent protocol amendments must be submitted to the FDA as part of the IND. Additionally, approval must also be obtained from each clinical trial site’s IRB before the trials may be initiated, and the IRB must monitor the study until completed. There are also requirements governing the reporting of ongoing clinical trials and clinical trial results to public registries.

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The clinical investigation of a pharmaceutical, including a biologic, is generally divided into three phases. Although the phases are usually conducted sequentially, they may overlap or be combined.

•	Phase I studies are designed to evaluate the safety, dosage tolerance, metabolism and pharmacologic actions of the investigational product in humans, the side effects associated with increasing doses, and if possible, to gain early evidence on effectiveness.
•	Phase II includes controlled clinical trials conducted to preliminarily or further evaluate the effectiveness of the investigational product for a particular indication(s) in patients with the disease or condition under study, to determine dosage tolerance and optimal dosage, and to identify possible adverse side effects and safety risks associated with the product.
•	Phase III clinical trials are generally controlled clinical trials conducted in an expanded patient population generally at geographically dispersed clinical trial sites, and are intended to further evaluate dosage, clinical effectiveness and safety, to establish the overall benefit-risk relationship of the investigational product, and to provide an adequate basis for product approval.
•	Phase IV clinical trials may be required to as post-marketing studies to find out more about the product’s long-term risks, benefits, and optimal use, or to test the drug in different populations.

The FDA may place clinical trials on hold at any point in this process if, among other reasons, it concludes that clinical subjects are being exposed to an unacceptable health risk. Trials may also be terminated by IRBs, which must review and approve all research involving human subjects. Side effects or adverse events that are reported during clinical trials can delay, impede or prevent marketing authorization.

The results of the preclinical and clinical testing, along with information regarding the manufacturing of the product and proposed product labeling, are evaluated and, if determined appropriate, submitted to the FDA through a BLA. The application includes all relevant data available from pertinent preclinical and clinical trials, including negative or ambiguous results as well as positive findings, together with detailed information relating to the product’s chemistry, manufacturing, controls and proposed labeling, among other things. Once the BLA submission has been accepted for filing, the FDA’s standard goal is to review applications within ten months of the filing date or, if the application relates to a drug that treats a serious condition and would provide a significant improvement in safety or effectiveness qualifying for Priority Review, six months from the filing date. The review process is often significantly extended by FDA requests for additional information or clarification.

The FDA offers certain programs, such as Breakthrough Therapy Designation (“BTD”) and Fast Track designation, designed to expedite the development and review of applications for products intended for the treatment of a serious or life-threatening disease or condition. For BTD, preliminary clinical evidence of the product indicates that it may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. If BTD or Fast Track designation is obtained, the FDA may initiate review of sections of a BLA before the application is complete, and the product may be eligible for accelerated approval. However, receipt of BTD or Fast Track designation for a product candidate does not ensure that a product will be developed or approved on an expedited basis, and such designation may be rescinded if the product candidate is found to no longer meet the qualifying criteria.

The FDA reviews the BLA to determine, among other things, whether the proposed product is safe, pure and potent, which includes determining whether it is effective for its intended use, and whether the product is being manufactured in accordance with cGMP, to assure and preserve the product’s identity, strength, quality, potency and purity. The FDA may refer an application to an advisory committee for review, evaluation and recommendation as to whether the application should be approved, and applications for new molecular entities and original BLAs are generally discussed at advisory committee meetings unless the FDA determines that this type of consultation is not needed under the circumstances. The FDA is not bound by the recommendation of an advisory committee, but it typically follows such recommendations.

After the FDA evaluates the BLA and conducts inspections of manufacturing facilities, it may issue an approval letter or a complete response letter (“CRL”). An approval letter authorizes commercial marketing of the biologic with specific prescribing information for specific indications. A CRL indicates that the review cycle of the application is complete and the application is not ready for approval. A CRL may require additional inspections, and/or other significant, expensive and time-consuming requirements related to clinical trials, preclinical studies or manufacturing. Even if such additional information is submitted, the FDA may ultimately decide that the BLA does not satisfy the criteria for approval. The FDA could approve the BLA with a Risk Evaluation and Mitigation Strategy (“REMS”) plan to mitigate risks, which could include medication guides, physician communication plans, or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. The FDA also may condition approval on, among other things, changes to proposed labeling, development of adequate controls and specifications, or a commitment to conduct one or more post-market studies or clinical trials. Such post-market testing may include Phase IV clinical trials and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization.

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Foreign Regulation

In addition to regulations in the United States, we are subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our product candidates being developed, and products being marketed outside of the United States. We must obtain approval by the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of our products in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required by the FDA for BLA licensure. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.

Manufacturing

While our scientific collaborators have manufactured MIE-101 for preclinical research studies and companion animal studies, we have limited experience in the manufacturing of MIE-101. In addition, we currently do not possess any internal manufacturing infrastructure or capabilities, especially in the growth and manufacturing of plant viruses. We plan to rely on internal manufacturing and development capabilities, as capital resources become available and capabilities are developed, in addition to third-party contract manufacturing and development organizations, or CDMOs, to manufacture our biological product candidates for clinical testing, as well as for commercial manufacture if our product candidates receive marketing approval. We believe that this strategy hybrid will enable us to control and manage preclinical and early-stage clinical manufacturing while outsourcing other aspects of manufacturing and later-stage clinical manufacturing that would likely require higher infrastructure cost to build and operate. As with any supply program, obtaining pre-clinical and clinical materials of sufficient quality and quantity to meet the requirements of our development programs cannot be guaranteed and we cannot ensure that we will be successful in this endeavor. To date, we have not manufactured any of our products candidates due to our limited capital resources.

Sales and Marketing

None of our product candidates has been approved for sale. If and when our product candidates advance closer to marketing approval, we may commercialize them on our own in the United States and potentially with pharmaceutical or biotechnology partners in other geographies. We currently have no sales, marketing or commercialization capabilities and have no experience as a company doing such activities. However, we may build the necessary capabilities and infrastructure over time following the advancement of our product candidates. Clinical data, the size of the opportunity and the size of the commercial infrastructure required will influence our commercialization plans and decision making.

Competition

Competition in the pharmaceutical and biotechnology industry is intense and characterized by aggressive research and development and rapidly evolving science, technology, and standards of medical care throughout the world. Regarding our competitive position in the industry, our lead product, MIE-101, is in preclinical development in oncology and would face competition with all other immuno-oncology products either in development or already approved. Many of the companies against which we are competing or against which we may compete in the future, such as biotechnology and pharmaceutical companies focused on cancer immunotherapies, including but not limited to, Amgen, Inc., AstraZeneca plc, Bristol-Myers Squibb Company (“BMS”), Genentech, Inc., GlaxoSmithKline PLC, Merck & Co., Inc., Novartis AG, Pfizer Inc., Roche Holding Ltd and Sanofi S.A., all have significantly greater financial resources and expertise in research and development, manufacturing, conducting preclinical studies, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Paradoxically, many of these companies are developing systemic immunotherapies which have the potential to be developed in combination with MIE-101 and so we view them both from a competitive and complementary perspective. Oncology drugs and therapeutics on the market range from traditional cancer therapies, including chemotherapy, to immune checkpoint inhibitors targeting CTLA-4, such as BMS’ YERVOY, and PD-1/PD-L1, such as BMS’ OPDIVO, Merck & Co.’s KEYTRUDA and Genentech’s TECENTRIQ, to T cell-engager immunotherapies, such as Amgen’s BLINCYTO and to oncolytic immunotherapies, including Amgen’s T-Vec, an FDA-approved oncolytic immunotherapy for treating advanced melanoma.

Additionally, we view as our most direct potential competitors are companies such as Sumitomo Dainippon Pharma Oncology, Inc., a wholly owned subsidiary of Sumitomo Dainippon Pharma Co., Ltd. (developing DSP-0509, a TLR7 agonist), Ascendis Pharma A/S (developing TransCon TLR 7/8 agonist), Roche Holding Ltd (developing R017119929, a TLR7 agonist), Nektar Therapeutics (developing NKTR-262, a TLR 7/8 agonist), BioNTech SE (developing BTN411, a TLR7 agonist), which are developing therapies utilizing TLR-agonists in cancer immunotherapy that may have utility for similar indications that we may be targeting.

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Moreover, mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller and other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Potential competitors also include academic institutions, government agencies and other public and private research organizations that conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and commercialization. These third parties also compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs. Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. In addition, our ability to compete may be affected in many cases by insurers or other third-party payers seeking to encourage the use of biosimilar or generic products.

Segment information

The Company manages its operations as a single operating segment for the purposes of assessing performance and making operating decisions. The Company's primary focus is on research and development of immunotherapies with broad potential to treat cancer.

Corporate Information

Mosaic ImmunoEngineering Inc., formerly known as Patriot Scientific Corporation, is a corporation organized under Delaware law on March 24, 1992. The Company has two wholly owned subsidiaries: Mosaic ImmunoEngineering Development Company (formerly referred to as Private Mosaic in connection with the Reverse Merger), a corporation organized under Delaware law on March 30, 2020 (date of inception) and Patriot Data Solutions Group, Inc., an inactive subsidiary of PTSC.

Our business address is 1537 South Novato Blvd., #5, Novato, California 94947 and our telephone number is (657) 208-0890. Our website address is www.mosaicie.com. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated in this prospectus, and should not be relied upon.

Human Capital

At December 31, 2021, we have three full-time employees and four part-time employees. We also engage consultants and part-time assistance, as needed. Our employees are not represented by a labor union, and we consider our relations with our employees to be good. Our employees are not covered by a key person life insurance policy.

Available Information

Reports we file with the Securities and Exchange Commission (“SEC”) pursuant to the Exchange Act of 1934, as amended (the “Exchange Act”), including annual and quarterly reports, and other reports we file, can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Our filings are also available to the public at the website maintained by the SEC at www.sec.gov. In addition, we also make available, free of charge, through our website at www.mosaicie.com, our reports filed with the SEC or by written request to the Company at Mosaic ImmunoEngineering Inc., 9114 Adams Avenue, #202, Huntington Beach, California 92646, Attention: Corporate Secretary. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated in this prospectus, and should not be relied upon.

Smaller Reporting Company

We are currently a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act, and are thus allowed to provide simplified executive compensation disclosures in our filings, are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that an independent registered public accounting firm provide an attestation report on the effectiveness of internal control over financial reporting and have certain other reduced disclosure obligations with respect to our SEC filings.

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Properties

The Company has no properties, and as of the filing of this prospectus, has no agreements to acquire any properties. The Company currently uses the offices of management at no cost to the Company. The Company expects this arrangement to continue until the Company can raise sufficient capital to advance its research and development product pipeline.

Legal Proceedings

From time to time we may be named in claims arising in the ordinary course of business. Currently, no legal proceedings, government actions, administrative actions, investigations or claims are pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

MANAGEMENT AND BOARD OF DIRECTORS

The following sets forth certain information with respect to our executive officers and directors as of December 31, 2021.

Name	Age	Position and Term
Steven King	57	Director (since August 21, 2020), President and Chief Executive Officer (since August 31, 2020)
Robert A. Baffi, Ph.D.	66	Director (since July 15, 2021)
Gloria H. Felcyn	79	Director (since October 2002)
Robert Garnick, Ph.D.	72	Director (since August 21, 2020)
Carlton M. Johnson, Jr.	62	Director (since August 2001); former Interim Chief Executive Officer (April 1, 2019 to August 28, 2020) and Interim Chief Financial Officer (October 3, 2019 to August 28, 2020)
Paul Lytle	53	Director (since August 21, 2020), EVP, Chief Financial Officer, Corporate Secretary (since August 31, 2020)
Nicole Steinmetz, Ph.D.	42	Director (since August 21, 2020), acting Chief Scientific Officer (since August 31, 2020)

Biographical information concerning the directors and executive officers listed above is set forth below.

Steven King. Mr. King was nominated to serve as a director on August 21, 2020 and was appointed President and Chief Executive Officer on August 31, 2020. Mr. King has served as President and Chief Executive Officer of Peregrine Pharmaceuticals, Inc. (now known as Avid Bioservices, Inc.) (Nasdaq: CDMO) and its wholly-owned biomanufacturing subsidiary Avid Bioservices, Inc., for over 15 years, during which time the company advanced its lead compound through Phase III clinical development, while growing revenues to over $55 million. Prior to joining Peregrine, Mr. King was employed at Vascular Targeting Technologies, Inc., which was acquired by Peregrine in 1997. Mr. King served in a variety of executive roles at Peregrine and Avid Bioservices, Inc., including Chief Executive Officer and board member of Peregrine (2003 to 2017) and president and board member of Avid Bioservices (2002-2017). Mr. King also serves as a member of the board of directors of Oncotelic Therapeutics Inc.

The Board concluded that Mr. King should serve as a director because of his extensive scientific understanding of technologies in development and expertise in developing and manufacturing biotechnology products, combined with the perspective and experience he brings from having served on the boards of public companies.

Robert A. Baffi, Ph.D. Dr. Baffi was nominated to serve as a director on June 10, 2021 and brings more than 35 years of biologics manufacturing experience. He has contributed to more than 25 regulatory submissions for product approvals in the United States, Europe and Japan, along with more than 50 regulatory submissions for investigational new drug testing. Dr. Baffi joined BioMarin Pharmaceutical Inc. in May 2000 and last served as President of Global Manufacturing & Technical Operations at BioMarin Pharmaceutical Inc., where he spent 20 years in various capacities overseeing the manufacturing, process development, quality, analytical chemistry, logistics and engineering departments. Prior to BioMarin, Dr. Baffi worked for Genentech, Cooper BioMedical and Becton Dickinson Research Center. He currently serves on the board for the National Institute for Bioprocessing Research & Training (“NIBRT”) and Neurogene Inc. Dr. Baffi received a Ph.D., M. Phil and a B.S. in biochemistry from the City University of New York and an M.B.A. from Regis University.

The Board concluded that Dr. Baffi should serve as a director because of his extensive drug development and commercialization experience with biotechnology products.

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Gloria H. Felcyn.  Ms. Felcyn has served as a director of the Company since October 2002 and is currently the Chairman of the Audit Committee of the Board. Since 1982, Ms. Felcyn has been the principal in her own certified public accounting firm, during which time she represented major individual and corporate clients in Silicon Valley including Helmut Falk Sr, a major shareholder and early developer of Patriot Scientific Corporation. Following Mr. Falk’s death, Ms. Felcyn represented his estate and family trust as Executrix and Trustee of the Falk Estate and The Falk Trust. Prior to establishing her firm, Ms. Felcyn worked for the national accounting firm of Hurdman and Cranston from 1969 through 1970 and Price Waterhouse & Co. in San Francisco and New York City from 1970 through 1976, during which period she represented major Fortune 500 companies. Subsequent to that, Ms. Felcyn worked in the field of international tax planning with a major real estate syndication company in Los Angeles until 1982 when she decided to start her own CPA practice in Northern California. A major portion of Ms. Felcyn’s CPA practice was “Forensic Accounting”, which involves valuation of business entities and investigation of assets. Ms. Felcyn has testified as a Tax Expert in Tax Court and District Court, on behalf of her personal clients in addition to testifying on behalf of Patriot Scientific Corporation in US District Court. Ms. Felcyn has published tax articles for “The Tax Advisor” and co-authored a book published in 1982, “International Tax Planning”. On June 4, 2020, Ms. Felcyn retired from her public accounting practice.

The Board of Directors concluded that Ms. Felcyn should serve as a director of the Company and as the chairperson of the Audit Committee in light of her extensive financial and accounting experience that she has obtained over her career.

Robert Garnick, Ph.D. Dr. Garnick was nominated to serve as a director on August 21, 2020. Dr Garnick holds a Ph.D. in Natural Products / Organic Chemistry from Northeastern University in Boston. He was a Senior V.P. of Regulatory, Quality and Compliance at Genentech when he left in 2008. Dr. Garnick started at Genentech in 1984 and was directly responsible for the approval of a number of biotechnology products including such blockbusters as Rituxan®, Herceptin® and Avastin®. Dr. Garnick left Genentech in 2008 and founded Lone Mountain Biotechnology and Medical Devices Inc., a consulting company. Dr Garnick was co-founder of Bioanalytix in Boston and an early investor in Stemcentrx in San Francisco. Dr. Garnick has extensive drug and biologics development experience and was a frequent lecturer on biotechnology products and processes.

The Board concluded that Dr. Garnick should serve as a director because of his extensive drug development and commercialization experience with biotechnology products.

Carlton M. Johnson, Jr. Mr. Johnson has served as a director of the Company since 2001. From June 1996 through March 2013, Mr. Johnson served as in-house legal counsel for Roswell Capital Partners, LLC and related entities. Mr. Johnson has been admitted to the practice of law in Alabama since 1986, Florida since 1988 and Georgia since 1997. He has been a shareholder in the Pensacola, Florida AV- rated law firm of Smith, Sauer, DeMaria Johnson and was President-Elect of the 500 member Escambia-Santa Rosa Bar Association. He also served on the Florida Bar Young Lawyers Division Board of Governors. Mr. Johnson earned a degree in History/Political Science at Auburn University and a Juris Doctor at Samford University - Cumberland School of Law. Mr. Johnson served on the board of directors of Peregrine Pharmaceuticals, Inc (now known as Avid Bioservices, Inc.) (Nasdaq: CDMO) from 1999 through November 2017. From May 2009 to March 2012, Mr. Johnson served on the board of directors of Cryoport, Inc., a publicly held company providing cost-efficient frozen shipping to biopharmaceutical and biotechnology industries. From November 2009 to December 2011, Mr. Johnson served on the board of directors of ECOtality, Inc., a leader in clean electric transportation and storage technologies.

The Board concluded that Mr. Johnson should serve as a director in light of the extensive public company finance and corporate governance experience that he has obtained through serving on the boards and audit committees of Peregrine Pharmaceuticals, Inc., Cryoport, Inc., and ECOtality, Inc.

Paul Lytle. Mr. Lytle was nominated to serve as a director on August 21, 2020, and was appointed Executive Vice President, Chief Financial Officer on August 31, 2020. Mr. Lytle has over 25 years of finance and accounting experience, including 21 years of public company experience and 19 years of CFO experience in the field of biotechnology and medical devices. Mr. Lytle served as Executive Vice President, Chief Financial Officer of Breathe Technologies, Inc. (“Breathe”), a private venture-backed medical device company with an approved portable ventilator, from September 2018 to December 2019. During this period, Mr. Lytle played a key role in preparing the company for a successful exit for investors and in September 2019, Breathe was acquired by Hillrom Holding, Inc. through a reverse merger. Prior to Breathe, Mr. Lytle served as Chief Financial Officer of Peregrine Pharmaceuticals, Inc. (now known as Avid Bioservices, Inc.) (Nasdaq: CDMO) and its wholly-owned biomanufacturing subsidiary Avid Bioservices, Inc., for 18 years, during which time the company advanced multiple products in oncology and infectious diseases, including its lead compound through Phase III clinical development, while starting and expanding its biomanufacturing business to over $55 million in revenue. Prior to joining Peregrine, Mr. Lytle was employed by Deloitte.

The Board concluded that Mr. Lytle should serve as a director because of his extensive experience with public companies in the biotechnology field along with his experience with product development, corporate financing, mergers and acquisitions, and corporate governance.

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Nicole Steinmetz, Ph.D. Dr. Steinmetz was nominated to serve as a director on August 21, 2020, and as acting Chief Scientific Officer on August 31, 2020 as an independent contractor. Dr. Steinmetz is a full-time Professor of NanoEngineering at the University of California, San Diego (July 2018 - present), where she also serves as the Founding Director of the Center for Nano-ImmunoEngineering. Dr. Steinmetz started her independent career at Case Western Reserve University School of Medicine in the Department of Biomedical Engineering, where she was promoted through the ranks of Assistant Professor (October 2010), Associate Professor (July 2016), Full Professor (January 2018). Dr. Steinmetz trained at The Scripps Research Institute, La Jolla, CA where she was a NIH K99/R00 awardee and AHA post-doctoral fellow (2007-2010); she obtained her Ph.D. in Bionanotechnology from the University of East Anglia where she prepared her dissertation as a Marie Curie Early Stage Training Fellow at the John Innes Centre, Norwich, UK (2004-2007). Her early training was at the RWTH-Aachen University in Germany, where she obtained her Masters in Molecular Biotechnology (2001-2004) after completing her pre-Diploma from the Ruhr University Bochum, Germany (1998-2001). Dr. Steinmetz has authored more than 180 peer-reviewed journal articles (H Index 50), reviews, book chapters, and patents; she has authored and edited books on Virus-based nanotechnology. Research in the Steinmetz Lab is and has been funded through grants from federal agencies, including National Institute of Health, National Science Foundation (including an NSF CAREER), US Department of Agriculture, and Department of Energy, as well as private foundations, including Susan G. Komen Foundation, American Cancer Society, and American Heart Association. Over the past 10 years, Dr. Steinmetz has been awarded grants as Principal Investigator (“PI”) and Co-PI totaling over $41 million in total funding. Dr. Steinmetz is a standing member of the NIH Nanotechnology study section. She serves on the Editorial Board of Wiley Interdisciplinary Reviews (WIREs) on Nanomedicine and Nanobiotechnology; she serves on the Advisory Editorial Board for the ACS journal Molecular Pharmaceutics, ACS Nano and RSC Journal of Materials Chemistry B. Dr. Steinmetz has won many recognitions and awards; she was elected Fellow of the Royal Society of Chemistry and American Institute for Medical and Biological Engineering.

The Board concluded that Dr. Steinmetz should serve as a director because of her extensive scientific understanding of technologies in development.

Director Independence

Under NASDAQ Marketplace Rule 5605(a)(2), a director will not be considered an “independent director” if, such director at any time during the past three years was an employee of the Company, or if a director (or a director’s family member) accepted compensation from the Company (other than compensation for board or board committee service) in excess of $120,000 during any twelve month period within the three years preceding the determination of independence. In addition, a director will not qualify as an “independent director” if, in the opinion of our Board of Directors, that person has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that Dr. Baffi, Ms. Felcyn, Dr. Garnick, and Dr. Steinmetz are “independent directors” within the meaning of Nasdaq Marketplace Rule 5605(a)(2).

Family Relationships

There are no family relationships between or among the Board or executive officers.

Code of Business Conduct and Ethics

In November 2020, we adopted a code of business conduct and ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on our website at www.mosaicie.com under the Corporate Governance section of our Investors page. We will promptly disclose on our website (i) the nature of any amendment to the policy that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver.

Committees of the Board

We have three (3) standing committees of the Board, consisting of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. Our committees operate under written charters adopted by the Board in November 2020, a copy of which is available on our website at www.mosaicie.com under the Corporate Governance section of our Investors page or by written request to the Company at Mosaic ImmunoEngineering Inc., 9114 Adams Avenue, #202, Huntington Beach, California 92646, Attention: Corporate Secretary.

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Audit Committee

The three members of our audit committee are Ms. Gloria Felcyn, Dr. Robert Garnick, and Dr. Robert Baffi. Ms. Felcyn is the chair of our audit committee and was deemed our audit committee “financial expert”, as that term is defined under the SEC rules, and possesses financial sophistication, as defined under the rules of the Nasdaq Stock Market. Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems. Our audit committee will also:

•	elect and hire the independent registered public accounting firm to audit our financial statements;
•	help to ensure the independence and performance of the independent registered public accounting firm;

•	approve audit and non-audit services and fees;
•	review financial statements and discuss with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding internal controls over financial reporting and disclosure controls, as applicable;
•	prepare the audit committee report that the SEC requires to be included in our annual report or proxy statement;

•	review reports and communications from the independent registered public accounting firm;
•	review the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
•	review our policies on risk assessment and risk management;

•	review related party transactions; and
•	establish and oversee procedures for the receipt, retention, and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee

The members of our compensation committee are Ms. Gloria Felcyn and Dr. Robert Garnick. Dr. Garnick is the chair of our compensation committee. Our compensation committee oversees our compensation policies, plans, and benefits programs. The compensation committee will also:

•	oversee our overall compensation philosophy and compensation policies, plans, and benefit programs;
•	review and approve compensation for our executive officers and directors; and
•	administer our equity compensation plans.

Corporate Governance and Nominating Committee

The members of our corporate governance and nominating committee are Ms. Gloria Felcyn, Dr. Robert Garnick, and Dr. Robert Baffi. No chair has been appointed to our corporate governance and nominating committee. Our corporate governance and nominating committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. Specifically, the corporate governance and nominating committee will:

•	identify, evaluate, and make recommendations to our board of directors regarding nominees for election to our board of directors and its committees;
•	consider and make recommendations to our board of directors regarding the composition of our board of directors and its committees;
•	review developments in corporate governance practices;
•	evaluate the adequacy of our corporate governance practices and reporting; and
•	evaluate the performance of our board of directors and of individual directors.

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Meetings of the Board

Based on the recent inception of Private Mosaic and the number of start-up activities, our Board held frequent telephonic meetings with the executive officers and management. In addition, the Board held one telephonic meeting and acted on corporate actions through one unanimous written consent during the year ended December 31, 2021. The compensation committee held one telephonic meeting and acted five (5) times by unanimous written consent during the year ended December 31, 2021. The corporate governance and nominating committee held one meeting during the year end December 31, 2021. The Audit Committee held five (5) meetings and acted on one unanimous written consent during the year ended December 31, 2021, pre-approved all audit and audited related services and fees, reviewed all Company filings with the SEC, and was provided all required communications from our independent registered public accounting firm.

Limitation of Directors Liability and Indemnification

The Delaware General Corporation Law authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act of 1933, as amended (the “Securities Act”),. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors of our company, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative related to their board role with the company.

We have entered into indemnification agreements with each of our directors and executive officers. It is anticipated that future directors and officers will enter into an Indemnification Agreement with us in substantially similar form. The Indemnification Agreement provides, among other things, that we will indemnify and hold harmless each person subject to an Indemnification Agreement (each, an “Indemnified Party”) to the fullest extent permitted by applicable law from and against all losses, costs, liabilities, judgments, penalties, fines, expenses and other matters that may result or arise in connection with such Indemnified Party serving in his or her capacity as a director of ours or serving at our direction as a director, officer, employee, fiduciary or agent of another entity. The Indemnification Agreement further provides that, upon an Indemnified Party’s request, we will advance expenses to the Indemnified Party to the fullest extent permitted by applicable law. Pursuant to the Indemnification Agreement, an Indemnified Party is presumed to be entitled to indemnification and we have the burden of proving otherwise. The Indemnification Agreement also requires us to maintain in full force and effect directors’ liability insurance on the terms described in the Indemnification Agreement. If indemnification under the Indemnification Agreement is unavailable to an Indemnified Party for any reason, we, in lieu of indemnifying the Indemnified Party, will contribute to any amounts incurred by the Indemnified Party in connection with any claim relating to an indemnifiable event in such proportion as is deemed fair and reasonable in light of all of the circumstances to reflect the relative benefits received or relative fault of the parties in connection with such event.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

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EXECUTIVE COMPENSATION

The following table summarizes the compensation of the named executive officers for the year ended December 31, 2021 (referred to as “12/2021” in the below table) and the period March 30, 2020 (date of inception) to December 31, 2020 (referred to as “12/2020” in the below table).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		All Other Compensation ($)		Total Compensation ($)
Steven King, President and Chief	12/2021	$250,000	(1)	$–	$–		$14,991	(4)	$264,991
Executive Officer (“CEO”)	12/2020	$85,577	(2)	$–	$358,700	(3)	$3,676	(4)	$447,953

Paul Lytle, EVP, Chief Financial	12/2021	$250,000	(1)	$–	$–		$38,440	(4)	$288,440
Officer (“CFO”)	12/2020	$85,577	(2)	$–	$264,541	(3)	$9,438	(4)	$359,556

Carlton M. Johnson, Jr., former	12/2020	$84,738	(5)	$–	$86,087	(6)	$6,608	(7)	$177,433
interim CEO (April 1, 2019 to August 28, 2020), former interim CFO (October 3, 2019 to August 28, 2020)

_________________

(1)	Of such amount, Mr. King and Mr. Lytle have agreed to defer 85% of their base salary payable in cash until such time that the Company is able to raise at least $4 million in funding.
(2)	Represents base salary payable in cash for the period August 31, 2020 (date of hire) to December 31, 2020. Of such amount, Mr. King and Mr. Lytle have agreed to defer 85% of their base salary payable in cash until such time that the Company is able to raise at least $4 million in funding. Mr. King and Mr. Lytle did not earn any compensation under Private Mosaic for the period prior to August 31, 2020.
(3)	Represents the aggregate grant date fair value of restricted stock units (“RSUs”) computed in accordance with ASC Topic 718. These amounts do not correspond to the actual value that may be recognized by each named executive officer. The assumptions used in determining the grant date fair values of RSU awards are set forth in Note 8 - Stockholders’ Equity and Share-Based Compensation, in the accompanying consolidated financial statements.
(4)	Represents the cost of benefits paid on behalf of the named executive officer for health, dental, and vision benefits.
(5)	Represents Mr. Johnson’s compensation paid for the period January 1, 2020 to August 28, 2020 (date of resignation). Of such amount, $2,354 was paid for the period August 21, 2020 (Closing Date of Reverse Merger) to August 28, 2020.
(6)	Represents the fair value of RSU’s granted for director fees.
(7)	Represents the reimbursement of medical benefits paid directly to Mr. Johnson. No amounts were reimbursed to Mr. Johnson after August 2020.

Consulting Agreements

On April 29, 2021, the Company and Dr. Steinmetz, as an independent contractor, entered into a consulting agreement whereby Dr. Steinmetz will be paid $5,000 per month in exchange for approximately four days of consulting services per month retroactive to September 1, 2020. In addition, on April 29, 2021, we entered into a separate consulting agreement with Dr. Steinmetz spouse in the amount of $2,500 per month in exchange for approximately 20 hours of consulting services per month retroactive to September 1, 2020. Pursuant to the consulting agreements, Dr. Steinmetz and her spouse are initially paid 15% of their monthly amounts up and until the Company is able to raise at least $4 million in new funding.

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Outstanding Equity Awards

The following table sets forth certain information regarding unexercised stock options and unvested stock awards held by our named executive officers as of December 31, 2021:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Steven King	12/16/2020(1)	–	–	–	–	65,218	66,522
	12/16/2020(2)	–	–	–	–	43,479	44,349
Paul Lytle	12/16/2020(1)	–	–	–	–	42,392	43,240
	12/16/2020(2)	–	–	–	–	37,772	38,527
Carlton Johnson	12/16/2020(3)	–	–	–	–	26,087	26,609

______________

(1)	RSU award will vest 100% on the sooner of August 31, 2023 or last date of employment.
(2)	RSU award will vest 100% on August 31, 2022, subject to the named executive officer’s continued service with us through the applicable vesting date.
(3)	RSU award will vest 100% on the sooner of December 16, 2023 or last date of service.
(4)	Market value is calculated based on the closing price of our common stock of $1.02 per share on December 31, 2021, times the number of shares subject to the RSU award. Each RSU represents the contingent right to receive, upon vesting, one share of our common stock.

Director Compensation

The following table presents the total compensation each of our non-employee directors received during the year ended December 31, 2021. Other than as set forth in the table, we did not pay any compensation, make any equity awards or non-equity awards to or pay any other compensation to any of our non-employee directors during the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Total ($)
Robert Baffi, Ph.D.	–	86,000	–	86,000

____________

(1)	Represents the grant date fair value of 51,497 restricted stock units (“RSU’s”) granted to the non-employee director on July 15, 2021. Each RSU represents the right to receive one share of common stock upon vesting. The RSU’s were granted from the Company’s 2020 Omnibus Incentive Plan and will vest one year from the date of grant.

In addition, we reimburse all directors for travel and other necessary business expenses incurred in the performance of their services for us.

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Equity Compensation Plan Information

The following table summarizes our compensation plans under which our equity securities are authorized for issuance as of December 31, 2021:

Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($/share)		(c) Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	505,192	(1)	–	(2)	1,143,730	(3)
Equity compensation plans not approved by stockholders	–		–		–
Total	505,192	(1)	–	(2)	1,143,730	(3)

 ______________________

(1)	Represents restricted stock units (“RSUs”) granted under our stockholder approved equity compensation plan referred to as the 2020 Omnibus Incentive Plan (“2020 Plan”).
(2)	Weighted-average exercise price is not shown as there is no exercise price for RSUs.
(3)	On the first anniversary date from the adoption date of the 2020 Plan (or on October 21, 2022), the total number of shares of common stock reserved for issuance under the 2020 Plan increased to 20% of the fully diluted shares of common stock outstanding, including shares of common stock reserved for issuance under convertible securities, such as the shares issuable upon the conversion of convertible preferred stock, as calculated on an as-converted basis. On October 21, 2021, the number of shares reserved for issuance under the 2020 Plan increased to 1,661,966.

2020 Omnibus Incentive Plan

On October 21, 2020, we adopted our 2020 Omnibus Incentive Plan (the “2020 Plan”) and on October 22, 2020, the 2020 Plan was approved by our stockholders. The 2020 Plan was adopted to promote our long-term success and the creation of stockholder value by motivating participants, through equity incentive awards, to achieve long-term success in our business. The 2020 Plan permits the discretionary award of stock options, restricted stock, RSUs, and other equity awards to selected participants. Under the 2020 Plan, we have initially reserved 802,785 shares of common stock for issuance thereunder. On the first anniversary date from the adoption date of the 2020 Plan (or on October 21, 2021), the number of shares of common stock reserved for issuance under the 2020 Plan automatically increased to 1,661,966, representing 20% of the fully diluted shares of common stock outstanding, including shares of common stock reserved for issuance under convertible securities, such as the shares issuable upon the conversion Series B Preferred, as calculated on an as-converted basis.

The following description of the pertinent terms of the 2020 Plan is a summary and is qualified in its entirety by the full text of the 2020 Plan.

•	If not terminated earlier by our Board, grants under the 2020 Plan will not be allowed after October 21, 2030;
•	Up to a maximum aggregate of 802,785 shares of common stock may be issued under the 2020 Plan up until the first anniversary of the 2020 Plan. The maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs is also 802,785 up until the first anniversary of the 2020 Plan;
•	On the one year anniversary from the adoption date of 2020 Plan (or on October 21, 2021), the number of shares of common stock reserved for issuance thereunder automatically increased to 1,661,966 or 20% of the fully diluted shares of common stock outstanding, including shares of common stock to be issued under convertible securities, as calculated on an as-converted basis;
•	The 2020 Plan will generally be administered by a committee comprised solely of independent members of our board of directors. This committee will be the Compensation Committee unless otherwise designated by our board of directors. The board of directors may designate a separate committee to make awards to employees who are not officers subject to the reporting requirements of Section 16 of the Exchange Act;
•	Employees, consultants and board members are eligible to receive awards, provided that the Committee has the discretion to determine (i) who shall receive any awards, and (ii) the terms and conditions of such awards;

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Administration of the 2020 Plan

The 2020 Plan will be administered by the Committee, which shall consist of independent board members. With respect to certain awards issued under the 2020 Plan, the members of the Committee also must be “Non-Employee Directors” under Rule 16b-3 of the Exchange Act. Subject to the terms of the 2020 Plan, the Committee has the sole discretion, among other things, to:

•	Select the individuals who will receive awards;
•	Determine the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule);
•	Correct any defect, supply any omission, or reconcile any inconsistency in the 2020 Plan or any award agreement;
•	Accelerate the vesting, extend the post-termination exercise term or waive restrictions of any awards at any time and under such terms and conditions as it deems appropriate, subject to the limitations set forth in the 2020 Plan;
•	Permit a participant to defer compensation to be provided by an award; and
•	Interpret the provisions of the 2020 Plan and outstanding awards.

The Committee may suspend vesting, settlement, or exercise of awards pending a determination of whether a selected participant’s service should be terminated for cause (in which case outstanding awards would be forfeited). Awards may be subject to any policy that the Board may implement on the recoupment of compensation (referred to as a “clawback” policy). The members of the Board, the Committee and their delegates shall be indemnified by us to the maximum extent permitted by applicable law for actions taken or not taken regarding the 2020 Plan.

Types of Awards

•	Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The Committee will determine, among other terms and conditions, the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of a share of our common stock on the date of grant of the stock option. The exercise price of each stock option granted under the 2020 Plan must be paid in full at the time of exercise, either with cash, or through a broker-assisted “cashless” exercise and sale program, or net exercise, or through another method approved by the Committee. Stock options granted under the 2020 Plan may be either ISOs or NQSOs. In order to comply with Treasury Regulation Section 1.422-2(b), the 2020 Plan provides that all available shares may be issued pursuant to the exercise of ISOs.
•	SARs. A SAR is the right to receive, upon exercise, an amount equal to the difference between the fair market value of the shares on the date of the SAR’s exercise and the aggregate exercise price of the shares covered by the exercised portion of the SAR. The Committee determines the terms of SARs, including the exercise price (provided that such per share exercise price cannot be less than the fair market value of a share of our common stock on the date of grant), the vesting and the term of the SAR. Settlement of a SAR may be in shares of common stock or in cash, or any combination thereof, as the Committee may determine. SARs may not be repriced or exchanged without stockholder approval.
•	Restricted Stock. A restricted stock award is the grant of shares of our common stock to a selected participant and such shares may be subject to a substantial risk of forfeiture until specific conditions or goals are met. The restricted shares may be issued with or without cash consideration being paid by the selected participant as determined by the Committee. The Committee also will determine any other terms and conditions of an award of restricted stock.
•	RSUs. RSUs are the right to receive an amount equal to the fair market value of the shares covered by the RSU at some future date after the grant. The Committee will determine all of the terms and conditions of an award of RSUs. Payment for vested RSUs may be in shares of common stock or in cash, or any combination thereof, as the Committee may determine. RSUs represent an unfunded and unsecured obligation for us, and a holder of a stock unit has no rights other than those of a general creditor.
•	Other Awards. The 2020 Plan also provides that other equity awards, which derive their value from the value of our shares or from increases in the value of our shares, may be granted. Substitute awards may be issued under the 2020 Plan in assumption of or substitution for or exchange for awards previously granted by an entity which we (or an affiliate) acquire.
•	Limited Transferability of Awards. Awards granted under the 2020 Plan generally are not transferrable other than by will or by the laws of descent and distribution. However, the Committee may in its discretion permit the transfer of awards other than ISOs.

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Change in Control

In the event that we are a party to a merger or other reorganization or similar transaction, outstanding 2020 Plan awards will be subject to the agreement pertaining to such merger or reorganization. Such agreement may provide for (i) the continuation of the outstanding awards by us if we are a surviving corporation, (ii) the assumption or substitution of the outstanding awards by the surviving entity or its parent, (iii) full exercisability and/or full vesting of outstanding awards, or (iv) cancellation of outstanding awards either with or without consideration, in all cases with or without consent of the selected participant. The Committee will decide the effect of a change in control of us on outstanding awards.

Amendment and Termination of the 2020 Plan

The Board generally may amend or terminate the 2020 Plan at any time and for any reason, except that it must obtain stockholder approval of material amendments to the extent required by applicable laws, regulations or rules.

Principal Stockholders

The following table sets forth information, as of January 21, 2022, regarding the beneficial ownership of our common stock and Series B Preferred Stock by:

•	each person known by us to be a beneficial owner of more than five percent (5%) of our outstanding common stock
•	each person known by us to be a beneficial owner of more than five percent (5%) of our Series B Preferred Stock;
•	each of our directors;
•	each of our named executive officers; and
•	all directors and named executive officers as a group.

The amounts and percentage of common stock and Series B Preferred beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of January 21, 2022, including, but not limited to, any right to acquire the security upon vesting of a restricted stock units (“RSUs”) or through the exercise of any option or warrant or through the conversion of a security. Any securities not outstanding that are subject to outstanding RSUs, options, warrants or other convertible securities shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by that person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

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Unless otherwise indicated, each person named below holds sole investment and voting power, other than the powers that may be shared with the person’s spouse under applicable law. Unless otherwise noted below, each individual’s address is 9114 Adams Avenue, #202, Huntington Beach, California 92646.

Title of Class	Name of Beneficial Owner	Amount and Nature of Ownership (1)	Percent of Class (1)
Common Stock, $0.00001 par value:
	Nicole Steinmetz, Ph.D. (2)	2,212,122	30.55%
	Steven King	1,641,252	22.67%
	Paul Lytle	1,641,252	22.67%
	Case Western Reserve University (3)	802,786	9.98%
	Steven Fiering, Ph.D.	570,870	7.88%
	Robert Garnick, Ph.D. (4)	401,253	5.51%
	Robert A. Baffi, Ph.D. (4)	44,459	*
	Gloria H. Felcyn (5)	13,019	*
	Carlton M. Johnson, Jr.	1,050	*

	All officers and directors as a group	5,954,407	81.11%
	(seven individuals in total)

Series B Preferred, $0.00001 par value:
	Case Western Reserve University 10900 Euclid Avenue Adelbert Hall, Suite 4 Cleveland, OH 44106-7014	70,000	100.0%

 _____________

*	Represents less than 1%
(1)	Applicable percentage ownership of common stock computed on the basis of 7,241,137 shares of common stock and 70,000 shares of Series B Preferred outstanding at January 21, 2022.
(2)	Includes 570,870 shares of common stock held by spouse.
(3)	Represents the conversion of 70,000 shares of our Series B Preferred, whereby each share of the Series B Preferred shall initially convert into 11.46837 shares of common stock of the Company subject to certain anti-dilution protections as defined in the Series B Certificate of Designations.
(4)	Includes 44,459 shares of common stock to be issued upon the conversion of unsecured convertibles notes and accrued interest thereon.
(5)	Includes 11,115 shares of common stock to be issued upon the conversion of unsecured convertibles notes and accrued interest thereon.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions With Directors, Executive Officers and Principal Stockholders

Our Audit Committee Charter provides that the Audit Committee of the Board of Directors will review and approve all related party transactions involving directors or executive officers and will review and monitor conflicts of interest situations involving such individuals where appropriate, and approve or prohibit any involvement of such persons in matters that may involve a conflict of interest or taking of a corporate opportunity. There were no transactions, or series of transactions during the year ended December 31, 2021, nor are there any currently proposed transactions, or series of transactions, to which we are a party, in which the amount exceeds $120,000, and in which to our knowledge any director, executive officer, nominee, five percent or greater stockholder, or any member of the immediate family of any of the foregoing persons, has or will have any direct or indirect material interest.

Notwithstanding the foregoing, during the seven months ended December 31, 2020, the Company’s Board of Directors approved to enter into consulting agreements with Nicole Steinmetz, Ph.D., acting Chief Scientific Officer, Dr. Steinmetz’s spouse, and Steve Fiering, Ph.D., each a co-founder of Private Mosaic and greater than 5% shareholder of the Company (“Related Parties”), for their scientific contributions towards advancing the technology platforms, in the monthly amounts of $5,000, $2,500, and $2,500, respectively. During April 2021, we entered into consulting agreements with the Related Parties retroactive to September 1, 2020. During the year ended December 31, 2021, we incurred related party consulting expenses for Dr. Steinmetz, Dr. Steinmetz’s spouse, and Dr. Fiering in the aggregate amount of $60,000, $30,000 and $30,000, respectively, included in research and development expenses in the accompanying consolidated financial statements. Pursuant to the consulting agreements, Dr. Steinmetz, Dr. Steinmetz’s spouse, and Dr. Fiering are initially paid 15% of their monthly amounts up and until the Company is able to raise at least $4 million in new funding. In exchange for the deferral of consulting payments, the Company agreed to grant each of the Related Parties RSU’s with a fair market value equal to 20% of their deferred cash compensation as of the closing date of the financing (the “20% Deferral”). The number of RSU’s to be granted will be calculated based on the closing price of the Company’s common stock on the closing date of the financing and will vest one-year from the date of grant. There was no share-based compensation expense recorded for year ended December 31, 2021 pertaining to the 20% Deferral as the terms are unknown and are based on a future performance trigger.

In addition, on May 7, 2021, we entered into convertible note purchase agreements with five (5) accredited investors, including three members of our Board of Directors that participated on the same terms as other accredited investors, in the aggregate principal amount of $575,000. Of such amount, the three members of our Board of Directors invested $225,000 in aggregate (see Note 7 to the accompanying consolidated financial statements).

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Issuer Direct Corporation, having an office at 1981 Murray Holladay Rd., Suite 100, Salt Lake City, UT 84117; their phone number is (801) 272-9294.

Dividend Policy

We paid no dividends during the year ended December 31, 2021 or the period of March 30, 2020 (date of inception) to December 31, 2020, and we do not expect to pay any cash dividends in the foreseeable future. We expect to retain our future earnings, if any, to fund our research and development efforts.

Anti-takeover Effects of Delaware Law and our Amended and Restated Certificate and Bylaws

Some provisions of Delaware law, our Amended and Restated Certificate and our Bylaws will contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

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These provisions, which are discussed in more detail below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law. The Amended and Restated Certificate expressly states that we have elected not to be governed by Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of such corporation approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.

Exclusive Forum Selection. Our Amended and Restated Certificate provides that unless we consent in writing to the selection of an alternative forum, and subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;
•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;
•	any action asserting a claim against us arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or
•	any action asserting a claim against us that is governed by the internal affairs doctrine.

This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provision may have the effect of discouraging lawsuits against us or our directors and officers. Any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock shall be deemed to have notice of and consented to this exclusive forum provision, but will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar exclusive forum provisions in other corporations’ articles of incorporation has been challenged in legal proceedings, and it is possible that a court could rule that this provision in our amended and restated articles of incorporation is inapplicable or unenforceable.

Our Amended and Restated Certificate and Our Bylaws

Provisions of our Amended and Restated Certificate and our Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

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Among other things, our Amended and Restated Certificate and Bylaws provide that, at any time after the first date on which our common stock is listed or quoted on a national securities exchange (the “Trigger Date”):

•	any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series (prior to such time, such actions may be taken without a meeting by written consent of holders of common stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting);
•	all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders (prior to such time, vacancies may also be filled by the affirmative vote of the holders of a majority of our then outstanding common stock);
•	our Bylaws may only be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock (prior to such time, our bylaws may be amended by the affirmative vote of the holders of a majority of our then outstanding common stock);
•	special meetings of our stockholders may only be called by the board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the board of directors (prior to such time, a special meeting may also be called at the request of stockholders holding a majority of the outstanding shares of common stock);
•	our director may be removed only for cause by the affirmative vote of the holders of at least 75% of the voting power of our then outstanding shares of common stock entitled to vote generally for the election of directors (prior to such time, any director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the voting power of our then outstanding shares of common stock entitled to vote generally for the election of directors); and
•	our board of directors can be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any (prior to such time, the directors shall consist of a single class with the initial term of office to expire at the first annual meeting of stockholders to occur following the Trigger Date). This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the board of directors.

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DESCRIPTION OF SECURITIES

The following description is intended as a summary of our amended and restated certificate of incorporation (which we refer to as our “Amended and Restated Certificate”) and our amended and restated bylaws (or “Bylaws”). Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our Amended and Restated Certificate and Bylaws.

Our Amended and Restated Certificate authorizes us to issue up to 100,000,000 shares of common stock, par value $0.00001 per share (“Common Stock” or “common stock”), and 5,000,000 shares of preferred stock, par value $0.00001 per share (“Preferred Stock”). As of December 31, 2021, we had 7,241,137 shares of Common Stock issued and outstanding and 70,000 shares of Preferred Stock issued and outstanding, designated as Series B Convertible Voting Preferred Stock. As of December 31, 2021, we had reserved for issuance up to 1,661,966 shares of common stock under our 2020 Omnibus Incentive Plan (“2020 Plan”), of which, 505,192 restricted stock units (“RSUs”) were issued and outstanding under the 2020 Plan.

Description of our Common Stock

Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the exclusive right to vote for the election of directors and do not have cumulative voting rights.

Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to our Amended and Restated Certificate (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Amended and Restated Certificate (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (the “DGCL”). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable.

The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights.

There are no redemption or sinking fund provisions applicable to common stock.

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.

Among other things, our Amended and Restated Certificate provides that, at any time after the first date on which our common stock is listed or quoted on a national securities exchange (the “Trigger Date”):

•	any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series (prior to such time, such actions may be taken without a meeting by written consent of holders of common stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting);
•	all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders (prior to such time, vacancies may also be filled by the affirmative vote of the holders of a majority of our then outstanding common stock);

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•	our Bylaws may only be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock (prior to such time, our Bylaws may be amended by the affirmative vote of the holders of a majority of our then outstanding common stock);
•	special meetings of our stockholders may only be called by the board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the board of directors (prior to such time, a special meeting may also be called at the request of stockholders holding a majority of the outstanding shares of common stock);
•	our director may be removed only for cause by the affirmative vote of the holders of at least 75% of the voting power of our then outstanding shares of common stock entitled to vote generally for the election of directors (prior to such time, any director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the voting power of our then outstanding shares of common stock entitled to vote generally for the election of directors); and
•	our board of directors can be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any (prior to such time, the directors shall consist of a single class with the initial term of office to expire at the first annual meeting of stockholders to occur following the Trigger Date). This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the board of directors.

Description of Preferred Stock

We are authorized to issue up to 5,000,000 shares of “blank check” Preferred Stock, which may be issued from time to time in one or more series upon authorization by our board of directors. Our board of directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control of our Company, all without further action by our stockholders. Our board of directors has designated 70,000 shares of Preferred Stock as Series B Convertible Voting Preferred Stock (“Series B Preferred”).

Series B Preferred

Each share of Series B Preferred has a par value of $0.00001 per share, no dividend rate, a stated value of $6.50 per share, and each share of Series B Preferred converts into 11.46837 shares of common stock of the Company (“Series B Conversion Number”). In addition, the Series B Preferred possesses full voting rights, on an as-converted basis, as the common stock of the Company, as defined in the Series B Certificate of Designation. Furthermore, the Series B Preferred does not have any mandatory conversion rights and only converts upon written notice from the holder.

The Class B Preferred also includes certain anti-dilution rights, whereby the holder of Class B Preferred will continue to maintain ownership equal to 10% of the fully diluted shares of common stock outstanding, including for such purposes all other convertible securities outstanding and reserved for issuance (except equity awards issued and outstanding and reserved for issuance under a board approved equity compensation plan reserving for issuance no more than ten percent (10%) of the outstanding common stock of the Company then outstanding), until we raise at least $1 million from the sale of either Preferred Stock or common stock, or a combination thereof (“Capital Threshold”). In addition, the net working capital acquired under a reverse merger of approximately $374,000 was applied against the Capital Threshold. As such, the remaining Capital Threshold is approximately $626,000 as of December 31, 2021.

In the event of any Liquidation Event, the holder of Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of common stock, an amount per share in cash equal to the greater of (x) the stated value of $6.50 for each share of Series B Preferred then held by the holder or (y) the amount payable per share of common stock which such holder of Series B Preferred would have received if such Holder had converted to common stock immediately prior to the Liquidation Event.

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Warrants to be Sold to the Public

General

Each warrant is exercisable to purchase one share of common stock at an exercise price of $          per share, which is a 20% premium over the unit price of the securities offered hereby. This exercise price will be adjusted if specific events, summarized below, occur. A holder of warrants will not be deemed a holder of the underlying common stock for any purpose until the warrant is exercised.

Form and Exchange Listing

We have applied for the listing of the warrants offered in this offering on The NASDAQ Capital Market under the symbol “CPMVW”. No assurance can be given that such listing will be approved or that a trading market will develop.

Warrant Agent

The warrants will be issued in registered form under a warrant agency agreement between Issuer Direct Corporation, as warrant agent, and us. The warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercisability

The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Price

The exercise price per share of common stock purchasable upon exercise of the warrants is $          per share or 120% of the public offering price for each share of common stock and accompanying warrants in this offering. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability

Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Redemption

Beginning 90 days after the date of this prospectus, the warrants will be redeemable at our option, in whole or in part, at a redemption price equal to $0.025 per warrant upon 30 days’ prior notice (which may be made via publication of a press release), at any time after the date on which the closing price of our common stock has equaled or exceeded $          (175% of the public offering price of the units) for at least five consecutive trading days, provided we have a current and effective registration statement available covering the exercise of the warrants. Notice of redemption may be made via publication of a press release or any other lawful means. If notice of redemption is made via publication of a press release, no other form of notice or publication will be required. If we call the warrants for redemption, the holders of the warrants will then have to decide whether to sell warrants, exercise them before the close of business on the business day preceding the specified redemption date or hold them for redemption.

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Adjustments in Certain Events

We will make adjustments to the terms of the warrants if certain events occur as described below. If prior to the exercise of any warrants, we effect one or more stock splits, stock dividends or other increases or reductions of the number of shares of our common stock outstanding without receiving compensation therefor in money, services or property, the number of shares of common stock subject to the warrants shall (i) if a net increase shall have been effected in the number of outstanding shares of common stock, be proportionately increased, and the exercise price payable per share of common stock subject to the warrant shall be proportionately reduced, and, (ii) if a net reduction shall have been effected in the number of outstanding shares of the common stock, be proportionately reduced and the exercise price payable per share of common stock subject to the warrant shall be proportionately increased. We may, in our sole discretion, lower the exercise price per share of common stock subject to the warrant at any time prior to the expiration date for a period of not less than 20 days.

In the event of a capital reorganization or reclassification of our common stock, the warrants will be adjusted so that thereafter each warrant holder will be entitled to receive upon exercise the same number and kind of securities that such holder would have received if the warrant had been exercised before the capital reorganization or reclassification of our common stock.

If we merge or consolidate with another corporation, or if we sell our assets as an entirety or substantially as an entirety to another corporation, we will make provisions so that holder of the warrants will be entitled to receive upon exercise of a warrant the kind and number of securities, cash or other property that would have been received as a result of the transaction by a person who was our stockholder immediately before the transaction and who owned the same number of shares of common stock for which the warrant was exercisable immediately before the transaction. No adjustment to the warrants will be made, however, if a merger or consolidation does not result in any reclassification or change in our outstanding common stock.

Rights as a Stockholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

SHARES ELIGIBLE FOR FUTURE SALE

Sale of restricted shares

Based on the number of shares of our common stock outstanding as of December 31, 2021, upon the closing of the offering, and assuming no exercise of the underwriters’ option to purchase additional units, we will have outstanding           shares of common stock. This includes the          shares that we are selling in the offering, but does not include           shares of common stock reserved for issuance upon the exercise of the warrants. Following this offering,          shares will be restricted as a result of securities laws or lock-up agreements but may be able to be sold commencing 180 days after the offering.

All of the shares of common stock to be sold in the offering and shares of common stock underlying the investor warrants, and any shares sold upon exercise of the underwriters’ option to purchase additional units, will be freely tradable in the public market without restriction or further registration under the Securities Act, unless the shares are held by any of our “affiliates” as such term is defined in Rule 144 of the Securities Act. All remaining shares of common stock held by existing stockholders immediately prior to the consummation of this offering will be freely tradable as well, but for any “restricted securities” as such term is defined in Rule 144 that will then be held by our “affiliates”. These restricted securities will only be eligible for public sale if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144, which rules are summarized below. As a result of the contractual 180-day lock-up period described below and the provisions of Rule 144 of the Securities Act, the restricted securities will be available for sale in the public markets as follows:

Date Available for Sale	Shares Eligible for Sale	Description
Date of Prospectus		Shares registered for issuance under the offering
Share of unrestricted common stock not registered in the offering not otherwise subject to lock-up
Shares of restricted stock eligible for resale under Rule 144 and not otherwise subject to lockup
180 Days after Prospectus Date		Lock-up shares released and saleable under Rules 144

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Rule 144

In general, a person who has beneficially owned restricted stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (ii) we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Persons who have beneficially owned restricted shares for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the number of shares then outstanding, which will equal approximately [●] shares immediately after this offering, assuming no exercise of the underwriters’ option to purchase additional shares, based on the number of shares outstanding as of December 31, 2021; or
•	the average weekly trading volume of our common stock on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Lock-up Agreements

We and our executive officers, directors and certain affiliates, have agreed, subject to limited exceptions, for a period of 180 days after the date of this prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a description of certain U.S. federal income and estate tax considerations related to the purchase, ownership and disposition of our common stock and warrants that are applicable to U.S. and non-U.S. holders (defined below).

This summary:

•	is based on the Code, U.S. federal tax regulations promulgated or proposed under it, or Treasury Regulations, judicial authority and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or IRS, each as of the date of this prospectus and each of which are subject to change at any time, possibly with retroactive effect;
•	is applicable only to holders who hold the shares and warrants as “capital assets” within the meaning of section 1221 of the Code;
•	does not discuss the applicability of any U.S. state or local taxes, non-U.S. taxes or any other U.S. federal tax except for U.S. federal income tax; and
•	does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances, including alternative minimum tax considerations, or who are subject to special treatment under U.S. federal income tax laws, including but not limited to:
–	certain former citizens and long-term residents of the United States;
–	banks, financial institutions, or “financial services entities”;
–	insurance companies;
–	tax-exempt organizations;
–	tax-qualified retirement and pension plans;
–	brokers, dealers or traders in securities, commodities or currencies;
–	persons subject to the alternative minimum tax;
–	persons that own or have owned more than 5% of our common stock;
–	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
–	investors holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” or other risk-reduction transaction;
–	investors who are an integral part or controlled entity of a foreign sovereign, partnerships or other pass-through entities;
–	real estate investment trusts and regulated investment companies; and
–	“controlled foreign corporations” and “passive foreign investment companies.”

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This description constitutes neither tax nor legal advice. Prospective investors are urged to consult their own tax advisors to determine the specific tax consequences and risks to them of purchasing, holding and disposing of our common stock and warrants, including the application to their particular situations of any U.S. federal, state, local and non-U.S. tax laws and of any applicable income tax treaty.

Certain U.S. Federal Income Tax Considerations Applicable to U.S. Holders

U.S. Holder Defined

For purposes of this discussion, a U.S. holder is a beneficial owner of our common stock and warrants that is a “U.S. person” for U.S. federal income tax purposes. A “U.S. person” is any of the following:

•	a citizen or resident of the United States for U.S. federal income tax purposes;
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•	a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect to be treated as a U.S. person.

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns our common stock and warrants, then the U.S. federal income tax treatment of a partner in that partnership, including a partner that is a U.S. person, generally will depend on the status of the partner and the partnership’s activities. Partners and partnerships should consult their own tax advisors with regard to the U.S. federal income tax treatment of an investment in our common stock and warrants.

Allocation of Purchase Price and Characterization of Common Stock and Warrants

The acquisition of the common stock and warrants should be treated for U.S. federal income tax purposes as the acquisition of one share of common stock and one warrant. We intend to treat the acquisition in this manner and assume that you will adopt such treatment for applicable tax purposes. For U.S. federal income tax purposes, each purchaser must allocate the purchase price paid by such holder between the common stock and the warrants based on the relative fair market value of each at the time of issuance. The price allocated to the common stock and the warrants should constitute the shareholder’s initial tax basis in such share or warrant.

The foregoing treatment of the common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the common stock and warrants, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisors regarding the tax consequences of an investment in the common stock and warrants. The balance of this discussion assumes that the characterization of the common stock and warrants described above is respected for U.S. federal income tax purposes.

Distributions to U.S. Holders

Distributions of cash or property, if any, paid to a U.S. holder of our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions made on our common stock that are treated as dividends generally will be included in your income as ordinary dividend income. With respect to noncorporate taxpayers, such dividends are generally taxed at reduced rates provided certain holding period requirements are satisfied.

Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described under the section titled “— Sale or Taxable Disposition of Common Stock and Warrants by U.S. Holders” below.

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Sale or Taxable Disposition of Common Stock and Warrants by U.S. Holders

A U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our common stock or warrants. Upon the sale, exchange or disposition of our common stock or warrants, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange and (ii) your adjusted tax basis in the common stock or warrants. Such capital gain or loss will be long-term capital gain or loss if your holding period in the common stock or warrants is more than one year at the time of the sale, exchange or disposition. Long-term capital gains recognized by certain noncorporate taxpayers will generally be subject to reduced rates of U.S. federal income tax. See “Exercise or Lapse of a Warrant” below for a discussion regarding a U.S. Holder’s tax basis in the common stock acquired pursuant to the exercise of a warrant. The deductibility of capital losses is subject to limitations.

Redemption of Common Stock

In the event that a U.S. Holder’s common stock is redeemed or if we purchase a U.S. Holder’s common stock in an open market transaction (referred to herein as a redemption), the treatment of the redemption for U.S. federal income tax purposes will depend on whether it qualifies as a sale of the common stock under Section 302 of the Code. If the redemption qualifies as a sale of the common stock, the U.S. Holder will be treated as described under “Sale or Taxable Disposition of Common Stock and Warrants by U.S. Holders” above. If the redemption does not qualify as a sale of the common stock, the U.S. Holder will be treated as receiving a distribution with the tax consequences described above under “Distributions to U.S. Holders.” Whether a redemption qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder described in the following paragraph) relative to all of our shares outstanding both before and after such redemption. A redemption of common stock generally will be treated as a sale of the common stock (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our shares actually owned by the U.S. Holder, but also our shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of the common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of ours. The redemption of the common stock will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption by us.

If none of the foregoing tests are satisfied, then the redemption will be treated as a distribution and the tax effects will be as described under “Distributions to U.S. Holders” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed common stock will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by it.

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Exercise or Lapse of a Warrant

A U.S. Holder generally will not recognize gain or loss upon the acquisition of a share of common stock on the exercise of a warrant for cash. A U.S. Holder’s initial tax basis in a share of common stock received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant (that is, the portion of the U.S. Holder’s purchase price for the common stock and warrants that is allocated to the warrant, as described above under “Allocation of Purchase Price and Characterization of Common Stock and Warrants”) and the exercise price. It is unclear whether a U.S. Holder’s holding period for a share of common stock received will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

Contributions Tax

Certain U.S. holders who are individuals, estates or certain trusts must pay a 3.8% tax on the U.S. person’s “net investment income.” Net investment income generally includes, among other things, dividend income and net gains from the disposition of our common stock. A U.S. holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our common stock.

Certain U.S. Federal Income Tax Considerations Applicable to Non-U.S. Holders

Non-U.S. Holder Defined

For purposes of this discussion, a non-U.S. holder is a beneficial owner of our common stock that is not a “U.S. holder” (as defined under the section titled “U.S. Holder Defined” above).

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns our common stock, then the U.S. federal income tax treatment of a partner, including a partner that is a non-U.S. person, in that partnership generally will depend on the status of the partner and the partnership’s activities. Partners and partnerships should consult their own tax advisors with regard to the U.S. federal income tax treatment of an investment in our common stock.

Distributions to Non-U.S. Holders

Distributions of cash or property, if any, paid to a non-U.S. holder of our common stock will constitute “dividends” for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. If the amount of a distribution exceeds both our current and accumulated earnings and profits, such excess will first constitute a nontaxable return of capital, which will reduce the holder’s tax basis in our common stock, but not below zero. Any excess will be treated as gain from the sale of our common stock and will be treated as described under the section titled “— Sale or Taxable Disposition of Common Stock by Non-U.S. Holders” below.

Subject to the following paragraphs, dividends on our common stock generally will be subject to U.S. federal withholding tax at a 30% gross rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty. We may withhold up to 30% of either (i) the gross amount of the entire distribution, even if the amount of the distribution is greater than the amount constituting a dividend, as described above or (ii) the amount of the distribution we project will be a dividend, based upon a reasonable estimate of both our current and our accumulated earnings and profits for the taxable year in which the distribution is made. If tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, then you may obtain a refund of that excess amount by timely filing a claim for refund with the IRS. Any such distributions will also be subject to the discussion below under the section titled “Foreign Account Tax Compliance Act Considerations.”

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To claim the benefit of a reduced rate of or an exemption from U.S. federal withholding tax under an applicable income tax treaty, a non-U.S. holder will be required (i) to satisfy certain certification requirements, which may be made by providing us or our agent with a properly executed and completed IRS Form W-8BEN (for individuals) or W-8BEN-E (for entities) certifying, under penalty of perjury, that the holder qualifies for treaty benefits and is not a U.S. person or (ii) if our common stock is held through certain non-U.S. intermediaries, to satisfy the relevant certification requirements of the applicable Treasury Regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.

Dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment, or a fixed base in the case of an individual non-U.S. holder, that is maintained by the non-U.S. holder in the United States) (“effectively connected dividends”) are not subject to the U.S. federal withholding tax, provided that the non-U.S. holder certifies, under penalty of perjury, that the dividends paid to such holder are effectively connected dividends on a properly executed and completed IRS Form W-8ECI (or other applicable form). Instead, any such dividends will be subject to U.S. federal income tax on a net income basis in a manner similar to that which would apply if the non-U.S. holder were a U.S. person.

Corporate non-U.S. holders who receive effectively connected dividends may also be subject to an additional “branch profits tax” at a gross rate of 30% on their earnings and profits for the taxable year that are effectively connected with the holder’s conduct of a trade or business within the United States, subject to any exemption or reduction provided by an applicable income tax treaty.

Sale or Taxable Disposition of Common Stock or Warrants by Non-U.S. Holders

Any gain realized on the sale, exchange or other taxable disposition of our common stock or warrants generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment, or fixed base in the case of an individual non-U.S. holder, that is maintained by the non-U.S. holder in the United States);
•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of such disposition and the non-U.S. holder’s holding period in our common stock.

A non-U.S. holder described in the first or second bullet point above generally will be subject to U.S. federal income tax on the net gain derived from the sale or disposition under regular graduated U.S. federal income tax rates as if the holder were a U.S. person. If the non-U.S. holder is a corporation, then the gain may also, under certain circumstances, be subject to the “branch profits” tax, which was discussed above.

With respect to the third bullet point, although there can be no assurance, we believe we are not, have not been and will not become a “United States real property holding corporation” for U.S. federal income tax purposes. In the event that we are or become a United States real property holding corporation at any time during the applicable period described in the third bullet point above, any gain recognized on a sale or other taxable disposition of our common stock or warrants may be subject to U.S. federal income tax, including any applicable withholding tax, if (i) the non-U.S. holder beneficially owns, or has owned, more than 5% of our common stock at any time during the applicable period or (ii) our common stock ceases to be regularly traded on an “established securities market” within the meaning of the Code. Non-U.S. holders who intend to acquire more than 5% of our common stock are encouraged to consult their tax advisors with respect to the U.S. tax consequences of a disposition of our common stock or warrants.

The U.S. federal income tax treatment of a Non-U.S. Holder’s receipt of common stock upon the exercise of a warrant held by a Non-U.S. Holder generally will correspond to the U.S. federal income tax treatment of the receipt of a common stock on the exercise of a warrant by a U.S. Holder, as described under “U.S. Holders — Exercise or Lapse of a Warrant,” above.

Any proceeds from the disposition of our common stock or warrant will also be subject to the discussion below under the section titled “Foreign Account Tax Compliance Act Considerations.”

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Federal Estate Tax

Common stock owned or treated as owned by an individual who is a non-U.S. holder at the time of his or her death generally will be included in the individual’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on our common stock and the proceeds from a sale or other disposition of our common stock or warrant. Copies of information returns may be made available to the tax authorities of the country in which a non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

You may be subject to backup withholding with respect to dividends paid on our common stock or with respect to proceeds received from a disposition of the shares of our common stock or warrant. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you:

•	fail to furnish your taxpayer identification number, or TIN, which, for an individual, is ordinarily his or her social security number;
•	furnish an incorrect TIN;
•	are notified by the IRS that you have failed to properly report payments of interest or dividends; or
•	fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding.

Backup withholding is not an additional tax, but rather is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

A non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under an income tax treaty will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder may be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such non-U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act Considerations

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a U.S. federal withholding tax at a rate of 30% on payments of dividends on, and gross proceeds from the sale or other disposition of, our common stock if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity must enter into an agreement with the IRS or, in the case of a foreign financial institution in a jurisdiction that has entered into an intergovernmental agreement with the United States, comply with the requirements of such agreement and undertake certain due diligence, reporting, withholding, and certain certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA.

Under applicable U.S. Treasury Regulations, withholding under FATCA applies to payments of dividends on our common stock and will apply to payments of gross proceeds from a sale or other disposition of our common stock made on or after January 1, 2019. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of the tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of these rules on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

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Possible Legislative Tax Changes

The foregoing summary of federal income tax law reflects provisions of recent legislation. However, because, Treasury Regulations and other official interpretations have not been issued with respect to a number of such provisions, their meaning is uncertain. In addition, legislation has been or may be proposed in Congress that might have a substantial and adverse effect on U.S and Non-U.S. Holders. U.S. and Non-U.S. Holders should consult with their own professional advisers as to all current and possible future proposals with respect to federal, state and local tax legislation and the effect, if any, that such legislation may have on an investment in our common stock and warrants. In addition, the U.S. federal income tax rate (and any other applicable tax rates) may increase during the ownership of the common stock and warrants and negatively affect the after-tax returns of the U.S. and Non-U.S. Holders. Among other proposed tax changes, the current U.S. presidential administration has proposed increasing the U.S. corporate income tax from its current 21% rate.

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UNDERWRITING

is the representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement between us and the representative of the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of units set forth opposite its name below

Underwriters	Number of Units
[●]

Total	[●]

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from this prospectus, the registration statement of which this prospectus is a part, certain free writing prospectuses that may be used in the offering and in certain marketing materials used in connection with this offering and to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the units, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted the representative of the underwriters an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to an additional          shares of our common stock at a price of $          per (which is the public offering price of $ per Unit minus $0.01) and/or up to an          additional warrants to purchase up to shares of common stock at a price of $0.01 per warrant, in each case, less the underwriting discounts and commissions set forth on the cover of this prospectus, in any combination thereof, to cover over-allotments, if any. To the extent that the representative of the underwriters exercises this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of common stock and/or warrants as the number of Units to be purchased by it in the above table bears to the total number of Units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional shares of common stock and/or warrants to the underwriters to the extent the option is exercised. If any additional shares of common stock and/or warrants are purchased, the underwriters will offer the additional shares of common stock and/or warrants on the same terms as those on which the other shares of common stock and/or warrants are being offered hereunder. If this option is exercised in full, the total offering price to the public will be $              and the total net proceeds, before expenses and after the credit to the underwriting commissions described below, to us will be $             .

Discount, Commissions and Expenses

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Unit		No Exercise of the Over-Allotment Option		Full Exercise of the Over-Allotment Option
Public offering price	$	[●]	$	[●]	$	[●]
Underwriting discount		[●]		[●]		[●]
Proceeds to us, before expenses		[●]		[●]		[●]

The underwriters initially propose to offer part of the units directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers. After the initial offering of the units, the offering price and other selling terms may from time to time be varied by the representative.

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The estimated offering expenses payable by us, exclusive of the underwriting discounts, are approximately $[●], which includes legal, accounting and printing costs, expenses incurred and various other fees associated with the registration and listing of our common stock. We have also agreed to reimburse the representative of the underwriters for its legal counsel fees up to an aggregate $[●] and to pay the representative of the underwriters a [●]% non-accountable expense allowance.

Underwriter Warrants

We have agreed to issue to the representative of the underwriters (or its permitted designees) warrants to purchase up to a total of shares of common stock (5% of the shares of common stock issued in this offering, including the over-allotment, if any). The underwriter warrants will be exercisable at any time, and from time to time, in whole or in part, during the five (5) year period commencing 180 days from the commencement of sales of the Units in this offering, which is also the effective date of the registration statement of which this prospectus is a part, which period is in compliance with applicable FINRA rules. The underwriter warrants are exercisable at a per share price equal to $ per share, or 120% of the public offering price per share of common stock issued in this offering (based on the assumed public offering price of $ per share). The underwriter warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1)(A) of FINRA. The representative (or permitted designees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these underwriter warrants or the securities underlying these underwriter warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the underwriter warrants or the underlying securities for a period commencing 180 days from the commencement of sales of the Units in this offering. In addition, the representative’s warrants provide for registration rights. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the underwriter warrants. The exercise price and number of shares issuable upon exercise of the underwriter warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger, or consolidation. However, the exercise price of the underwriter warrants or underlying shares of common stock will not be adjusted for issuances of shares of common stock at a price below the underwriter warrant exercise price.

Tail Fee

We have also agreed to compensate the representative of the underwriter [●]% with respect to any public or private offering or other financing or capital raising transaction of any kind (“Tail Financing”) to the extend such financing is provided to us by investors that were contacted during the term of our engagement letter with the representative of the underwriter or brought “over-the-wall” or were contacted by them and such Tail Financing is consummated at any time within the 12 months period following the expiration of the engagement letter.

Lock-Up Agreements

We and our executive officers, directors and certain affiliates, have agreed, subject to limited exceptions, for a period of 180 days after the date of this prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Listing

Our shares of common stock are currently listed on the OTCQB Marketplace under the symbol “CPMV.” We plan to apply to list our common stock and warrants on the Nasdaq Capital Market under the symbols “CPMV” and “CPMVW,” respectively. We believe that upon the completion of the offering contemplated, we will meet the standards for listing on the Nasdaq Capital Market or other national exchange. There can be no assurance that our common stock and warrants will be approved for listing on the Nasdaq Capital Market. If Nasdaq does not approve the listing of our common stock and warrants, we will not proceed with this offering.

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Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the securities is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing shares of our common stock and warrants. However, the representatives may engage in transactions that stabilize the price of our common stock and/or warrants, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell shares of our common stock and warrants in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares or warrants than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ overallotment option described above. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares or warrants in the open market. In determining the source of shares or warrants to close out the covered short position, the underwriters will consider, among other things, the price of shares or warrants available for purchase in the open market as compared to the price at which they may purchase shares or warrants through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares or warrants in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock or warrants in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock and/or warrants made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or warrants or preventing or retarding a decline in the market price of our common stock or warrants. As a result, the price of our common stock or warrants may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock or warrants. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock and/or warrants. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock and/or warrants at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, one or more of the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. Any such underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of any such underwriter is not part of this prospectus, and should not be relied upon.

77

Other

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (a) in which such an offer or solicitation is not authorized; (b) in which any person making such offer or solicitation is not qualified to do so; or (c) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus or any other offering or publicity material relating to the shares in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares by it will be made on the same terms.

Canada

The common stock and warrants may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the Company and the underwriter(s) provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglaise seulement.

78

United Kingdom

This prospectus and any other material in relation to the shares of common stock and the warrants described herein is only being distributed to, and is only directed at, persons in the United Kingdom who are “qualified investors” or otherwise in circumstances which do not require publication by the Company of a prospectus pursuant to section 85(1) of the UK Financial Services and Markets Act 2000. Any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, investment professionals falling within Article 19(5), or high net worth entities falling within Article 49(2), of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or other persons to whom such investment or investment activity may lawfully be made available (together, “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus and should not act or rely on it.

Switzerland

The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the European Prospectus Directive (each, a “Relevant Member State”), an offer of our securities may not be made to the public in a Relevant Member State other than:

•	to any legal entity which is a qualified investor, as defined in the European Prospectus Directive;
•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the European Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or
•	in any other circumstances falling within Article 3(2) of the European Prospectus Directive;

provided that no such offer of our securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the European Prospectus Directive or supplement prospectus pursuant to Article 16 of the European Prospectus Directive.

For the purposes of this description, the expression an “offer to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that Relevant Member State by any measure implementing the European Prospectus Directive in that member state, and the expression “European Prospectus Directive” means Directive 2003/71/EC (and amendments hereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Duane Morris LLP. The underwriters are represented by                 .

79

EXPERTS

KMJ Corbin & Company LLP, an independent registered public accounting firm, has audited the consolidated financial statements of Mosaic ImmunoEngineering Inc. (formerly Patriot Scientific Corporation) as of December 31, 2021 and 2020 and for the year ended December 31, 2021, the seven months ended December 31, 2020, and for the period March 30, 2020 (date of inception) to May 31, 2020, included in this prospectus, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about Mosaic ImmunoEngineering, Inc.’s [formerly Patriot Scientific Corporation] ability to continue as a going concern), which is included in this registration statement. The consolidated financial statements of Mosaic ImmunoEngineering, Inc. (formerly Patriot Scientific Corporation) are included in reliance on KMJ Corbin & Company LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock being offered by this prospectus and shares of our common stock underlying the warrants. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock and warrants offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.mosaicie.com. The information found on, or that can be accessed from or that is hyperlinked to our website is not incorporated by reference and is not a part of this prospectus, and should not be relied upon.

All documents filed with the SEC are available for inspection and review on the website of the SEC referred to above. We maintain a website at www.mosaicie.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

80

Mosaic ImmunoEngineering, Inc.

Index to Consolidated Financial Statements

For the Year Ended December 31, 2021 and the

Periods June 1, 2020 to December 31, 2020 and March 30, 2020 (date of inception) to May 31, 2020

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Mosaic ImmunoEngineering Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Mosaic ImmunoEngineering Inc. (formerly Patriot Scientific Corporation) and subsidiaries (the "Company") as of December 31, 2021 and 2020, the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2021, the seven months ended December 31, 2020 and for the period March 30, 2020 (date of inception) to May 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021, the seven months ended December 31, 2020 and for the period March 30, 2020 (date of inception) to May 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has been recently formed with minimal cash on hand and has not yet generated any revenues. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing a separate opinion on the critical audit matters or on the accounts or disclosures to which they relate.

F-2

Accounting for Anti-Dilution Issuance Rights

Critical Audit Matter Description

As described further in Notes 3, 6 and 8 to the consolidated financial statements, the terms of the Company’s Series B Convertible Voting Preferred Stock contain certain anti-dilution issuance rights. The accounting for the anti-dilution feature was complex, as it required management to perform a valuation of the anti-dilution feature at December 31, 2021 with the assistance of a specialist, which involved estimation of the fair value of the anti-dilution feature, as well as determined the appropriate classification and prepared the disclosure of the anti-dilution feature in the consolidated financial statements.

Auditing management’s valuation of the anti-dilution feature involved a high degree of subjectivity as estimates underlying the determination of fair value were based on various inputs and significant assumptions used in the Monte Carlo simulation model, including timing and probability of future financings, and the number of shares issued under the anti-dilution feature.

How the Critical Audit Matter Was Addressed in the Audit

We tested the Monte Carlo simulation model prepared by management’s specialist at December 31, 2021 and assessed the reasonableness of the inputs and significant assumptions. We involved our valuation specialist to assist in the evaluation of the Company’s determination of the fair value of the anti-dilution feature, which included testing the appropriateness of the methodology and underlying assumptions used. We also performed sensitivity analyses to evaluate the materiality of reasonable changes in management’s assumptions. Additionally, we read and assessed the completeness and accuracy of management’s disclosure of the anti-dilution feature.

Accounting for Convertible Note Agreement

Critical Audit Matter Description

As described further in Notes 2 and 7 to the consolidated financial statements, the terms of the Company’s convertible note agreement (“Convertible Note”) entered into with certain investors contains no maturity or repayment terms and is only convertible upon a future financing.

Auditing management’s accounting for the Convertible Note and its appropriate classification was challenging due to the complex nature of the relevant accounting guidance, as well as the extent of management’s judgments in the application of the guidance. Management determined that it was appropriate to account for the Convertible Note as share-settled debt as the instrument embodies a conditional obligation to issue a variable number of the Company’s equity shares and at inception, the monetary value of the obligation is based solely on a fixed value known at inception.

How the Critical Audit Matter Was Addressed in the Audit

We obtained an understanding of management’s assessment of the accounting treatment of the Convertible Note through inspection of the underlying agreement and evaluation of the Company’s analysis of the significant terms of the Convertible Note, the related accounting guidance and their conclusions. Our audit procedures related to the accounting for the Convertible Note included among others, the following: we evaluated management’s conclusions regarding the accounting and classification of the Convertible Note, assessed the reasonableness of management’s estimated life of the Convertible Note, recalculated the accretion to the redemption value during the year ended December 31, 2021, and assessed the completeness and accuracy of management’s disclosure of the Convertible Note.

/s/ KMJ Corbin & Company LLP

We have served as the Company's auditor since 2020.

Irvine, California

January 25, 2022

F-3

Mosaic ImmunoEngineering, Inc.

Consolidated Balance Sheets

	December 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$226,142	$352,738
Prepaid expenses and other current assets	43,352	51,349
Investment in affiliated company	–	27,637
Refundable income taxes	–	26,078
Total current assets	269,494	457,802
Total assets	$269,494	$457,802

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$113,513	$86,014
Accrued payable to founders	–	49,997
Derivative liability	104,300	83,500
Accrued compensation	1,391,297	393,431
Accrued expenses and other	724,247	267,401
Total current liabilities	2,333,357	880,343

Convertible notes	735,148	–

Total liabilities	3,068,505	880,343

Commitments and contingencies

Stockholders’ deficit:
Preferred stock, $0.00001 par value; 5,000,000 shares authorized:
Series A Convertible Voting Preferred Stock; 630,000 shares designated; no shares and 630,000 issued and outstanding as of December 31, 2021 and 2020, respectively	–	6
Series B Convertible Voting Preferred Stock; 70,000 shares designated; 70,000 shares issued and outstanding as of December 31, 2021 and 2020, respectively	1	1
Common stock, $0.00001 par value: 100,000,000 shares authorized: 7,241,137 and 805,803 shares issued and outstanding at December 31, 2021 and 2020, respectively	72	8
Additional paid-in capital	1,728,148	420,198
Accumulated deficit	(4,527,232)	(842,754)
Total stockholders’ deficit	(2,799,011)	(422,541)
Total liabilities and stockholders’ deficit	$269,494	$457,802

See accompanying notes to consolidated financial statements.

F-4

Mosaic ImmunoEngineering, Inc.

Consolidated Statements of Operations

	For the Year Ended December 31, 2021	Seven Months Ended December 31, 2020(1)	For the Period March 30, 2020(1) (2) (date of inception) to May 31, 2020
Operating expenses:
Research and development	$1,456,119	$342,727	$–
General and administrative	2,045,047	492,905	511
Total operating expenses	3,501,166	835,632	511

Other income (expense):
Interest income	36	91	–
Equity in loss of affiliated company	–	(5,102)	–
Change in valuation of derivative liability	(20,800)	–	–
Non-cash interest expense on convertible notes	(30,121)	–	–
Accretion to redemption value on convertible notes	(130,027)	–	–
Total other expense, net	(180,912)	(5,011)	–

Loss before provision for income taxes	(3,682,078)	(840,643)	(511)

Provision for income taxes	2,400	1,600	–

Net loss	$(3,684,478)	$(842,243)	$(511)

Basic loss per common share	$(0.55)	$(1.12)	$–
Diluted loss per common share	$(0.55)	$(1.12)	$–

Weighted average number of common shares outstanding – basic and diluted	6,712,675	752,407	–

___________________

(1)	Prior year financial information covers the periods from June 1, 2020 to December 31, 2020 and March 30, 2020 (date of inception) to May 31, 2020 as a result of the change in fiscal year from May 31st to December 31st effective December 31, 2020 (see Notes 1 and 2 to the accompanying consolidated financial statements).
(2)	Private Mosaic was incorporated on March 30, 2020.

See accompanying notes to consolidated financial statements.

F-5

Mosaic ImmunoEngineering, Inc.

Consolidated Statements of Stockholders’ Deficit

For the Year Ended December 31, 2021

	Series A Convertible Voting Preferred Stock		Series B Convertible Voting Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances, January 1, 2021	630,000	$6	70,000	$1	805,803	$8	$420,198	$(842,754)	$(422,541)

Conversion of Series A Convertible Voting Preferred Stock	(630,000)	(6)	–	–	6,422,290	64	(58)	–	–

Issuance of common stock upon vesting of Restricted Stock Units	–	–	–	–	13,044	–	–	–	–

Share-based compensation	–	–	–	–	–	–	1,308,008	–	1,308,008

Net loss	–	–	–	–	–	–	–	(3,684,478)	(3,684,478)

Balances, December 31, 2021	–	$–	70,000	$1	7,241,137	$72	$1,728,148	$(4,527,232)	$(2,799,011)

F-6

Mosaic ImmunoEngineering, Inc.

Consolidated Statements of Stockholders’ Deficit (continued)

For the Seven Months Ended December 31, 2020

	Series A Convertible Voting Preferred Stock		Series B Convertible Voting Preferred Stock		Common Stock		Class A Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balances, June 1, 2020(1)	–	$–	–	$–	–	$–	–	$–

Issuance of Class A Common Stock to founders	–	–	–	–	–	–	630,000	63

Issuance of Class B Common Stock under License Option Agreement	–	–	–	–	–	–	–	–

Exchange of Class A and Class B Common Stock for Series A and Series B Convertible Voting Preferred Stock under Reverse Merger	630,000	6	70,000	1	–	–	(630,000)	(63)

Net assets acquired under Reverse Merger	–	–	–	–	802,786	8	–	–

Issuance of whole shares in lieu of fractional shares from Reverse Stock Split	–	–	–	–	3,017	–	–	–

Share-based compensation	–	–	–	–	–	–	–	–

Net loss	–	–	–	–	–	–	–	–

Balances, December 31, 2020	630,000	$6	70,000	$1	805,803	$8	–	$–

(continued)

	Class B Common Stock		Common Stock Subscribed	Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Amount	Capital	Deficit	Deficit
Balances, June 1, 2020(1)	–	$–	$63	$–	$(511)	$(448)

Issuance of Class A Common Stock to founders	–	–	(63)	–	–	–

Issuance of Class B Common Stock under License Option Agreement	70,000	7	–	–	–	7

Exchange of Class A and Class B Common Stock for Series A and Series B Convertible Voting Preferred Stock under Reverse Merger	(70,000)	(7)	–	63	–	–

Net assets acquired under Reverse Merger	–	–	–	374,427	–	374,435

Issuance of whole shares in lieu of fractional shares from Reverse Stock Split	–	–	–	–	–	–

Share-based compensation	–	–	–	45,708		45,708

Net loss	–	–	–	–	(842,243)	(842,243)

Balances, December 31, 2020	–	$–	$–	$420,198	$(842,754)	$(422,541)

F-7

Mosaic ImmunoEngineering, Inc.

Consolidated Statements of Stockholders’ Deficit (continued)

For the Period from March 30, 2020 (date of inception) to May 31, 2020

	Common Stock		Common Stock Subscribed	Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Amount	Capital	Deficit	Deficit
Balances, March 30, 2020 (1)(2)	–	$–	$–	$–	$–	$–

Common stock subscribed and not yet issued to founders	–	–	63	–	–	63

Net loss	–	–	–	–	(511)	(511)

Balances, May 31, 2020	–	$–	$63	$–	$(511)	$(448)

______________

(1)	Prior year financial information covers the periods from June 1, 2020 to December 31, 2020 and March 30, 2020 (date of inception) to May 31, 2020 as a result of the change in fiscal year from May 31st to December 31st effective December 31, 2020 (see Notes 1 and 2 to the accompanying consolidated financial statements).
(2)	Private Mosaic was incorporated on March 30, 2020.

See accompanying notes to consolidated financial statements.

F-8

Mosaic ImmunoEngineering, Inc.

Consolidated Statements of Cash Flows

	Year Ended December 31, 2021	For the Seven Months Ended December 31, 2020(1)	For the Period March 30, 2020(1)(2) (date of inception) to May 31, 2020
Operating activities:
Net loss	$(3,684,478)	$(842,243)	$(511)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Share-based compensation	1,308,008	45,708	–
Equity in loss of affiliated company	–	5,102	–
Fair value of common stock issued under License Option Agreement	–	7	–
Anti-dilution rights derivative liability expense	–	83,500	–
Change in fair value of derivative liability	20,800	–	–
Non-cash interest on convertible notes	30,121	–	–
Accretion to redemption value on convertible notes	130,027	–	–
Changes in operating assets and liabilities:			–
Prepaid expenses and other current assets	7,997	(40,947)	–
Refundable income taxes	26,078	–	–
Accounts payable	27,499	(34,712)	–
Accrued payable to founders	–	48,986	1,011
Accrued compensation	997,866	393,431	–
Accrued expenses and other	456,846	88,128	–
Net cash (used in) provided by operating activities	(679,236)	(253,040)	500

Investing activities:
Proceeds from dissolution of affiliate	27,637	–	–
Net cash, cash equivalents and restricted cash acquired in Reverse Merger	–	605,215	–
Net cash provided by investing activities	27,637	605,215	–

Financing activities:
Proceeds from the issuance of convertible notes	525,003	–	–
Proceeds from the issuance of Class A common stock	–	63	–
Net cash provided by financing activities	525,003	63	–

Net (decrease) increase in cash and cash equivalents	(126,596)	352,238	500

Cash and cash equivalents, beginning of period	352,738	500	–

Cash and cash equivalents, end of period	$226,142	$352,738	$500

Supplemental disclosure of non-cash investing and financing activities:

Conversion of Series A Convertible Voting Preferred Stock to common stock	$64	$–	$–
Common stock subscribed and not yet issued	$–	$–	$63
Conversion of accrued payable to founder to convertible note	$49,997	$–	$–
Net liabilities assumed in Reverse Merger, net of cash and restricted cash acquired	$–	$(230,780)	$–

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$2,400	$1,600	$–

______________

(1)	Prior year financial information covers the periods from June 1, 2020 to December 31, 2020 and March 30, 2020 (date of inception) to May 31, 2020 as a result of the change in fiscal year from May 31st to December 31st effective December 31, 2020 (see Notes 1 and 2 to the accompanying consolidated financial statements).
(2)	Private Mosaic was incorporated on March 30, 2020.

See accompanying notes to consolidated financial statements.

F-9

Mosaic ImmunoEngineering, Inc.
Notes to Consolidated Financial Statements

Unless the context otherwise requires, references to the “Company,” the “combined company,” “Mosaic,” “we,” “our,” or “us” in these consolidated financial statements refer to Mosaic ImmunoEngineering, Inc. and its subsidiaries (formerly known as Patriot Scientific Corporation). References to “PTSC” refer to Patriot Scientific Corporation prior to the completion of the Reverse Merger (as discussed below) and references to “Private Mosaic” refer to privately held Mosaic ImmunoEngineering, Inc. prior to the completion of the Reverse Merger.

1.        Organization and Business

Mosaic ImmunoEngineering, Inc. (the “Company,” “combined company,” “Mosaic,” “we,” “us,” or “our”), formerly known as Patriot Scientific Corporation, is a corporation organized under Delaware law on March 24, 1992. We are a development-stage biotechnology company focused on developing and eventually commercializing our proprietary immunomodulator platform technology. Our lead immunomodulator product candidate, MIE-101, is based on a naturally occurring plant virus known as Cowpea mosaic virus (or CPMV) which is believed to be non-infectious in animals including mice, dogs and humans. However, because of its virus protein characteristics and genetic composition, CPMV elicits a strong immune response when delivered directly into tumors as shown in our preclinical studies. Data from numerous mouse cancer models and in companion dogs with naturally occurring tumors show the ability of intratumoral administration of CPMV to result in anti-tumor effects in treated tumors and systemically at other sites of disease through immune activation. MIE-101 is currently in late-stage preclinical development and our goal is to advance MIE-101 into veterinary studies in 2022 and into Phase I clinical trials in 2023, provided we are able to raise sufficient funding.

The Company has two wholly owned subsidiaries: Mosaic ImmunoEngineering Development Company (formerly referred to as Private Mosaic in connection with the Reverse Merger), a corporation organized under Delaware law on March 30, 2020 (date of inception) and Patriot Data Solutions Group, Inc., an inactive subsidiary of PTSC.

Summary of Significant Events

Private Mosaic, a Delaware corporation, was formed on March 30, 2020. On July 1, 2020, we signed a Material Transfer, Evaluation, and Exclusive Option Agreement (“License Option Agreement”) with Case Western Reserve University (“CWRU”), granting us the exclusive right to license technology for a novel platform technology using an immunomodulator platform technology to treat and prevent cancer and infectious diseases in humans and for veterinary use (see Note 6). On August 21, 2020, we closed a Reverse Merger transaction (as discussed below) by and between Patriot Scientific Corporation (now known as Mosaic ImmunoEngineering, Inc.) and Private Mosaic. On November 30, 2020, we filed amended and restated articles of incorporation with the Secretary of State of the State of Delaware (“Amended and Restated Certificate”) to change the name of the Company to Mosaic ImmunoEngineering, Inc. (“Name Change”), to implement a 1-for-500 reverse stock split (“Reverse Stock Split”), and to reduce the number of authorized shares of common stock from 600 million to 100 million. The Reverse Stock Split was effective on December 2, 2020 (see Note 8). All share numbers and preferred stock conversion numbers included herein have been retroactively adjusted to reflect the 1-for-500 Reverse Stock Split. On December 30, 2020, we changed our fiscal year end from May 31 to December 31 effective for the period ended December 31, 2020. On May 7, 2021, we issued unsecured convertible promissory notes in the aggregate principal amount of $575,000 (see Note 7).

In addition, we plan to file an application with The Nasdaq Stock Market requesting that our common stock and potentially warrants (if applicable to any future offering), be listed on the Nasdaq Capital Market in 2022, provided we are able to meet the initial listing requirements. On June 10, 2021 and June 14, 2021, our Board of Directors and majority shareholders, respectively, approved a Discretionary Reverse Stock Split whereby our Board of Directors have broad authority to implement a future reverse stock split through June 25, 2022 at a ratio ranging from 1-for-2 to 1-for-4 or any number in between in order to potentially achieve compliance with the initial listing requirements of the Nasdaq Stock Market. There is no guarantee that we will be able to achieve compliance with the initial listing requirements or if achieved, we will be able to maintain such listing for any period of time by perpetually satisfying Nasdaq Capital Market’s continued listing requirements (see Note 8).

F-10

Mosaic ImmunoEngineering, Inc.
Notes to Consolidated Financial Statements (continued)

Reverse Merger

On August 19, 2020, Patriot Scientific Corporation (now known as Mosaic ImmunoEngineering, Inc.) and Private Mosaic entered into a stock purchase agreement (“Stock Purchase Agreement”), whereby one of the wholly owned subsidiaries of Patriot Scientific Corporation merged with and into Private Mosaic, with Private Mosaic surviving as wholly owned subsidiary of Patriot Scientific Corporation (the “Reverse Merger”). The transaction closed on August 21, 2020 (“Closing Date”) in accordance with the terms of the Stock Purchase Agreement (see Note 2).

On the Closing Date, Patriot Scientific Corporation acquired 100% of the issued and outstanding common stock of Private Mosaic, representing 630,000 shares of its Class A common stock (“Class A Stock”) and 70,000 shares of its Class B common stock (“Class B Stock”) (collectively referred to as “Target Common Stock”). In exchange for the Target Common Stock, the holders of the Class A Stock received 630,000 shares of the Company’s Series A Convertible Voting Preferred Stock (“Series A Preferred”) and holders of the Class B Stock received 70,000 shares of the Company’s Series B Convertible Voting Preferred Stock (“Series B Preferred”). Each share of Series A Preferred converted into 10.194106 shares of common stock as defined in the Series A Certificate of Designation. Each share of Series B Preferred converts into 11.46837 shares of common stock of the Company, possesses full voting rights, on an as-converted basis, as the common stock of the Company and contains certain anti-dilution rights, as defined in the Series B Certificate of Designation. On a fully diluted, as converted basis, the holders of Series A Preferred and Series B Preferred, in aggregate, owned 90% of the issued and outstanding common stock of the Company as of the Closing Date. The Class A Stock and Class B Stock were eliminated and were no longer authorized as of December 31, 2020.

The Reverse Merger was treated by the Company as a reverse merger in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). For accounting purposes, Private Mosaic is considered to have acquired PTSC as the accounting acquirer because: (i) Private Mosaic stockholders owned 90% of the combined company, on an as-converted basis, immediately following the Closing Date, (ii) Private Mosaic directors held a majority of board seats in the combined company and (iii) Private Mosaic management held all key positions in the management of the combined company. Accordingly, Private Mosaic’s historical results of operations replaced PTSC’s historical results of operations for all periods prior to the Closing Date of the Reverse Merger and, for all periods following the Closing Date of the Reverse Merger, the results of operations of the combined company are included in the Company’s financial statements.

Liquidity and Management’s Plans

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. At December 31, 2021, the Company had cash and cash equivalents of $226,142 and has not yet generated any revenues. Therefore, our ability to continue our operations is highly dependent on our ability to raise capital to fund future operations. We anticipate, based on currently proposed plans and assumptions, that our cash and cash equivalents on hand will not satisfy our operational and capital requirements through twelve months from the filing date of these consolidated financial statements.

There are a number of uncertainties associated with our ability to raise additional capital and we have no current arrangements with respect to any additional financing. In addition, the continuation of disruptions caused by COVID-19 may cause investors to slow down or delay their decision to deploy capital based on volatile market conditions which will adversely impact our ability to fund future operations. Consequently, there can be no assurance that any additional financing on commercially reasonable terms, or at all, will be available when needed. The inability to obtain additional capital will delay our ability to conduct our business operations. Any additional equity financing may involve substantial dilution to our then existing stockholders. The above matters raise substantial doubt regarding our ability to continue as a going concern.

F-11

Mosaic ImmunoEngineering, Inc.
Notes to Consolidated Financial Statements (continued)

2.        Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP and include the accounts of Mosaic ImmunoEngineering, Inc. (formerly known as Patriot Scientific Corporation) and our subsidiaries. All intercompany accounts and transactions among the consolidated entities have been eliminated in the consolidated financial statements. Certain reclassifications have been made to amounts in prior periods to conform to the current period presentation. All reclassifications have been applied consistently to the periods presented. Such reclassifications have no effect on net loss as previously reported.

In conjunction with the Reverse Merger, Private Mosaic’s historical results of operations replaced PTSC’s historical results of operations for all periods prior to the Reverse Merger and, for all periods following the Closing Date of the Reverse Merger, the results of operations of the combined company are included in the Company’s consolidated financial statements. The prior year financial information covers the periods from June 1, 2020 to December 31, 2020 and March 30, 2020 (date of inception) to May 31, 2020 as a result of the change in fiscal year from May 31st to December 31st effective December 31, 2020 (see Note 1). In addition, operating results for the year ended December 31, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2022.

Segment Reporting

The Company manages its operations as a single operating segment for the purposes of assessing performance and making operating decisions. No revenue has been generated since inception, and all tangible assets are held in the United States.

Reverse Merger

On August 21, 2020, Private Mosaic completed a Reverse Merger with PTSC pursuant to which Private Mosaic merged into PTSC (see Note 1). Due to the nominal assets and limited operations of PTSC prior to the Reverse Merger, the transaction was treated as a reverse acquisition under the provision of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 whereby Private Mosaic became the accounting acquirer (legal acquiree) and PTSC was treated as the accounting acquiree (legal acquirer). As the transaction was treated as a reverse asset acquisition, no intangibles, including goodwill, were recognized. The net tangible assets acquired and liabilities assumed totaled $374,435 which were acquired by Private Mosaic in connection with the transaction and were recorded at their estimated acquisition date fair values as of the Closing Date, as follows:

Cash and cash equivalents	$427,971
Restricted cash and cash equivalents	177,244
Refundable income taxes	26,078
Prepaid expenses and other current assets	10,402
Investment in affiliated company	32,739
Accounts payable, accrued expenses and other	(299,999)
Net assets acquired	$374,435

Cash and Cash Equivalents

We consider all highly liquid investments acquired with a maturity of three months or less from the purchase date to be cash equivalents.

F-12

Mosaic ImmunoEngineering, Inc.
Notes to Consolidated Financial Statements (continued)

Investment in Affiliated Company

We had a 50% interest in Phoenix Digital Solutions LLC (“PDS”). We accounted for our investment using the equity method of accounting since the investment provides us the ability to exercise significant influence, but not control, over the investee. Significant influence is generally deemed to exist if we have an ownership interest in the voting stock of the investee of between 20% and 50%, although other factors, such as representation on the investee’s Board of Directors, are considered in determining whether the equity method of accounting is appropriate. Under the equity method of accounting, the investment, originally recorded at cost, is adjusted to recognize our share of net earnings or losses of the investee and is recognized in the consolidated statements of operations in the caption “Equity in earnings (loss) of affiliated company” and also is adjusted by contributions to and distributions from PDS. On September 29, 2020, the managing members of PDS agreed to wind up and dissolve PDS as the underlying intellectual property was not deemed enforceable by the managing members. In January 2021, the remaining assets of PDS were distributed to its members (see Note 4).

We own 100% of the preferred stock of Holocom (see Note 4). Prior to impairment, this investment was accounted for at cost since we do not have the ability to exercise significant influence over the operating and financial policies of Holocom.

Financial Instruments and Concentrations of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents.

We invest our cash and cash equivalents primarily in money market funds. Cash and cash equivalents are maintained with high quality financial institutions, which are regularly monitored by management. At times, deposits held with financial institutions may exceed the amount of insurance provided by the Federal Deposit Insurance Corporation and the Securities Investor Protection Corporation. We perform ongoing evaluations of these financial institutions to limit our concentration of risk exposure.

Fair Value of Financial Instruments

Our financial instruments consist principally of cash and cash equivalents, accounts payable, accrued payable to founders, derivative liability, accrued expenses and other, and convertible notes. The carrying value of these financial instruments, except for the derivative liability and convertible notes, approximates fair value because of the immediate or short-term maturity of the instruments. We record the derivative liability at fair value (see Note 3). The convertible notes are initially recorded at their amortized cost and are being accreted to their redemption value over the estimated conversion period using the effective interest method (see Note 7).

Use of Estimates

The preparation of consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Significant estimates in these consolidated financial statements include those related to the fair value of the anti-dilution issuance rights liability (derivative liability), the timing of conversion of the convertible notes, the provision or benefit for income taxes and the corresponding valuation allowance on deferred tax assets. In addition, management’s assessment of the Company’s ability to continue as a going concern involves the estimation of the amount and timing of future cash inflows and outflows. On an ongoing basis, the Company evaluates its estimates, judgments, and methodologies. The Company bases its estimates on historical experience and on various other assumptions believed to be reasonable. Due to the inherent uncertainty involved in making such accounting estimates and assumptions, the actual financial statement results could differ materially from such accounting estimates and assumptions.

F-13

Mosaic ImmunoEngineering, Inc.
Notes to Consolidated Financial Statements (continued)

Convertible Notes

The Company follows ASC 480-10, “Distinguishing Liabilities from Equity” in its evaluation of the accounting for share-settled debt. ASC 480-10-25-14 requires liability accounting for certain financial instruments, including shares that embody an unconditional obligation to transfer a variable number of shares, provided that the monetary value of the obligation is based solely or predominantly on one of the following three characteristics:

a)	A fixed monetary amount known at inception;
b)	Variations in something other than the fair value of the issuer’s equity shares; or
c)	Variations in the fair value of the issuer’s equity shares, but the monetary value to the counterparty moves in the opposite direction as the value of the issuer’s shares

Moreover, equity classification was not an appropriate classification for the convertible notes because the underlying terms of the convertible notes do not expose the investors to risks and rewards similar to those of an owner and, therefore, do not create a shareholder relationship. Pursuant to ASC 835-30, the convertible notes were initially recorded at their amortized cost and were accreted to their redemption value over the estimated conversion period using the effective interest method (see Note 7).

Assessment of Contingent Liabilities

We may be involved in various legal matters, disputes, and patent infringement claims which arise in the ordinary course of our business. We accrue for any estimated losses at the time when we can make a reliable estimate of such loss and it is probable that it has been incurred. By their very nature, contingencies are difficult to estimate. We continually evaluate information related to all contingencies to determine that the basis on which we have recorded our estimated exposure is appropriate.

Patent Costs

Patent fees and patent related costs in connection with filing and prosecuting patent applications are expensed as incurred and are classified as general and administrative expenses in the accompanying consolidated financial statements.

Share-Based Compensation

We account for restricted stock units (“RSUs”) and other share-based awards granted under our equity compensation plan in accordance with the authoritative guidance for share-based compensation. The fair value of RSUs is measured at the grant date based on the closing market price of our common stock on the date of grant, and is recognized as expense on a straight-line basis over the period of vesting. Forfeitures are recognized as a reduction of share-based compensation expense as they occur. At December 31, 2021, there were no outstanding share-based awards with market or performance conditions.

In addition, we periodically grant RSUs to non-employee consultants, which we account for in accordance with the authoritative guidance for share-based compensation. The cost of non-employee services received in exchange for share-based awards are measured based on either the fair value of the consideration received or the fair value of the share-based award issued, whichever is more reliably measurable.

F-14

Mosaic ImmunoEngineering, Inc.
Notes to Consolidated Financial Statements (continued)

Basic and Diluted Income (Loss) Per Common Share

Basic income (loss) per common share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per common share is computed by dividing our net income (loss) available to common stockholders by the sum of the weighted average number of common shares outstanding during the period, plus the potential dilutive effects of unvested RSUs and shares of common stock expected to be issued under our Series B Preferred during the period.

The potential dilutive effect of unvested RSUs outstanding during the period are calculated in accordance with the treasury stock method, but are excluded if their effect is anti-dilutive. The potential dilutive effect of our Convertible Notes and Series A and Series B Preferred outstanding during the period is calculated using the if-converted method assuming the conversion of Convertible Notes and Series A and Series B Preferred as of the earliest period reported or at the date of issuance, if later, but are excluded if their effect is anti-dilutive.

The following table presents common share equivalents excluded from the calculation of diluted net income (loss) per share for the year ended December 31, 2021 and for the seven months ended December 31, 2020, as the effect of their inclusion would have been anti-dilutive during periods of net loss:

	Year Ended December 31, 2021	Seven Months Ended December 31, 2020
Convertible Notes	161,330	–
Series A and Series B Preferred	1,313,050	4,456,589
Unvested RSUs	446,670	23,574
Total	1,921,050	4,480,163

Moreover, in connection with an acquisition of Crossflo by PTSC (see Note 1), 5,690 escrow shares were issued that are contingent upon certain representations and warranties made by Crossflo. We exclude these escrow shares from the basic income (loss) per share calculations and would have included the escrowed shares in the diluted income per share calculations if we reported net income.

Income Taxes

We follow authoritative guidance in accounting for uncertainties in income taxes. This authoritative guidance prescribes a recognition threshold and measurement requirement for the financial statement recognition of a tax position that has been taken or is expected to be taken on a tax return and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Under this guidance, we may only recognize tax positions that meet a “more likely than not” threshold.

We follow authoritative guidance to evaluate whether a valuation allowance should be established against our deferred tax assets based on the consideration of all available evidence using a “more likely than not” standard. In making such judgments, significant weight is given to evidence that can be objectively verified. We assess our deferred tax assets annually under more likely than not scenarios in which they may be realized through future income.

F-15

Mosaic ImmunoEngineering, Inc.
Notes to Consolidated Financial Statements (continued)

In addition, utilization of our net operating loss carryforwards may be subject to an annual limitation due to ownership change limitations that may have occurred as a result of the Reverse Merger, or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). These ownership changes may limit the amount of the net operating loss carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a Company by certain stockholders. Moreover, since we will need to raise substantial additional funding to finance our operations, we may undergo further ownership changes in the future, which could further limit our ability to use net operating loss carryforwards. As a result, if we generate taxable income, our ability to use some of our net operating loss carryforwards to offset U.S. federal taxable income may be subject to limitations, which could result in increased future tax liability to us.

With the exception of refundable income taxes, we have determined that it was more likely than not that all of our deferred tax assets will not be realized in the future due to our continuing pre-tax and taxable losses in addition to the potential loss of deferred tax assets as a result of the Reverse Merger (see Note 1). As a result of this determination, we have recorded a full valuation allowance against our deferred tax assets.

Recently Adopted Accounting Standards

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (“ASU 2019-12”), which simplifies the accounting for income taxes by removing certain exceptions and improving consistent application in certain areas of Topic 740. ASU 2019-12 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2020, however, early adoption is permitted. The Company adopted ASU 2019-12 effective January 1, 2021. Implementation of this guidance did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Standards Not Yet Adopted

No new accounting pronouncements issued but not yet adopted are expected to have a material impact on the Company's consolidated financial statements.

3.        Fair Value of Financial Instruments

The Company’s financial instruments consist of money market funds as well as an anti-dilution issuance rights liability pursuant to the License Option Agreement with CWRU (see Note 6). The anti-dilution issuance rights meet the definition of a derivative under FASB’s ASC Topic 815, “Derivatives and Hedging”, and the liability is carried at fair value.

Under this authoritative guidance, we are required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. We determine fair value based on quoted prices when available or through the use of alternative approaches, such as discounting the expected cash flows using market interest rates commensurate with the credit quality and duration of the investment or valuations by third-party professionals. The three levels of inputs that we may use to measure fair value are:

•	Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;
•	Level 2: Quoted prices in markets that are not active or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability; and
•	Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

F-16

Mosaic ImmunoEngineering, Inc.
Notes to Consolidated Financial Statements (continued)

The following tables set forth the fair value of the Company’s financial assets and liabilities by level within the fair value hierarchy:

		Fair Value Measurements at December 31, 2021 Using
	Fair Value at December 31, 2021	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Cash and cash equivalents	$226,142	$226,142	$–	$–
Total assets	$226,142	$226,142	$–	$–

Liabilities:
Anti-dilution issuance rights derivative liability	$104,300	$–	$–	$104,300
Total liabilities	$104,300	$–	$–	$104,300

		Fair Value Measurements at December 31, 2020 Using
	Fair Value at December 31, 2020	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Cash and cash equivalents	$352,738	$352,738	$–	$–
Total assets	$352,738	$352,738	$–	$–

Liabilities:
Anti-dilution issuance rights derivative liability	$83,500	$–	$–	$83,500
Total liabilities	$83,500	$–	$–	$83,500

Anti-Dilution Issuance Rights Derivative Liability

Pursuant to the Series B Preferred Certificate of Designation, the Series B Preferred includes certain anti-dilution issuance rights, whereby the holder will continue to maintain equity ownership equal to 10% of the fully diluted shares of common stock outstanding, calculated on an as converted basis, including all other convertible securities outstanding and reserved for issuance (and excluding stock options issued and outstanding and reserved for issuance under a Board approved employee stock option plan reserving for issuance no more than ten percent (10%) of the outstanding common stock of the Company) until we raise approximately $626,000 from the sale of common or preferred stock, or a combination thereof.

F-17

Mosaic ImmunoEngineering, Inc.
Notes to Consolidated Financial Statements (continued)

To determine the estimated fair value of the anti-dilution issuance rights liability, the Company used a Monte Carlo simulation methodology, which models the future movement of stock prices based on several key variables. At December 31, 2021, December 31, 2020, and August 21, 2020 (at inception), the estimated fair value of the anti-dilution issuance rights was $104,300, $83,500, and $83,500, respectively. We initially recorded the fair value as a derivative liability with a corresponding charge to research and development expense and we will mark-to-market at each reporting period, with changes in fair value recognized in other income (expense) in the consolidated statement of operations at each period-end while this derivative instrument is outstanding.

The primary inputs used in valuing the anti-dilution issuance rights liability at December 31, 2021, December 31, 2020, and at August 21, 2020 (at inception), were as follows:

	December 31, 2021	December 31, 2020	At inception
Fair value of common stock (per share)	$1.02	$3.25	$3.30
Estimated additional shares of common stock	134,229	31,353	57,462
Expected volatility	105%	90%	135%
Expected term (years)	0.25	0.25	0.45
Risk-free interest rate	0.06%	0.09%	0.11%

The fair value of the common stock was determined by management with the assistance of an independent third-party specialist. The computation of expected volatility was estimated using available information about the historical volatility of stocks of similar publicly traded companies for a period matching the expected term assumption. In addition, the Company incorporated the estimated number of shares, timing, and probability of future equity financings in the calculation of the anti-dilution issuance rights liability.

4.        Investment in Affiliated Companies

Phoenix Digital Solutions, LLC (“PDS”)

PDS was previously formed by PTSC to pursue licensing of its intellectual property. We owned 50% of the membership interests of PDS, representing $27,637 as of December 31, 2020. On September 29, 2020, the members of PDS agreed to wind up and dissolve PDS as the underlying intellectual property was deemed no longer enforceable. In January 2021, the remaining cash on hand of $55,274 was equally distributed to its two members according to the dissolution plan.

Based on our analysis of current authoritative accounting guidance with respect to our prior investment in PDS, we continued to account for our investment in PDS under the equity method of accounting, and accordingly have recorded our share of PDS’s net loss during the seven months ended December 31, 2020 of $5,102 as a decrease in our investment. We have recorded our share of PDS’s net loss as “Equity in loss of affiliated company” in the accompanying consolidated statements of operations.

As a result of the approval of the dissolution plan, PDS adopted the Liquidation Basis of Accounting, effective September 29, 2020. Although the dissolution plan was approved by the members on September 29, 2020, PDS used the liquidation basis of accounting effective September 30, 2020 as a convenience date. Under the Liquidation Basis of Accounting, the following financial statements are no longer presented (except for periods prior to the adoption of the Liquidation Basis of Accounting): balance sheet, a statement of operations, a consolidated statement of members’ equity and a statement of cash flows. The statement of net assets and the statement of changes in net assets are the principal financial statements presented under the Liquidation Basis of Accounting. Under the Liquidation Basis of Accounting, all of the Company’s assets have been stated at their estimated net realizable value.

F-18

Mosaic ImmunoEngineering, Inc.
Notes to Consolidated Financial Statements (continued)

PDS’s statement of net assets under the Liquidation Basis of Accounting as of December 31, 2020 is as follows:

December 31, 2020
Cash and cash equivalents	$55,274
Net assets in liquidation	$55,274

PDS’s statement of changes in net assets for the period October 1, 2020 to December 31, 2020 under Liquidation Basis of Accounting is as follows:

Three Months Ended December 31, 2020
Members’ equity, September 30, 2020 (Going Concern Basis)	$57,173
Changes in net assets in liquidation:
Expenses associated with dissolution	(1,899)
Total net assets in liquidation at December 31, 2020 (Liquidation Basis)	$55,274

PDS’s statements of operations from the Closing Date of the Reverse Merger (August 21, 2020) to September 30, 2020 is as follows:

Period August 21, 2020 to September 30, 2020

Expenses	$(8,305)
Net loss	$(8,305)

Holocom, Inc.

We currently own 2,100,000 shares of preferred stock, representing approximately a 46% ownership interest, on an as-converted basis, in Holocom, Inc. (“Holocom”), a California corporation that manufactures products that protect information transmitted over secure networks. The shares are convertible at our option into shares of Holocom’s common stock on a one-to-one basis. The preferred stock entitles us to receive non-cumulative dividends at the per annum rate of $0.04 per share, when and if declared by the Board of Directors of Holocom, as well as a liquidation preference of $0.40 per share, plus an amount equal to all declared but unpaid dividends.

As of December 31, 2021 and 2020, our investment in Holocom was valued at $0 based on various indicators of impairment, including Holocom’s inability to meet its business plan and raise sufficient capital, in addition to the general economic environment.

5.        Accrued Expenses and Other Current Liabilities; Accrued Payable to Founders

Accrued expenses and other current liabilities consisted of the following:

	December 31, 2021	December 31, 2020
Accrued consulting	$474,275	$40,000
Crossflo acquisition liability	177,244	177,244
Other accrued expenses	72,728	50,157
Total accrued expenses and other current liabilities	$724,247	$267,401

F-19

Mosaic ImmunoEngineering, Inc.
Notes to Consolidated Financial Statements (continued)

In September 2008, PTSC acquired Patriot Data Solutions Group, Inc. formerly known as Crossflo Systems, Inc. (“PDSG”). In connection with an acquisition of Crossflo by PTSC, we have accrued $177,244 that could be payable to Crossflo investors.

Accrued Payable to Founders

At December 31, 2020, accrued payable to founders of $49,997 represented the overpayment of common stock subscribed. Amounts payable to founders did not earn interest and were not convertible into any other security. During May 2021, the amount payable to founder was invested in the Company’s convertible notes (see Note 7).

6.        License Agreements

License Option Agreement with CWRU

On July 1, 2020, we signed a License Option Agreement with CWRU, granting the Company the exclusive right to license certain technology covering an immunomodulator platform technology to treat and prevent cancer and infectious diseases in humans and for veterinary use, including MIE-101, our lead clinical candidate. Under the License Option Agreement, CWRU granted the Company the exclusive option for a period of two (2) years to negotiate and enter into a license agreement with CWRU, provided that we meet certain diligence milestones, including but not limited to, (i) delivering a development plan within 18 months, (ii) raising $3 million in either equity, debt, or grant funding, or a combination thereof within 18 months, (iii), generating sufficient preclinical data to support the identification of the initial field of use to support the initial planned clinical indication for the technology, (iv) determining manufacturing processes and cGMP requirements to manufacture the initial product for use in toxicology studies, and (v) identifying required toxicology studies required to support Phase I clinical trials in the initial field of use. In addition, the parties agreed to the royalty rates payable on net sales of licensed products to fall within the range of 4% to 8% and the parties agree to negotiate in good faith on the final licensing terms. We are currently in negotiations on the final license agreement with CWRU and since July 2020, we have incurred in excess of $4 million towards advancing the Company and the underlying technology and we currently believe we have met the aforementioned development milestones.

Under the License Option Agreement, Private Mosaic issued CWRU 70,000 shares of Class B Common Stock at the fair market value of $7 on the date of issuance, representing 10% of the fully diluted shares of common stock outstanding of Private Mosaic. On August 21, 2020, the Class B Stock was exchanged for shares of Series B Preferred under the Reverse Merger, which included certain anti-dilution rights. Pursuant to the Certificate of Designation, the Series B Preferred holder will continue to maintain ownership equal to 10% of the fully diluted shares of common stock outstanding of the Company, including for such purposes all other convertible securities outstanding and reserved for issuance except stock options issued and outstanding and reserved for issuance under a board approved employee stock option plans reserving for issuance no more than ten percent (10%) of the outstanding common stock of the Company then outstanding, until we initially raise at least $1 million from the sale of either preferred or common stock, or a combination thereof (“Capital Threshold”). In addition, pursuant to the License Option Agreement, net working capital acquired under the Reverse Merger of approximately $374,000 was applied against the Capital Threshold (see Note 2). As of December 31, 2021, the remaining Capital Threshold was approximately $626,000. The anti-dilution issuance rights under the License Option Agreement meet the definition of a derivative instrument under ASC Topic 815 (see Note 3).

In addition, we are responsible for the reimbursement of all patent fees incurred by CWRU under the License Option Agreement from the effective date of the License Option Agreement. During the year ended December 31, 2021 and seven months ended December 31, 2020, we incurred $48,871 and $16,852, respectively, in patent legal fees associated with the License Option Agreement which are included in general and administrative expenses in the accompanying consolidated financial statements. In addition, if we enter into a license agreement with CWRU, we would be responsible for the reimbursement of all past patent costs incurred by CWRU though the effective date of the License Option Agreement, which amount has been estimated to be approximately $267,000. This amount will be expensed when the Company enters into a license agreement with CWRU.

F-20

Mosaic ImmunoEngineering, Inc.
Notes to Consolidated Financial Statements (continued)

License Agreements with University of California San Diego (“UC San Diego”)

During July 2021, we licensed the exclusive rights to develop and commercialize several novel vaccine candidates, including SARS-CoV-2 and other infectious disease applications from UC San Diego. Under the licensing agreement, we are obligated to pay (i) a nominal upfront license access fee, (ii) all patent costs incurred prior to the effective date of the license agreement, (iii) annual license maintenance fees, (iv) aggregate future milestone payments based on potential clinical development and regulatory milestones of up to $165,000 through Phase III development plus additional milestones upon regulatory approval in the U.S. and other countries, (v) potential sales milestones upon achieving certain sales levels, and (vi) a low single digit royalty on net sales and/or a percentage of sublicense income. For the year ended December 31, 2021, we expensed $19,400 in aggregate associated with the upfront fee and intellectual property costs, of which $500 was included in research and development expense and $18,900 was included in general and administrative expense in the accompanying consolidated statement of operations.

During September 2021, we licensed the exclusive rights from UC San Diego to develop and commercialize technology that involves the loading of immuno-stimulatory molecules into plant virus protein nanoparticles, including the ability to load these molecules into MIE-101, our lead product candidate. These plant virus protein nanoparticles can be loaded with other TLR agonists to further tailor specific immune response parameters. Under the licensing agreement, we are obligated to pay (i) a nominal upfront license access fee, (ii) all patent costs incurred prior to the effective date of the license agreement, (iii) annual license maintenance fees, (iv) aggregate future milestone payments based on potential clinical development and regulatory milestones of up to $1,250,000 through Phase III development plus additional milestones upon regulatory approval in the U.S. and other countries, and (v) a low single digit royalty on net sales and/or a percentage of sublicense income. For the year ended December 31, 2021, we expensed $7,360 in aggregate associated with the upfront fee and intellectual property costs, of which $5,000 was included in research and development expense and $2,360 was included in general and administrative expense in the accompanying consolidated statement of operations.

7.        Convertible Notes

On May 7, 2021 (“Effective Date”), we entered into a convertible note purchase agreement (“Note Agreement”) with five (5) accredited investors, including three members of our Board of Directors that participated on the same terms as other accredited investors (collectively, the “Investors”). Pursuant to the Note Agreement, the Company received $525,003 in gross proceeds in addition to $49,997 in accrued payable to founder that was invested in convertible notes and the Company issued unsecured convertible promissory notes (“Convertible Notes”) in the aggregate principal amount of $575,000.

The Convertible Notes have no stated maturity date; bear interest at a simple rate equal to eight percent (8.0%) per annum until converted; and automatically convert into the same equity securities issued for cash in the Qualified Financing (as described below), or at the option of the Investors, into the same equity securities issued for cash in a Smaller Financing (as described below). Interest on the Convertible Notes will be accreted and added to the unpaid principal balance prior to conversion. During the year ended December 31, 2021, the Company recorded non-cash interest expense on Convertible Notes in the amount of $30,121.

The Convertible Notes will convert into the same equity securities offered in the Qualified Financing or Smaller Financing (“Conversion Shares”), as described below, at a conversion price equal to the lower of (i) the product equal to 80% times the lowest per unit purchase price of the equity securities issued for cash in the Qualified Financing or Smaller Financing, or (ii) $2.377 (“Conversion Price”). The Conversion Price may be reduced or increased proportionately as a result of stock splits, stock dividends, recapitalizations, reorganizations, and similar transactions. Upon any conversion of the Convertible Notes in connection with a Qualified Financing or a Smaller Financing, as applicable, the Convertible Notes shall convert immediately prior to the closing thereof, such that the investors paying cash in such Qualified Financing or Smaller Financing, as applicable, are not diluted by the conversion of the Convertible Notes.

F-21

Mosaic ImmunoEngineering, Inc.
Notes to Consolidated Financial Statements (continued)

Pursuant to the Note Agreement, a Qualified Financing represents a single transaction or series or transactions whereby the Company receives aggregate gross proceeds of at least $5 million from the sale of equity securities following the Effective Date (excluding proceeds from the issuance of any future Convertible Notes). A Smaller Financing represents any sale of equity securities whereby the aggregate gross proceeds are less than $5 million (excluding proceeds from the issuance of any future Convertible Notes).

In addition, in the event of a corporate transaction covering the sale of all or substantially all of the Company’s assets, or merger or consolidation with or into another entity, or change in ownership of at least 50% in voting securities of the Company, the holder of the Convertible Note may elect that either: (a) the Company pay the holder of such Convertible Note an amount equal to the sum of (i) all accrued and unpaid interest due on such Convertible Note and (ii) one and one-half (1.5) times the outstanding principal balance of such Convertible Note; or (b) such Convertible Note will convert into that number of conversion shares equal to the quotient obtained by dividing (i) the outstanding principal balance and unpaid accrued interest of such Convertible Note on the date of conversion by (ii) $2.377.

In addition, pursuant to ASC 835-30 (see Note 2), the Convertible Notes were initially recorded at their amortized cost of $575,000 and are being accreted to their redemption value of $718,750 over the estimated conversion period ending March 31, 2022 using the effective interest method. During the year ended December 31, 2021, the Company recorded $130,027 in accretion to redemption value on Convertible Notes.

8.        Stockholders’ Equity and Share-Based Compensation

Stockholders’ Equity

On October 21, 2020 and October 22, 2020, our Board of Directors and majority shareholders, respectively, approved the Reverse Stock Split of one (1) share of our common stock for every 500 shares of our common stock (“1-for-500”). The Reverse Stock Split was effective on December 2, 2020, whereby every 500 shares of the Company’s issued and outstanding common stock were combined into one share of its common stock, except to the extent that the Reverse Stock Split resulted in any of the Company’s stockholders owning a fractional share, which was rounded up to the next highest whole share. As a result, we issued 3,017 new shares of common stock in lieu of fractional shares under the Reverse Stock Split. In connection with the Reverse Stock Split, there was no change in the par value per share. All share numbers and preferred stock conversion numbers included herein have been retroactively adjusted to reflect the 1-for-500 Reverse Stock Split.

The Company’s authorized capital consists of 100,000,000 shares of common stock, par value $0.00001 per share, and 5,000,000 shares of preferred stock, par value $0.00001 per share (“Preferred Stock”). Under the Reverse Merger (see Notes 1 and 2), we designated and issued 630,000 shares of Series A Convertible Voting Preferred Stock (“Series A Preferred”) and 70,000 shares of Series B Convertible Voting Preferred Stock (“Series B Preferred”).

Series A Preferred

On August 21, 2020, the Company issued 630,000 shares of Series A Preferred (classified as permanent equity), in exchange for 630,000 shares of Class A Common Stock of Private Mosaic. Each share of Series A Preferred has a par value of $0.00001 per share, no dividend rate, a stated value of $6.50 per share, and each share of Series A Preferred converts into 10.194106 shares of common stock of the Company (“Series A Conversion Number”). In addition, the Series A Preferred possessed full voting rights prior to conversion, on an as-converted basis, as the common stock of the Company, as defined in the Series A Certificate of Designation.

F-22

Mosaic ImmunoEngineering, Inc.
Notes to Consolidated Financial Statements (continued)

On January 29, 2021, 630,000 shares of Series A Preferred automatically converted into an aggregate 6,422,290 shares of common stock upon the effectiveness of a registration statement registering the resale of the underlying shares. The registration statement on Form S-3 was declared effective by the SEC on January 29, 2021.

Series B Preferred

On August 21, 2020, the Company issued 70,000 shares of Series B Preferred (classified as permanent equity), in exchange for 70,000 shares of Class B Common Stock of Private Mosaic. Each share of Series B Preferred has a par value of $0.00001 per share, no dividend rate, a stated value of $6.50 per share, and each share of Series B Preferred converts into 11.46837 shares of common stock of the Company (“Series B Conversion Number”). In addition, the Series B Preferred possesses full voting rights, on an as-converted basis, as the common stock of the Company, as defined in the Series B Certificate of Designation. Furthermore, the Series B Preferred does not have any mandatory conversion rights and only converts upon written notice from the holder.

The Series B Preferred also includes certain anti-dilution rights (“anti-dilution issuance rights”), whereby the holder of Series B Preferred will continue to maintain ownership equal to 10% of the fully diluted shares of common stock outstanding, including for such purposes all other convertible securities outstanding and reserved for issuance except equity awards issued and outstanding and reserved for issuance under a board approved equity compensation plan reserving for issuance no more than ten percent (10%) of the outstanding common stock of the Company then outstanding, until we raise at least $1 million from the sale of either preferred or common stock, or a combination thereof (“Capital Threshold”). In addition, pursuant to the License Option Agreement, any net working capital acquired under a reverse merger or acquisition shall be applied against the Capital Threshold. The net working capital of PTSC on the Closing Date was approximately $374,000 (see Note 2). As such, the remaining Capital Threshold was approximately $626,000 as of December 31, 2021. The anti-dilution issuance rights meet the definition of a derivative instrument under FASB’s ASC Topic 815 (see Note 3).

In the event of any Liquidation Event, the Holders of Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of common stock, an amount per share in cash equal to the greater of (x) the stated value of $6.50 for each share of Series B Preferred then held by the holder or (y) the amount payable per share of common stock which such holder of Series B Preferred would have received if such Holder had converted to common stock immediately prior to the Liquidation Event.

Share-Based Compensation

2020 Omnibus Incentive Plan

On October 21, 2020, we adopted our 2020 Omnibus Incentive Plan (the “2020 Plan”) and on October 22, 2020, the 2020 Plan was approved by our stockholders. The 2020 Plan was adopted to promote our long-term success and the creation of stockholder value by motivating participants, through equity incentive awards, to achieve long-term success in our business. The 2020 Plan permits the discretionary award of stock options, restricted stock, RSUs, and other equity awards to selected participants. On the first anniversary date from the adoption date of the 2020 Plan (or October 21, 2021), the number of shares of common stock reserved for issuance under the 2020 Plan increased to 20% of the fully diluted shares of common stock outstanding, including shares of common stock reserved for issuance under convertible securities. As of December 31, 2021, we have reserved 1,661,966 shares of common stock for issuance under the 2020 Plan, of which 505,192 were subject to outstanding RSUs and 1,143,730 shares were available for future grants of share-based awards.

F-23

Mosaic ImmunoEngineering, Inc.
Notes to Consolidated Financial Statements (continued)

The cost of all share-based awards will be recognized in the consolidated financial statements based on the fair value of the awards. The fair value of stock option awards will be determined using the Black-Scholes valuation model on the date of grant. The fair value of restricted stock awards and RSUs will be equal to the closing market price of our common stock on the date of grant. The Company will generally recognize share-based compensation expense over the period of vesting or period that services will be provided for all time-based awards. Share-based compensation expense for the year ended December 31, 2021 and the seven months ended December 31, 2020 was comprised of the following:

	Year Ended December 31, 2021	Seven Months Ended December 31, 2020
Research and development	$498,913	$6,756
General and administrative	809,095	38,952
Total	$1,308,008	$45,708

There was no share-based compensation expense for the period March 30, 2020 (date of inception) to May 31, 2020.

The following summarizes our transaction activity related to RSUs for the year ended December 31, 2021:

	Shares	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2021	336,328	$3.30
Granted	181,908	2.86
Vested	(13,044)	3.30
Forfeited	–	–
Nonvested at December 31, 2021	505,192	$3.15

As of December 31, 2021, the total estimated unrecognized compensation cost related to non-vested RSUs was approximately $277,000. This cost is expected to be recognized over the remaining weighted average vesting period of 0.26 years. As of December 31, 2021, 13,044 RSUs have vested under the 2020 Plan.

Discretionary Authority to Implement a Reverse Stock Split at a Ratio of 1:2 to 1:4 (“Discretionary Reverse Stock Split”)

We plan to file an application with The Nasdaq Stock Market requesting that our common stock and potentially warrants (if applicable), be listed on the Nasdaq Capital Market in 2022. On June 10, 2021 and June 14, 2021, our Board of Directors and majority shareholders, respectively, approved a Discretionary Reverse Stock Split whereby our Board of Directors have broad authority to implement a future reverse stock split through June 25, 2022 at a ratio ranging from 1-for-2 to 1-for-4 in order to meet the Nasdaq Stock Market initial listing requirements. The Board maintains the right to elect not to proceed with the Discretionary Reverse Stock Split if it determines, in its sole discretion, that the Company will be able to satisfy the initial listing requirements of the Nasdaq Stock Market without implementing the Discretionary Reverse Stock Split or if it is otherwise no longer in the best interests of the Company. However, the effect of a Discretionary Reverse Stock Split on the market price of the common stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the common stock after the Discretionary Reverse Stock Split will not rise in proportion to the reduction in the number of shares of the common stock outstanding resulting from the Discretionary Reverse Stock Split, effectively reducing our market capitalization, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the prescribed initial listing minimum bid price for a sustained period of time. The market price of our common stock may vary based on other factors that are unrelated to the number of shares outstanding, including the Company’s future performance.

F-24

Mosaic ImmunoEngineering, Inc.
Notes to Consolidated Financial Statements (continued)

The data contained in these consolidated financial statements, including but not limited to share numbers and conversion prices, does not reflect the impact of the Discretionary Reverse Stock Split that may be effectuated.

9.        Income Taxes

The provision (benefit) for income taxes for the year ended December 31, 2021 and for the seven months ended December 31, 2020 is as follows:

	Year Ended December 31, 2021	Seven Months Ended December 31, 2020
Current:
Federal	$–	$–
State	2,400	1,600
Total current	2,400	1,600

Deferred:
Federal	–	–
State	–	–
Total deferred	–	–

Total provision	$2,400	$1,600

The reconciliation of the effective income tax rate to the Federal statutory rate for the year ended December 31, 2021 and for the seven months ended December 31, 2020 is as follows:

	December 31, 2021	December 31, 2020
Statutory federal income tax rate	21.00%	21.00%
State income tax rate, net of Federal effect	(0.05)%	(0.15)%
Fair market value of derivative liability	(0.12)%	(2.08)%
Other	(0.89)%	(0.58)%
Change in valuation allowance	(20.00)%	(18.38)%
Effective income tax rate	(0.06)%	(0.19)%

F-25

Mosaic ImmunoEngineering, Inc.
Notes to Consolidated Financial Statements (continued)

Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of our deferred tax assets as of December 31, 2021 and 2020 are as follows:

	December 31, 2021	December 31, 2020
Deferred tax assets (liabilities):
State taxes	$504	$336
Accrued expenses	554,125	115,424
Investment in affiliated company	(22,620)	(22,620)
Basis difference in property and equipment	7	7
Share-based compensation expense	384,903	13,639
Impairment of note receivable	231,180	231,180
382 limited net operating loss carryforwards	597,262	596,600
Net operating loss carryforwards	372,512	96,973
Valuation allowance	(2,117,873)	(1,031,539)
Net deferred tax asset	$–	$–

We have federal and state net operating loss carryforwards available to offset future taxable income of approximately $3,896,000 and $1,714,000 at December 31, 2021, respectively, of which approximately $2,647,000 and $468,000, respectively, are subject to a limitation under IRS Section 382. Approximately $3,522,000 of the federal net operating losses can be carried forward indefinitely with $2,273,000 subject to a limitation under IRS Section 382. The remaining $374,000 of federal net operating losses will expire from 2025 through 2036. The state net operating losses will expire from 2028 through 2041.

We have refundable alternative minimum tax credits of $26,078 at December 31, 2020, which amount was received during the year ended December 31, 2021.

We follow authoritative guidance which defines criteria that an individual tax position must meet for any part of the benefit of that position to be recognized in a company’s financial statements and also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Interest and penalties, if any, related to unrecognized tax benefits are recorded in income tax expense. Interest and penalties relating to underpayment of income taxes are recorded in general and administrative expense. As of December 31, 2021, we are subject to U.S. Federal income tax examinations for the tax years May 31, 2007 through December 31, 2021, and we are subject to state and local income tax examinations for the tax years May 31, 2007 through December 31, 2020 due to the carryover of net operating losses related to PDSG from previous years.

We have no liability relating to unrecognized tax benefits under the authoritative guidance for the year ended December 31, 2021 and the seven months ended December 31, 2020.

Our continuing practice is to recognize accrued interest and penalties related to unrecognized tax benefits as a component of tax expense. We do not expect our unrecognized tax benefits to change significantly over the next twelve months.

F-26

Mosaic ImmunoEngineering, Inc.
Notes to Consolidated Financial Statements (continued)

10.        Commitments and Contingencies

Legal Matters

While the Company is not involved in any litigation as of December 31, 2021, the Company may be involved in various lawsuits and claims arising in the ordinary course of business, including actions with respect to intellectual property, employment, and contractual matters. Any litigation could have a material adverse effect on the Company’s business, financial condition, results of operations, and/or cash flows in the period in which the unfavorable outcome occurs or becomes probable, and potentially in future periods.

Indemnification

We have made certain guarantees and indemnities, under which we may be required to make payments to a guaranteed or indemnified party. We indemnify our directors, officers, employees, and agents to the maximum extent permitted under the laws of the State of Delaware. The duration of the guarantees and indemnities varies, and in many cases is indefinite. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments we could be obligated to make. Historically, we have not been obligated to make any payments for these obligations and no liabilities have been recorded for these guarantees and indemnities in the accompanying consolidated balance sheets.

Escrow Shares

On August 31, 2009, we gave notice to the former shareholders of Crossflo and Union Bank of California (the “Escrow Agent”) under Section 2.5 of the Agreement and Plan of Merger between us and Crossflo (the “Agreement”), outlining damages incurred by us in conjunction with the acquisition of Crossflo, and seeking the return of 5,690 shares of our common stock held by the Escrow Agent. Subsequently, former shareholders of Crossflo, representing a majority of the escrowed shares responded in protest to our claim, delaying the release of the escrowed shares until a formal resolution is reached.  In the event we fail to prevail in our claim against the escrowed shares, we may be obligated to deposit into escrow approximately $256,000 of cash consideration due to the decline in our average stock price over the one-year escrow period calculated in accordance with Section 2.5 of the Agreement.  We have evaluated the potential for loss regarding our claim and believe that it is probable that the resolution of this issue will not result in a material obligation to the Company, although there is no assurance of this.  Accordingly, we have not recorded a liability for this matter.

Patent Expenses

Under the License Option Agreement (see Note 6), if we enter into a license agreement with CWRU, we would be responsible for the reimbursement of all past patent costs incurred by CWRU though the date of the License Option Agreement, which amount has been estimated to be approximately $267,000. This amount will be expensed when the Company enters into a license agreement with CWRU.

Operating Lease

We have no lease obligations as of December 31, 2021. During November 2020, we terminated our month-to-month operating lease and employees are working from home offices at no cost to the Company. Rent expense for the seven months ended December 31, 2020 was $2,575. There was no rent expense for the year ended December 31, 2021 or the period from March 30, 2020 (date of inception) to May 31, 2020.

F-27

Mosaic ImmunoEngineering, Inc.
Notes to Consolidated Financial Statements (continued)

11.        Related Parties

During the seven months ended December 31, 2020, the Company’s Board of Directors approved to enter into consulting agreements with Nicole Steinmetz, Ph.D., acting Chief Scientific Officer, Dr. Steinmetz’s spouse, and Steve Fiering, Ph.D., each a co-founder of Private Mosaic and greater than 5% shareholder of the Company (“Related Parties”), for their scientific contributions towards advancing the technology platforms, in the monthly amounts of $5,000, $2,500, and $2,500, respectively. During April 2021, we entered into consulting agreements with the Related Parties retroactive to September 1, 2020. During the year ended December 31, 2021 and the seven months ended December 31, 2020, we expensed in aggregate $120,000 and $40,000, respectively, in related party consulting fees included in research and development expenses in the accompanying consolidated financial statements. Pursuant to the consulting agreements, Dr. Steinmetz, her spouse, and Dr. Fiering are to be initially paid 15% of their monthly amounts up and until the Company is able to raise at least $4 million in new funding. In exchange for the deferral of consulting payments, the Company agreed to grant each of the Related Parties RSU’s with a fair market value equal to 20% of their deferred cash compensation as of the closing date of the financing (the “20% Deferral”). The number of RSU’s to be granted will be calculated based on the closing price of the Company’s common stock on the closing date of the financing and will vest one-year from the date of grant. There was no share-based compensation expense recorded for the year ended December 31, 2021 and period March 30, 2020 (date of inception) to December 31, 2020 pertaining to the 20% Deferral as the terms are unknown and are based on a future performance trigger. As of December 31, 2021 and 2020, we have accrued $137,500 and $40,000, respectively, in accrued consulting fees provided by the Related Parties, which amounts are included in accrued expenses and other in the accompanying consolidated financial statements.

In addition, on May 7, 2021, we entered into convertible note purchase agreements with five (5) accredited investors, including three members of our Board of Directors that participated on the same terms as other accredited investors, in the aggregate principal amount of $575,000. Of such amount, the three members of our Board of Directors invested $225,000 in aggregate (see Note 7).

12.        Subsequent Events

We have evaluated subsequent events after the consolidated balance sheet date and through the filing date of these consolidated financial statements, and based on our evaluation, management has determined that no other subsequent events have occurred that would require recognition in the accompanying consolidated financial statements or disclosure in the notes thereto other than as disclosed herein and in the accompanying notes.

F-28

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable in connection with the sale of common stock being registered. All amounts shown are estimates, except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee and the Exchange listing fee.

SEC registration fee		$3,614
Financial Industry Regulatory Authority filing fee
Exchange listing fee
Legal fees and expenses
Accounting fees and expenses
Transfer agent and registrar fees and expenses
Miscellaneous
Total:	$

Item 14. Indemnification of Officers and Directors

We are incorporated under the laws of the state of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred.

Our Amended and Restated Certificate of Incorporation provides that the Company, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. It further provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized thereby.

Our Bylaws provide the Company with the power to indemnify its officers, directors, employees and agents or any person serving at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by Delaware law.

II-1

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have entered into Indemnification Agreements with the each of our directors and executive officers. Pursuant to our agreements, we will be obligated, to the extent permitted by applicable law, to indemnify our directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were our directors or officers or assumed certain responsibilities at our direction.

We also have purchased directors and officer’s liability insurance in order to limit our exposure to liability of indemnification of directors and officers.

The form of Underwriting Agreement, to be filed as Exhibit 1.1 hereto, provides for indemnification by the underwriters of us and our officers who sign this Registration Statement and directors for specified liabilities, including matters arising under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On May 7, 2021 (“Effective Date”), we issued unsecured convertible promissory notes (“Convertible Notes”) in the aggregate principal amount of $575,000 to five (5) accredited investors, including three (3) members of our Board of Directors that participated on the same terms as other accredited investors (collectively, the “Investors”) in exchange for $525,003 in gross proceeds in addition to $49,997 in accrued payable to founder that was converted into Convertible Notes. The Convertible Notes have no stated maturity date; bear interest at a simple rate equal to eight percent (8.0%) per annum until converted; and automatically convert into the same equity securities issued for cash in the Qualified Financing (as described below), or at the option of the Investors, into the same equity securities issued for cash in a Smaller Financing (as described below). Interest on the Convertible Notes will be accreted and added to the unpaid principal balance prior to conversion.

The Convertible Notes will convert into the same equity securities offered in the Qualified Financing or Smaller Financing (“Conversion Shares”), as described below, at a conversion price equal to the lower of (i) the product equal to 80% times the lowest per unit purchase price of the equity securities issued for cash in the Qualified Financing or Smaller Financing, or (ii) $2.377 (“Conversion Price”). The Conversion Price may be reduced or increased proportionately as a result of stock splits, stock dividends, recapitalizations, reorganizations, and similar transactions. Upon any conversion of the Convertible Notes in connection with a Qualified Financing or a Smaller Financing, as applicable, the Convertible Notes shall convert immediately prior to the closing thereof, such that the investors paying cash in such Qualified Financing or Smaller Financing, as applicable, are not diluted by the conversion of the Convertible Notes.

Under the terms of the Convertible Notes, a Qualified Financing represents a single transaction or series or transactions whereby the Company receives aggregate gross proceeds of at least $5 million from the sale of equity securities following the Effective Date (excluding proceeds from the issuance of any future Convertible Notes). A Smaller Financing represents any sale of equity securities whereby the aggregate gross proceeds are less than $5 million (excluding proceeds from the issuance of any future Convertible Notes).

In addition, in the event of a corporate transaction covering the sale of all or substantially all of the Company’s assets, or merger or consolidation with or into another entity, or change in ownership of at least 50% in voting securities of the Company, the holder of the Convertible Note may elect that either: (a) the Company pay the holder of such Convertible Note an amount equal to the sum of (i) all accrued and unpaid interest due on such Convertible Note and (ii) one and one-half (1.5) times the outstanding principal balance of such Convertible Note; or (b) such Convertible Note will convert into that number of conversion shares equal to the quotient obtained by dividing (i) the outstanding principal balance and unpaid accrued interest of such Convertible Note on the date of conversion by (ii) $2.377.

In issuance of the Convertible Notes and the underlying shares were sold without registration, the Company relied on exemptions from registration available under Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

II-2

ITEM 16. EXHIBIT AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits.

The exhibit index attached hereto is incorporated herein by reference.

(b) Financial Statement Schedules.

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
	(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,
	(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)	If the registrant is relying on Rule 430B:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(b)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
	(a)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
	(c)	The portion of any other free writing prospectus relating to the offering containing material information about registrant or its securities provided by or on behalf of the registrant; and
	(d)	Any other communication that is an offer in the offering made by a registrant to the purchaser.
(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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INDEX TO EXHIBITS

Exhibit Number	Description
1.1**	Form of Underwriting Agreement
2.1	Agreement and Plan of Merger dated August 4, 2008, among the Company, PTSC Acquisition 1 Corp, Crossflo Systems, Inc. and the Crossflo principal officers (incorporated by reference to Exhibit 99.1 to Form 8-K filed August 11, 2008)
3.1	Amended and Restated Certificate of Incorporation of Mosaic ImmunoEngineering Inc. (incorporated by reference to Exhibit 3.1 to Form 8-K filed with the SEC on December 1, 2020).
3.2	Amended and Restated Bylaws of Mosaic ImmunoEngineering Inc. (incorporated by reference to Exhibit 3.2 to Form 8-K filed with the SEC on December 1, 2020).
3.3.1	Certificate of Designation of Series A Convertible Voting Preferred Stock (“Series A Preferred”) (incorporated by reference to Exhibit 3.3.9 to Form 8-K filed on August 25, 2020).
3.3.2	Certificate of Designation of Series B Convertible Voting Preferred Stock (“Series B Preferred”) (incorporated by reference to Exhibit 3.3.10 to Form 8-K filed on August 25, 2020).
3.3.3	Investor Rights Agreement dated August 19, 2020, among Company and holders of Series A and Series B Preferred Stock (incorporated by reference to Exhibit 3.3.11 to Form 8-K filed on August 25, 2020).
3.3.4	Voting Agreement dated August 19, 2020, among Company and holders of Series A and Series B Preferred Stock (incorporated by reference to Exhibit 3.3.12 to Form 8-K filed on August 25, 2020).
4.1	Specimen of Common Stock Certificate of Mosaic ImmunoEngineering Inc. (incorporated by reference to Exhibit 4.1 to Form 8-K filed with the SEC on December 1, 2020)
4.2+	2020 Omnibus Incentive Plan of Mosaic ImmunoEngineering Inc. (incorporated by reference to Appendix C to our Information Statement on Schedule 14C filed with the SEC on November 2, 2020).
4.3	Form of Convertible Note (incorporated by reference to Exhibit 10.1 to Form 8-K filed with the SEC on May 10, 2021)
4.4**	Form of Underwriter’s Warrant
4.5**	Form of Warrant (included in Exhibit 10.14)
5.1**	Opinion of Duane Morris LLP.
10.1	Stock Purchase Agreement dated August 19, 2020 among Patriot Scientific Corporation (now known as Mosaic ImmunoEngineering Inc.), PTSC Sub One Inc., private Mosaic ImmunoEngineering Inc., certain stockholders of private Mosaic ImmunoEngineering Inc. set forth therein, and Steven King (incorporated by reference to Exhibit 10.13 to Form 8-K filed on August 25, 2020).
10.2	Materials Transfer, Evaluation and Exclusion Option Agreement dated July 1, 2020 between Company and Case Western Reserve University (incorporated by reference to Exhibit 10.14 to Form 10-Q filed on October 15, 2020).
10.3+	Offer Letter, dated November 13, 2020, by and between the Registrant and Mr. Steven King (incorporated by reference to Exhibit 10.3 to Form 10-Q filed on December 29, 2020)
10.4+	Offer Letter, dated November 13, 2020, by and between the Registrant and Mr. Paul Lytle (incorporated by reference to Exhibit 10.3 to Form 10-Q filed on December 29, 2020)
10.5	Code of Business Conduct and Ethics, as adopted on November 3, 2020 (incorporated by reference to Exhibit 10.5 to Form 10-KT filed on March 2, 2021)
10.6+	Form of Incentive Stock Option Award Agreement under the 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 to Form 10-KT filed on March 2, 2021)
10.7+	Form of Non-Qualified Stock Option Award Agreement under the 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.7 to Form 10-KT filed on March 2, 2021)
10.8+	Form of Restricted Stock Award Agreement under the 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.8 to Form 10-KT filed on March 2, 2021)
10.9+	Form of Restricted Stock Unit Award Agreement under the 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.9 to Form 10-KT filed on March 2, 2021)
10.10+	Form of Stock Appreciation Rights Award Agreement under the 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.10 to Form 10-KT filed on March 2, 2021)
10.11+	Form of Indemnification Agreement by and between the Company and the Officers and Board of Directors of the Company (incorporated by reference to Exhibit 10.11 to Form 10-KT filed on March 2, 2021)

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10.12+	Consulting agreement signed April 29, 2021 by and between Registrant and Dr. Nicole Steinmetz (incorporated by reference to Exhibit 10.1 to Form 10-Q filed on May 5, 2021)
10.13	Form of Convertible Note Purchase Agreement (incorporated by reference to Exhibit 10.1 to Form 8-K filed with the SEC on May 10, 2021)
10.14**	Form of Warrant Agent Agreement
23.1*	Consent of KMJ Corbin & Company LLP
23.2**	Consent of Duane Morris LLP (See Exhibit 5.1 above)
24*	Power of Attorney (included on signature page of this prospectus)
107*	Calculation of Filing Fee Tables

*	Filed herewith.
**	To be filed by amendment.
+	Represents a management or compensation arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, as of February 3, 2022.

Mosaic ImmunoEngineering, Inc.

By:	/s/ Steven King
Steven King
President and Chief Executive Officer, and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Steven King and Paul Lytle, and each of them severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Steven King Steven King	President, Chief Executive Officer and Director (Principal Executive Officer)	February 3, 2022

/s/ Paul Lytle Paul Lytle	EVP, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 3, 2022

/s/ Nicole Steinmetz Nicole Steinmetz, Ph.D.	Acting Chief Scientific Officer, Director	February 3, 2022

/s/ Robert A. Baffi	Director	February 3, 2022
Robert A. Baffi, Ph.D.

/s/ Gloria Felcyn Gloria Felcyn	Director	February 3, 2022

/s/ Robert Garnick Robert Garnick, Ph.D.	Director	February 3, 2022

/s/ Carlton Johnson Carlton Johnson	Director	February 3, 2022

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Units

Each unit of consisting of One Share of Common Stock and One Warrant to Purchase One Share of Common Stock

PROSPECTUS

Sole Book-Running Manager

    , 2022

Through and including                           , 2022 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.